EXHIBIT A

                                                                Exhibit 10(a)(1)

                           SECOND AMENDED AND RESTATED

                        RECEIVABLES PURCHASE AGREEMENT(1)

                            Dated as of June 14, 2000

                                      Among

                                SCI FUNDING, INC.

                                    as Seller

                              SCI TECHNOLOGY, INC.

                               as initial Servicer

                                SCI SYSTEMS, INC.

                                  as Guarantor

                        RECEIVABLES CAPITAL CORPORATION,

                              as Exiting Purchaser

                           QUINCY CAPITAL CORPORATION

                                       and

                          AMSTERDAM FUNDING CORPORATION

                              as Conduit Purchasers

                                       and

                      BANK OF AMERICA, NATIONAL ASSOCIATION

                                       and

                               ABN AMRO BANK N.V.

----------
(1)   Conformed as amended by the Second Amendment dated as of August 10, 2001.

                               as Bank Purchasers

                      BANK OF AMERICA, NATIONAL ASSOCIATION

                             as Administrative Agent

                               TABLE OF CONTENTS

Section                                                                     Page

ARTICLE I

      PURCHASES AND REINVESTMENTS..............................................2
      1.01.       Purchases and Reinvestments..................................2
      1.02.       Purchase and Reinvestment Limits.............................4
      1.03.       Making Purchases from Seller.................................4
      1.04.       Assignment...................................................5
      1.05.       Facility Termination Date....................................5
      1.06.       Purchase Termination Date....................................5
      1.07.       Voluntary Termination of Facility or
                  Reduction of Maximum Purchase Limit..........................5
      1.08.       Limitation of Ownership Interest.............................6
      1.09.       Assignments on Closing Date..................................6
      1.10.       Assignment by Quincy to its Bank Purchasers..................6
      1.11.       Downgrade of Bank Purchaser..................................7
      1.12.       Non-Renewing Bank Investors.................................10

ARTICLE II

      UNDIVIDED INTEREST AND PURCHASERS' SHARE................................11
      2.01.       Undivided Interest..........................................11
      2.02.       Required Allocation.........................................11
      2.03.       Purchaser's Investment......................................12
      2.04.       Net Pool Balance............................................13
      2.05.       Purchasers' Share...........................................14

ARTICLE III

      SETTLEMENTS.............................................................14
      3.01.       Non-Run Off Settlement Procedures for Collections...........14
      3.02.       Run Off Settlement Procedures for Collections...............16
      3.03.       Special Settlement Procedures; Reduction of
                  Purchaser's Investment, Etc.................................16

      3.04.       Reporting...................................................19
      3.05.       Payments and Computations, Etc..............................19
      3.06.       Treatment of Collections and Deemed Collections.............20

ARTICLE IV

      FEES AND YIELD PROTECTION...............................................20
      4.01.       Fees........................................................20
      4.02.       Yield Protection............................................20

ARTICLE V

      CONDITIONS TO EFFECTIVENESS OF PURCHASES................................22
      5.01.       Conditions Precedent to Initial Purchase....................22
      5.02.       Conditions Precedent to All Purchases and Reinvestments.....24

ARTICLE VI

      REPRESENTATIONS AND WARRANTIES..........................................24
      6.01.       Representations and Warranties - Seller.....................24
      6.02.       Representations and Warranties - SCI........................27
      6.03.       Representations and Warranties - Guarantor..................29

ARTICLE VII

      GENERAL COVENANTS.......................................................31
      7.01.       Affirmative Covenants.......................................31
      7.02.       Reporting Requirements......................................34
      7.03.       Negative Covenants..........................................36
      7.04.       Separate Corporate Existence................................37
      7.05.       Financial Covenants.........................................39

ARTICLE VIII

      ADMINISTRATION AND COLLECTION...........................................39
      8.01.       Designation of Servicer.....................................39
      8.02.       Duties of Servicer..........................................40
      8.03.       Rights of the Administrative Agent..........................41
      8.04.       Responsibilities of Seller..................................43
      8.05.       Further Action Evidencing Purchases.........................43

      8.06.       Application of Collections..................................44

ARTICLE IX

     SECURITY INTEREST........................................................45
     9.01.        Grant of Security Interest..................................45
     9.02.        Further Assurances..........................................45
     9.03.        Remedies....................................................45

ARTICLE X

     TERMINATION EVENTS.......................................................45
     10.01.       Termination Events..........................................45
     10.02.       Remedies....................................................48

ARTICLE XI

     THE ADMINISTRATIVE AGENT.................................................48
     11.01.       Authorization and Action....................................48
     11.02.       Administrative Agent's Reliance, Etc........................48
     11.03.       Administrative Agent and Affiliates.........................49
     11.04.       Seller's Failure to Perform.................................49

ARTICLE XII

     ASSIGNMENT OF PURCHASER'S INTEREST.......................................49
     12.01.       Restrictions on Assignments.................................49
     12.02.       Rights of Assignee..........................................50
     12.03.       Notice of Assignment........................................50
     12.04.       Evidence of Assignment......................................50

ARTICLE XIII

     INDEMNIFICATION..........................................................50
     13.01.       Indemnities.................................................50

ARTICLE XIV

      GUARANTEE...............................................................53
      14.01.      Guarantee...................................................53

      14.02.      Maintenance of Ownership....................................55
      14.03.      Representation and Warranty.................................55
      14.04.      Subrogation.................................................55

ARTICLE XV

      MISCELLANEOUS...........................................................55
      15.01.      Amendments, Etc.............................................55
      15.02.      Notices, Etc................................................56
      15.03.      No Waiver; Remedies.........................................56
      15.04.      Binding Effect; Survival....................................56
      15.05.      Costs, Expenses and Taxes...................................57
      15.06.      No Proceedings..............................................57
      15.07.      Confidentiality of Information..............................57
      15.08.      Captions and Cross References...............................60
      15.09.      Integration.................................................60
      15.10.      Governing Law...............................................60
      15.11.      Waiver Of Jury Trial........................................60
      15.12.      Consent To Jurisdiction; Waiver Of Immunities...............60
      15.13.      Execution in Counterparts...................................61
      15.14.      Originators.................................................61
      15.15.      Confidentiality of SCI Information..........................61
      15.16.      Funding.....................................................62
      15.17.      Sharing of Payments, Etc....................................62
      15.18.      Excess Funds................................................62

                                  APPENDICES

APPENDIX A - DEFINITIONS.....................................................A-1

APPENDIX B - CALCULATION OF DISCOUNT AND RESERVE.............................B-1

SCHEDULE I - Commitments

                                    SCHEDULES
                                    ---------

SCHEDULE 2.04(c)     Special Concentration Limits

SCHEDULE 6.01(d)     Litigation

SCHEDULE 6.01(k)     List of Offices of Seller where Records Are Kept

SCHEDULE 6.01(l)     List of Lock-Box Banks

SCHEDULE 6.01(m)-1   Forms of Contracts

SCHEDULE 6.01(m)-2   Description of Credit and Collection Procedure

SCHEDULE 15.02       Addresses

                                            EXHIBITS
                                            --------

EXHIBIT 1.03(a)            Form of Purchase Notice

EXHIBIT 3.04(a)            Form of Periodic Report

EXHIBIT 5.01(i)            Form of Lock-Box Agreement

EXHIBIT 12.04 Form of Assignment (for assignment to third party)

EXHIBIT I-1                Form of Guaranty

                           SECOND AMENDED AND RESTATED
                         RECEIVABLES PURCHASE AGREEMENT

                            Dated as of June 14, 2000

      THIS IS A SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, among SCI FUNDING, INC., a Delaware corporation ("Seller"), SCI TECHNOLOGY, INC., an Alabama corporation ("SCI"), SCI SYSTEMS, INC., a Delaware corporation (together with its successors and permitted assigns, "Guarantor"), RECEIVABLES CAPITAL CORPORATION, a Delaware corporation ("RCC" or "Exiting Purchaser"), QUINCY CAPITAL CORPORATION, a Delaware corporation, ("Quincy"), AMSTERDAM FUNDING CORPORATION, a Delaware corporation ("Amsterdam", and together with Quincy , individually a "Conduit Purchaser" and collectively the "Conduit Purchasers"), BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association ("BofA"), ABN AMRO BANK N.V., a bank organized under the laws of The Netherlands ("ABN", and together with BofA , individually a "Bank Purchaser" and collectively the "Bank Purchasers", and together with the Conduit Purchasers, individually a "Purchaser" and collectively the "Purchasers"), and BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Purchasers (together with its successors and assigns, in such capacity, the "Administrative Agent"). Unless otherwise indicated, capitalized terms used in this Agreement are defined in Appendix A.

                                   Background

      1. SCI, Guarantor, RCC and the Administrative Agent entered into a Receivables Purchase Agreement, dated as of June 30, 1995, which was amended and restated pursuant to the Amended and Restated Receivables Purchase Agreement, dated as of September 27, 1996 (as heretofore amended, the "Original Receivables Agreement"). RCC has assigned all of its right, title and interest hereunder to Quincy.

      2. The parties hereto desire to amend and restate the Original Receivables Agreement in its entirety as set forth herein .

      3. Seller has, and expects to have, Pool Receivables in which Seller intends to sell an undivided interest. Seller has requested the Conduit Purchasers, and the Conduit Purchasers may, subject to the terms and conditions contained in this Agreement, fund the purchase of such undivided interest, referred to herein as the Undivided Interest, from Seller from time to time during the term of this Agreement. In the event that any Conduit Purchaser decides not to fund a Purchase or Reinvestment hereunder, subject to the terms and conditions contained in this Agreement, such Conduit Purchaser's Related Bank Purchasers shall fund such Purchase or Reinvestment.

      4. Seller and Purchasers also desire that, subject to the terms and conditions of this Agreement, certain of the daily Collections be reinvested in Pool Receivables through the sale by Seller to the Administrative Agent, for the benefit of the Purchasers, of additional undivided interests in the Pool Receivables, such daily reinvestment of Collections to be effected by an automatic daily adjustment to the Undivided Interest, and to be intended to permit each Purchaser then funding a portion of the Undivided Interest to maintain its Purchaser's Investments fully invested in uncollected Pool Receivables.

      5. The Conduit Purchasers expect generally to fund their respective Purchases and Reinvestments through the issuance of Commercial Paper Notes. Each Conduit Purchaser has entered into Program Support Agreements providing for the purchase by a Program Support Provider of, or the making by a Program Support Provider of loans secured by, such Conduit Purchaser's portion of the Undivided Interest in the event such Conduit Purchaser is unable or unwilling to fund its Purchases or Reinvestments pursuant to this Agreement by the issuance of Commercial Paper Notes or otherwise prefers to fund such Purchases or Reinvestments under its Program Support Agreements rather than by the issuance of Commercial Paper Notes, or is unable to pay such Commercial Paper Notes at maturity from the proceeds of Collections.

      6. BofA has been requested, and is willing, to act as the Administrative Agent.

      7. It is a condition precedent for Purchasers and the Administrative Agent to enter into this Agreement that Guarantor guaranty the performance of SCI and the Originators under the Agreement Documents, and Guarantor is willing to guaranty such performance, in each case upon the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend and restate the Original Receivables Agreement in its entirety, and hereby agree, as follows:

                                    ARTICLE I

                           PURCHASES AND REINVESTMENTS

      SECTION 1.01. Purchases and Reinvestments. On the terms and subject to the conditions set forth in this Agreement (including Article V):

            (a) Purchases. Each Conduit Purchaser may, in its sole discretion, fund purchases from Seller of the Undivided Interest or increases therein from time to time during the period from the date hereof to the Purchase Termination Date. In the event that a Conduit Purchaser decides not to fund a Purchase or a Reinvestment, such Conduit Purchaser's Related Bank Purchasers, subject to the terms and conditions of this Agreement, shall fund such Purchase. Each such purchase and, as the context may require, the purchase price paid by the Purchasers funding such purchase to Seller in respect thereof (determined pursuant to Section 1.03(b)), is herein called a "Purchase".

            (b) Reinvestments. Pursuant to Section 3.01, during the period from the date hereof to the Facility Termination Date, each Conduit Purchaser may, in its sole discretion, permit Servicer to cause certain of the Collections in respect of its Funded Percentage of the Undivided Interest to be applied to the purchase of additional undivided interests in the Pool Receivables, thereby resulting in an appropriate readjustment of the Undivided Interest. Pursuant to Section 3.01, but subject to the terms and conditions set forth herein, during the period from the date hereof to the Facility Termination Date, each Bank Purchaser shall permit Servicer to cause certain of the Collections in respect of its Funded Percentage of the Undivided Interest to be applied to the purchase of additional undivided interests in the Pool Receivables, thereby resulting in an appropriate readjustment of the Undivided Interest. Each such purchase of an additional undivided interest pursuant to Section 3.01 is herein called a "Reinvestment".

            (c) Sale by Conduit Purchaser to Bank Purchaser. Quincy may at any time, at its discretion, sell all or any portion of its Funded Percentage of the Undivided Interest to its Related Bank Purchasers, and each Related Bank Purchaser shall purchase from Quincy its Conduit Related Percentage of the amount being so sold, (the related purchase price with respect to such sale not to exceed the purchase price Quincy would have received therefor under its Liquidity Agreement), provided that no Related Bank Purchaser shall be obligated to make any such purchase (i) after such Related Bank Purchaser's Support Termination Date; (ii) if Quincy is subject to an Event of Bankruptcy at the time of such purchase or (iii) to the extent that, after giving effect to such purchase, such Bank Purchaser's outstanding Purchaser's Investment would exceed its Commitment. Any such sale by Quincy shall be made upon notice given to its Related Bank Purchasers no later than 12:00 noon (New York time) on the date of such purchase.

Nothing set forth in this Agreement shall be deemed to be or shall be construed as a commitment by any Conduit Purchaser to fund the purchase of, or increase in, the Undivided Interest. However, so long as the conditions to Reinvestment set forth in this Agreement are met, Servicer may presume that Collections may be used to make Reinvestments on behalf of each Conduit Purchaser as provided herein, absent notice from such Conduit Purchaser (through its Related Administrator to the Administrative Agent) to the contrary (which notice may be given at any time). Purchases and Reinvestments made hereunder shall be without recourse with regard to Defaulted Receivables (except as otherwise specifically provided in Article II of this Agreement in connection with the calculation of the Undivided Interest).

      SECTION 1.02. Purchase and Reinvestment Limits. Under no circumstances shall any Purchaser fund any Purchase or Reinvestment to the extent that, after giving effect to such Purchase or Reinvestment, as the case may be:

            (a) Purchase Limit. The Total Purchasers' Investments would exceed an amount (the "Purchase Limit") equal to $210,000,000, as such amount may be reduced pursuant to Section 1.07;

            (b) Required Allocation Limit. The Required Allocation would exceed an amount (the "Required Allocation Limit") equal to 100% of the Net Pool Balance;

            (c) Percentage. Such Purchaser's Purchaser's Investment would exceed an amount equal to such Purchaser's Percentage of the Total Purchasers' Investments or the aggregate of the Purchaser's Investments for all members of such Purchaser's Related Group would exceed an amount equal to the Group Percentage of such Purchaser's Related Group of the Total Purchasers' Investments;

            (d) Commitment. Such Purchaser's Purchaser's Investment would exceed an amount equal to such Purchaser's Commitment or the Purchaser's Investments for all members of such Purchaser's Related Group would exceed an amount equal to the aggregate Commitments of the Bank Purchasers in such Purchaser's Related Group; or

            (e) Coverage Limit. The sum of the Total Purchasers' Investments plus the Earned Discount to accrue through the end of the applicable Settlement Periods would exceed $214,200,000.

Each Purchaser's Commitment is several and not joint.

      SECTION 1.03. Making Purchases from Seller. (a) Notice of Purchase. Each Purchase from Seller shall be made on notice from Seller to the Administrative Agent and each Related Administrator received not later than 11:00 a.m. (New York time) on the Business Day next preceding the date of such proposed Purchase. Each such notice of a proposed Purchase shall be in substantially the form attached as Exhibit 1.03(a) and shall specify the desired amount and date of such Purchase. In the event that a Conduit Purchaser elects not to fund such Purchase hereunder, it shall notify Seller and the Administrative Agent thereof by the close of business on the Business Day next preceding the date of proposed Purchase.

      (b) Amount of Purchase. The amount of each Purchase shall be equal to the lesser of (x) the amount proposed by Seller pursuant to Section 1.03(a) and (y) the maximum amount permitted under Section 1.02. All Purchases hereunder other than on the date hereof shall be made by each Related Group on a pro rata basis (based on the aggregate Percentages of the Bank Purchasers in each Related Group).

      (c) Funding of Purchase. On the date of each Purchase, each Conduit Purchaser and/or each Bank Purchaser funding such Purchase shall, upon satisfaction of the applicable conditions set forth in Article V, make available to the Administrative Agent at the Administrative Agent's Account not later than 11:00 a.m. (New York time) the amount of its Purchase (determined pursuant to Section 1.03(b)) in same day funds, and after receipt by the Administrative Agent of such funds, the Administrative Agent will make such funds immediately available to Seller at such office.

      SECTION 1.04. Assignment. Seller hereby sells, assigns and transfers to the Administrative Agent, for the benefit of the applicable Purchasers, the Undivided Interest in the Pool.

      SECTION 1.05. Facility Termination Date. (a) The "Facility Termination Date" shall be the earlier to occur of (i) November 10, 2001 (herein, as the same may be extended, called the "Scheduled Facility Termination Date"), and
(ii) the date of termination of the Facility pursuant to Section 1.07 or 10.02.

      (b) The then Scheduled Facility Termination Date may be extended from time to time for successive periods of 364 days by written notice of request given by Seller to the Administrative Agent and each Bank Purchaser at least 90 days prior to the then Scheduled Facility Termination Date and written notice of acceptance given by each Bank Purchaser to the Administrative Agent and Seller not later than 5 Business Days prior to such Scheduled Facility Termination Date. Failure of any Bank Purchaser to respond in such time frame shall be deemed to be a rejection of such request.

      SECTION 1.06. Purchase Termination Date. (a) The "Purchase Termination Date" shall be the earlier to occur of (i) the Facility Termination Date and
(ii) the date of termination of the purchase facility with respect to Purchases pursuant to subsection (b).

      (b) The Facility shall terminate with respect to Purchases by a Conduit Purchaser on the scheduled date of termination of any Program Support Agreement for such Conduit Purchaser. Each Conduit Purchaser agrees to give Seller at least 30 days' prior written notice of the termination of the Facility (if such date is earlier than the Purchase Termination Date) with respect to Purchases by it pursuant to this clause (b), but no failure to give or delay in giving such notice shall prevent or delay such termination.

      SECTION 1.07. Voluntary Termination of Facility or Reduction of Maximum Purchase Limit. Seller may, upon at least 30 days' prior written notice to the Administrative Agent and each Bank Purchaser, terminate the Facility in whole or reduce in part the unused portion of the Purchase Limit; provided, however, that
(a) each partial reduction shall be in an amount equal to $5,000,000 or an integral multiple thereof and (b) after giving effect to such reduction, the remaining Purchase Limit will not be less than $150,000,000. Any reduction of the Purchase Limit shall be applied to reduce each Purchaser's Commitment on a pro rata basis.

      SECTION 1.08. Limitation of Ownership Interest. Nothing in this Agreement shall be interpreted as providing the Administrative Agent or any Purchaser with an ownership interest in any Receivables that are not Pool Receivables.

      SECTION 1.09. Assignments on Closing Date. On the date that the conditions precedent set forth in Sections 5.01 and 5.02 are satisfied (i) RCC shall assign and transfer to Quincy all of its right, title and interest in the Undivided Interest, and upon such assignment and transfer, RCC shall no longer be a Purchaser hereunder and (ii) Quincy shall assign and transfer to the other Conduit Purchasers, and the other Conduit Purchasers may purchase (and if any Conduit Purchaser elects not to purchase, its Related Bank Purchaser shall purchase) from Quincy, without recourse or warranty, a portion of Quincy's right, title and interest in the Undivided Interest such that, after giving effect thereto, the Funded Percentage of each Related Group equals its Group Percentage.

      SECTION 1.10. Assignment by Quincy to its Bank Purchasers.

      (a) Assignment Amounts. At any time on or prior to the Support Termination Date for the Bank Purchasers in the Quincy Related Group, if the Quincy's Related Administrator on behalf of Quincy so elects, by written notice to the Administrative Agent and the Bank Purchasers in the Quincy Related Group, Quincy does hereby assign effective on the Assignment Date referred to below all or such portions as may be elected by Quincy of its interest in its Purchaser's Investment and the Undivided Interest at such time to its Bank Purchasers pursuant to this Section 1.10 and the Seller hereby agrees to pay the amounts described in Section 1.10(b); provided, however, that unless such assignment is an assignment of all of Quincy's interest in its Purchaser's Investment and the Undivided Interest in whole on or after the date Quincy has provided written notice to its Related Administrator that it elects, in its sole discretion, to commence the amortization of its Purchaser's Investment (the "Conduit Investment Termination Date"), no such assignment shall take place pursuant to this Section
1.10 if a Termination Event described in Section 10.1(h) shall then exist; and provided, further, that no such assignment shall take place pursuant to this
Section 1.10 at a time when an Event of Bankruptcy with respect to Quincy exists. No further documentation or action on the part of Quincy or the Seller shall be required to exercise the rights set forth in the immediately preceding sentence, other than the giving of the notice by the Related Administrator on behalf of Quincy referred to in such sentence and the delivery by the Related Administrator of a copy of such notice to each Related Bank Purchaser (the date of the receipt by the Bank Purchasers of any such notice being the "Assignment Date"). Each Related Bank Purchaser of Quincy hereby agrees, unconditionally and irrevocably and under all circumstances, without setoff, counterclaim or defense of any kind, to pay the full amount of its Assignment Amount on such Assignment Date to Quincy in immediately available funds to an account designated by the Administrative Agent. Upon payment of its Assignment Amount, each such Bank Investor shall acquire an interest in Quincy's Purchaser's Investment equal to its pro rata share (based on the outstanding portions funded by it) of such Purchaser's Investment. Upon any assignment in whole by Quincy to its Related Bank Purchasers on or after the Conduit Investment Termination Date as contemplated hereunder, Quincy shall cease to make any additional Purchases or Reinvestments hereunder. At all times prior to the Conduit Investment Termination Date, nothing herein shall prevent Quincy from making a subsequent Purchase or Reinvestment hereunder, in its sole discretion, following any assignment pursuant to this Section 1.10 or from making more than one assignment pursuant to this Section 1.10.

      (b) Seller's Obligation to Pay Certain Amounts; Additional Assignment Amount. The Seller shall pay to the Administrative Agent, for the account of Quincy, in connection with any assignment by Quincy to its Related Bank Purchasers pursuant to this Section 1.10, an aggregate amount equal to all Earned Discount to accrue through the end of each outstanding Settlement Period to the extent attributable to the portion of the Purchaser's Investment so assigned to the Bank Purchasers (which Earned Discount shall be determined for such purpose using the Commercial Paper Rate most recently determined by the Related Administrator) (as determined immediately prior to giving effect to such assignment), plus all other amounts owed to Quincy at such time (other than the Purchaser's Investment and other than any Earned Discount not described above). If the Seller fails to make payment of such amounts at or prior to the time of assignment by Quincy to the Bank Purchasers, such amount shall be paid by the Bank Purchasers (in accordance with their respective pro rata shares) to Quincy as additional consideration for the interests assigned to the Bank Purchasers and the amount of the "Purchaser's Investment" hereunder held by the Bank Purchasers shall be increased by an amount equal to the additional amount so paid by the Bank Purchasers.

      (c) Administration of Agreement after Assignment from Quincy to Bank Purchasers following the Conduit Investment Termination Date. After any assignment in whole by Quincy to the Bank Purchasers pursuant to this Section
1.10 at any time on or after the Conduit Investment Termination Date (and the payment of all amounts owing to Quincy in connection therewith), all rights of the Related Administrator set forth herein shall be given to the Administrative Agent on behalf of the Bank Purchasers instead of the Related Administrator.

      (d) Payments to Agent's Account. After any assignment in whole by Quincy to the Bank Purchasers pursuant to this Section 1.10 at any time on or after the Conduit Investment Termination Date, all payments to be made hereunder by the Seller or the Servicer to Quincy shall be made to the Administrative Agent's account as such account shall have been notified to the Seller and the Servicer.

      (e) Recovery of Purchaser's Investment. In the event that the aggregate of the Assignment Amounts paid by the Bank Purchasers pursuant to this Section 1.10 on any Assignment Date occurring on or after the Conduit Investment Termination Date is less than the Purchaser's Investment of Quincy on such Assignment Date, then to the extent Collections thereafter received by the Administrative Agent hereunder in respect of the Purchaser's Investment exceed the aggregate of the unrecovered Assignment Amounts and Purchaser's Investment funded by the Bank Investors, such excess shall be remitted by the Administrative Agent to Quincy.

      SECTION 1.11. Downgrade of Bank Purchaser. (a) Downgrades Generally. If at any time on or prior to the Support Termination Date for the Bank Purchasers in the Quincy Related Group, the short term debt rating of any Bank Purchaser shall be "A-2", "P-2" or "F-2" from S&P, Moody's or Fitch, respectively, with negative credit implications, such Bank Purchaser, upon request of the Related Administrator, shall, within thirty (30) days of such request, assign its rights and obligations hereunder to another financial institution (which institution's short term debt shall be rated at least "A-2", "P-2" or "F-2" from S&P, Moody's or Fitch, respectively, and which shall not be so rated with negative credit implications and which is acceptable to Quincy and the Related Administrator). If the short term debt rating of an Bank Purchaser shall be "A-3", "P-3" or "F-3", or lower, from S&P, Moody's or Fitch, respectively (or such rating shall have been withdrawn by S&P or Moody's), such Bank Purchaser, upon request of the Related Administrator, shall, within five (5) Business Days of such request, assign its rights and obligations hereunder to another financial institution (which institution's short term debt shall be rated at least "A-2", "P-2" or "F-2", from S&P, Moody's or Fitch, respectively, and which shall not be so rated with negative credit implications and which is acceptable to Quincy and the Related Administrator). In either such case, if any such Bank Purchaser shall not have assigned its rights and obligations under this Agreement within the applicable time period described above (in either such case, the "Required Downgrade Assignment Period"), the Related Administrator on behalf of Quincy shall have the right to require such Bank Purchaser to pay upon one (1) Business Day's notice at any time after the Required Downgrade Assignment Period (and each such Bank Purchaser hereby agrees in such event to pay within such time) to the Related Administrator an amount equal to such Bank Purchaser's unused Commitment (a "Downgrade Draw") for deposit by the Related Administrator into an account, in the name of the Related Administrator (a "Downgrade Collateral Account"), which shall be in satisfaction of such Bank Purchaser's obligations to make Purchases and to pay its Assignment Amount upon an assignment from Quincy in accordance with Section 1.10; provided, however, that if, during the Required Downgrade Assignment Period, such Bank Purchaser delivers a written notice to the Related Administrator of its intent to deliver a direct pay irrevocable letter of credit pursuant to this proviso in lieu of the payment required to fund the Downgrade Draw, then such Bank Purchaser will not be required to fund such Downgrade Draw. If any Bank Purchaser gives the Related Administrator such notice, then such Bank Purchaser shall, within one (1) Business Day after the Required Downgrade Assignment Period, deliver to the Related Administrator a direct pay irrevocable letter of credit in favor of the Related Administrator in an amount equal to the unused portion of such Bank Purchaser's Commitment, which letter of credit shall be issued through an United States office of a bank or other financial institution (i) whose short-term debt ratings by S&P and Moody's are at least equal to the ratings assigned by such statistical rating organization to the Commercial Paper and (ii) that is acceptable to Quincy and the Related Administrator. Such letter of credit shall provide that the Related Administrator may draw thereon for payment of any Purchase or Assignment Amount payable by such Bank Purchaser which is not paid hereunder when required, shall expire no earlier than the Support Termination Date and shall otherwise be in form and substance acceptable to the Related Administrator.

      (b) Application of Funds in Downgrade Collateral Account. If any Bank Purchaser shall be required pursuant to Section 1.11(a) to fund a Downgrade Draw, then the Related Administrator shall apply the monies in the Downgrade Collateral Account applicable to such Bank Purchaser's pro rata share of Purchases required to be made by the Bank Purchasers in the Quincy Related Group, to any Assignment Amount payable by such Bank Purchaser pursuant to
Section 1.10 and to any purchase price payable by such Bank Purchaser pursuant to Section 1.12(b) at the times, in the manner and subject to the conditions precedent set forth in this Agreement. The deposit of monies in such Downgrade Collateral Account by any Bank Purchaser shall not constitute a Purchase or the payment of any Assignment Amount (and such Bank Purchaser shall not be entitled to interest on such monies except as provided below in this Section 1.11(b), unless and until (and then only to the extent that) such monies are used to fund Purchases or to pay any Assignment Amount or purchase price pursuant to Section 1.12(b) pursuant to the first sentence of this Section 1.11(b). The amount on deposit in such Downgrade

Collateral Account shall be invested by the Related Administrator in eligible investments and such eligible investments shall be selected by the Related Administrator in its sole discretion. The Related Administrator shall remit to such Bank Purchaser, on the last Business Day of each month, the income actually received thereon. Unless required to be released as provided below in this subsection, Collections received by the Related Administrator in respect of such Bank Purchaser's Purchaser's Investment shall be deposited in the Downgrade Collateral Account for such Bank Purchaser. Amounts on deposit in such Downgrade Collateral Account shall be released to such Bank Purchaser (or the stated amount of the letter of credit delivered by such Bank Purchaser pursuant to subsection (a) above may be reduced) within one Business Day after each Settlement Date following the Termination Date to the extent that, after giving effect to the distributions made and received by the Purchasers on such Settlement Date, the amount on deposit in such Downgrade Collateral Account would exceed such Bank Purchaser's pro rata share (determined as of the day prior to the Termination Date) of the sum of the Purchaser's Investment then funded by Quincy, plus Earned Discount accrued and to accrue with respect thereto. All amounts remaining in such Downgrade Collateral Account shall be released to such Bank Purchaser no later than the Business Day immediately following the earliest of (i) the effective date of any replacement of such Bank Purchaser or removal of such Bank Purchaser as a party to this Agreement, (ii) the date on which such Bank Purchaser shall furnish the Related Administrator with confirmation that such Bank Purchaser shall have short-term debt ratings of at least "A-2", "P-2" or "F-1" from S&P, Moody's and Fitch, respectively, without negative credit implications, and (iii) the Support Termination Date (or if earlier, the Support Termination Date in effect prior to any renewal pursuant to Section 1.12 which such Bank Purchaser does not consent, but only after giving effect to any required purchase pursuant to Section 1.12(b)). Nothing in this Section 3.2 shall affect or diminish in any way any such downgraded Bank Purchaser's Commitment to the Seller or Quincy or such downgraded Bank Purchaser's other obligations and liabilities hereunder and under the other transaction documents.

      (c) Program Support Agreement Downgrade Provisions. Notwithstanding the other provisions of this Section 1.11, a Bank Purchaser shall not be required to make a Downgrade Draw (or provide for the issuance of a letter of credit in lieu thereof) pursuant to Section 1.11(a) at a time when such Bank Purchaser has a downgrade collateral account (or letter of credit in lieu thereof) established pursuant to its Program Support Agreement relating to the transactions contemplated by this Agreement to which it is a party in an amount at least equal to its unused Commitment, and the Related Administrator may apply monies in such downgrade collateral account in the manner described in Section 1.12(b) as if such downgrade collateral account were a Downgrade Collateral Account.

      SECTION 1.12. Non-Renewing Bank Investors. If at any time the Seller requests that the Bank Purchasers in the Quincy Related Group renew their Commitments hereunder and some but less than all the Bank Purchasers consent to such renewal within 30 days of the Seller's request, the Seller may arrange for an assignment to one or more financial institutions of all the rights and obligations hereunder of each such non-consenting Bank Purchaser. Any such assignment shall become effective on the then-current Support Termination Date. Each Bank Purchaser which does not so consent to any renewal shall cooperate fully with the Seller in effectuating any such assignment.

      (b) If at any time the Seller requests that the Bank Purchasers in the Quincy Related Group extend the Support Termination Date hereunder and some but less than all the Bank Purchasers consent to such extension within 30 days after the Seller's request, and if none or less than all the Commitments of the non-renewing Bank Purchasers are assigned as provided in Section 1.12(a), then (without limiting the obligations of all the Bank Purchasers to make Purchases and pay any Assignment Amount prior to the Support Termination Date in accordance with the terms hereof) Quincy may sell an interest in its Purchaser's Investment and Undivided Interest hereunder for an aggregate purchase price equal to the lesser of (i) the maximum aggregate Assignment Amounts which would be payable if Quincy assigned its entire interest in its Purchaser's Investment and the Undivided Interest at that time under Section 1.10, and (ii) the aggregate available Commitments of the non-renewing Bank Purchasers, which purchase price shall be paid solely by the non-renewing Bank Purchasers, pro rata according to their respective Commitments. Following the payment of such purchase price, the extended Support Termination Date shall be effective with respect to the renewing Bank Purchasers, this Agreement and the Commitments of the renewing Bank Purchasers shall remain in effect in accordance with their terms notwithstanding the expiration of the Commitments of the non-renewing Bank Purchasers. Prior to the Termination Date, all amounts which are to be applied in reduction of the Purchaser's Investment sold to the non-renewing Bank Purchasers as described above in this subsection, shall be distributed to the non-renewing Bank Purchasers ratably according to the aggregate Purchaser's Investments held by them, in reduction of such Purchaser's Investments. On and after the Termination Date, each non-renewing Bank Purchaser shall be entitled to receive distributions as otherwise provided in Article III, such that all distributions of Collections pursuant to Article III thereafter shall be allocated among the non-renewing Bank Purchasers and the other Bank Purchasers (based on the Purchaser's Investments as of the Termination Date). When (after the expiration of the Commitments of the non-renewing Bank Purchasers) the aggregate of the Purchaser's Investments described above in this subsection shall have been reduced to zero and all accrued Earned Discount allocable thereto and all other Aggregate Unpaids owing to such Bank Purchasers shall have been paid to such Bank Purchasers in full, then such Bank Purchasers shall cease to be parties to this Agreement for any purpose.

                                   ARTICLE II

                    UNDIVIDED INTEREST AND PURCHASERS' SHARE

      SECTION 2.01. Undivided Interest. (a) Definition and Computation of Undivided Interest. For purposes of this Agreement, "Undivided Interest" means, as the context may require (i) an undivided ownership interest, in a percentage determined from time to time as provided in clause (ii) below, in (A) all then outstanding Pool Receivables, (B) all Related Security with respect to such Pool Receivables, (C) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security and (D) all books and records (including, without limitation, computer disks) related to the foregoing (collectively, the "Pool"), and (ii) at any time, the quotient, expressed as a percentage, obtained by dividing the Required Allocation by the Net Pool Balance. The Undivided Interest shall be computed as follows:

      UI  = RA  = PI + DF + CR + SFR
            ---   ------------------
            NPB          NPB

where:
-----

      UI  = the Undivided Interest at any time;

      RA  = the Required Allocation at such time, as determined pursuant to
            Section 2.02; and

      NPB = the Net Pool Balance at such time, as determined pursuant to Section 2.04.

      (b) Frequency of Computation of Purchasers' Interest. The Undivided Interest shall initially be computed by Servicer as of the opening of business of Servicer on the date of each Purchase, and the Undivided Interest shall be recomputed upon receipt of each Periodic Report. In addition, until the Undivided Interest shall be reduced to zero, the Undivided Interest shall be deemed to be automatically recomputed as of the close of business of Servicer on each day (other than a day on which an actual recomputation is done), and, as so recomputed, shall constitute the percentage ownership interest in Pool Receivables held by the Administrative Agent, for the benefit of the Purchasers, on such day. The Undivided Interest shall become zero at such time as each of the Purchasers shall have received its accrued Earned Discount, shall have recovered its Purchaser's Investment and shall have received all other amounts payable to such Purchaser pursuant to this Agreement and Servicer shall have received the accrued Servicer's Fee. The Undivided Interest shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation, if any, shall be made.

      SECTION 2.02. Required Allocation. The "Required Allocation" at any time means an amount determined as follows:

      RA  = PI + DF + CR + SFR

where:

      RA  = the Required Allocation at any time;

      PI = the Total Purchasers' Investment at such time, as determined pursuant to Section 2.03;

      DF = the Discount Factor at such time, as determined pursuant to Part I of Appendix B;

      CR = the Credit Reserve at such time, as determined pursuant to Part II of Appendix B;

      SFR = the Servicer's Fee Reserve at such time, as determined pursuant to
            Part IV of Appendix B; and

      SECTION 2.03. Purchaser's Investment. (a) Subject to subsections (b) and
(c), "Purchaser's Investment" with respect to any Purchaser or its assignees at any time means an amount equal to

            (i) the aggregate of the amounts theretofore paid by such Purchaser to Seller for the funding of a portion of the Undivided Interest (A) by Purchases pursuant to Sections 1.01(a) and 1.03 and (B) by Reinvestments pursuant to Sections 1.01(b) and 3.01, less

            (ii) the aggregate amount of Collections (including Deemed Collections) theretofore received and distributed to such Purchaser on account of such Purchaser's Purchaser's Investment pursuant to Sections
      3.01 and 3.02.

      (b) Solely for purposes of calculating the Earned Discount (and each component thereof) pursuant to the proviso to the definition of "Earned Discount" in Appendix B:

            (i) "Purchaser's Investment" of any portion of the Undivided Interest owned by a Program Support Provider (or any permitted assignee thereof) or otherwise funded by a Funding shall be deemed to be the amount paid to the related Conduit Purchaser by such Program Support Provider as the purchase price of, or the original principal amount loaned with respect to, such portion, as reduced from time to time by Collections received and distributed to such Program Support Provider (or such assignee) on account of such Funding pursuant to Sections 3.01 and 3.02 or by payments by or for the account of the related Conduit Purchaser to the Program Support Provider in reimbursement of any Funding; and

            (ii) "Purchaser's Investment" of any other portion of the Undivided Interest with respect to any Conduit Purchaser shall mean such Conduit Purchaser's Purchaser's Investment less the sum of Purchaser's Investments of all portions of the Undivided Interest described in clause (i) above with respect to such Conduit Purchaser, calculated in accordance with such clause (i).

      (c) No Purchaser's Investment shall be considered reduced by any distribution of any portion of Collections if at any time such distribution is rescinded or must otherwise be returned for any reason.

      SECTION 2.04. Net Pool Balance. (a) The "Net Pool Balance" at any time means an amount equal to

            (i) the aggregate Unpaid Balance of the Eligible Receivables in the Receivables Pool at such time, minus

            (ii) the aggregate (for all Obligors) of the amounts by which (x) the Unpaid Balance of all Pool Receivables of each Obligor exceeds (y) the Concentration Limit for such Obligor at such time, minus

            (iii) so long as Receivables from Compaq generated at "Plant 11" are subject to offset by Compaq, the aggregate Unpaid Balance of Receivables from Compaq generated at "Plant 11" (provided that the aggregate Unpaid Balance of such Receivables from Compaq shall only be subtracted following delivery by any Purchaser of a notice to the Seller and the Servicer requesting such subtraction), minus

            (iv) for all Obligors that are Governmental Authorities the amount by which (x) the aggregate Unpaid Balance of all Pool Receivables of such Obligors exceeds (y) 5% of the Eligible Receivables at such time, minus

            (v) from and after the occurrence of a Trigger Event, the Accounts Payable Amount at such time, plus

            (vi) so long as Receivables from IBM fail to qualify as Eligible Receivables solely because they fail to satisfy the requirements of paragraph (s) of the definition of Eligible Receivables, an amount equal to (x) the aggregate Unpaid Balance of Receivables from IBM, minus (y) the Accounts Payable Amount owed to IBM.

      (b) "Concentration Limit" for any Obligor at any time means, as applicable
(x) 7% of Eligible Receivables at such time or (y) the Special Concentration Limit for such Obligor, whichever is greater.

      (c) "Special Concentration Limit" for (A) any Obligor identified on
Schedule 2.04(c), means the applicable percentage set forth on Schedule 2.04(c) and (B) for any other Obligor consented to by all Purchasers in writing following a request from the Seller for such Obligor to be designated as an Obligor for which Special Concentration Limits are to apply, means at any time, such percentage consented to by all Purchasers in written notice delivered to Seller of the aggregate Unpaid Balance of all Eligible Receivables at such time; provided that any Purchaser may, at its discretion, reduce any such Special Concentration Limit upon ten (10) Business Days' prior written notice to Seller, the Administrative Agent and the other Purchasers.

      (d) In the case of any Obligor which, to the actual knowledge of Seller, is an Affiliate of any other Obligor, the Concentration Limit, the Special Concentration Limit, if any, and the aggregate Unpaid Balance of Pool Receivables of such Obligors shall be calculated as if such Obligors were one Obligor.

      SECTION 2.05. Purchasers' Share. "Purchasers' Share" of Collections of Pool Receivables received (or deemed received) by Seller or Servicer on any day means an amount equal to the product of

            (a) the amount of all Collections of Pool Receivables received (or deemed received) by Seller or Servicer on such day, times:

            (b) (i) if such day is not a Run Off Day, the Undivided Interest on such day, expressed as a decimal, and

                (ii) if such day is a Run Off Day, either (A) the Undivided Interest on the day immediately preceding the first Run Off Day to have occurred during the then current Run Off Period or (B) if higher, upon the request of the Administrative Agent or any Purchaser, the most recently calculated Undivided Interest (it being understood that in the event that the Purchasers' Share shall exceed 100%, the Purchasers shall share Collections, pro rata, based on their respective Funded Percentages);

provided that (i) during the continuance of any Termination Event, the Purchasers' Share shall be 100% and (ii) after such time as the Undivided Interest shall equal zero, the Purchasers' Share of Collections shall also equal zero.

                                   ARTICLE III

                                   SETTLEMENTS

      SECTION 3.01. Non-Run Off Settlement Procedures for Collections. (a) Daily Procedure. On each day (other than a Run Off Day) in any Settlement Period, Servicer shall:

            (i) out of Purchasers' Share of Collections of Pool Receivables received or deemed received on such day, hold in trust for the benefit of the Purchasers an amount equal to the Earned Discount for all Purchasers and Servicer's Fee accrued through such day and not previously so held for the benefit of the Purchasers,

            (ii) apply an amount equal to the remainder of Purchasers' Share of such Collections (the "Remaining Collections") to reduce the Total Purchasers' Investment (it being understood that such amount need not be physically paid to any Purchaser under this clause (ii)), and

            (iii) subject to Section 3.03, after such reduction, (A) apply such Remaining Collections to the Reinvestment, for the benefit of Purchasers then funding the Undivided Interest, of additional undivided interests in Pool Receivables by recomputation of the Undivided Interest pursuant to
      Section 2.01 as of the end of such day, thereby increasing the Total Purchasers' Investment, and (B) pay to Seller such Remaining Collections.

The recomputed Undivided Interest shall constitute the percentage ownership interest in Pool Receivables on such day held by the Administrative Agent, for the benefit of the Purchasers.

      (b) Settlement Date Procedure. On each Settlement Date, for each day in the related Settlement Period that is not a Run Off Day, Servicer shall deposit to the Administrative Agent's Account the amounts set aside as described in
Section 3.01(a)(i) and the amounts, if any, set aside pursuant to Section 3.03(b) or (c) for payment to the Administrative Agent on such Settlement Date; provided, however, that until Servicer receives written notice from the Administrative Agent or the Required Purchasers to the contrary, Servicer may retain amounts which would otherwise be deposited in respect of Servicer's Fee, in which case no distribution shall be made in respect of Servicer's Fee under clause (c) below.

      (c) Order of Application. Upon receipt by the Administrative Agent of funds distributed pursuant to subsection (b), the Administrative Agent shall promptly distribute them in the type of funds received (i) to the account specified by the applicable Related Administrator for each Conduit Purchaser or by the applicable Bank Purchaser funding the Undivided Interest in payment of the accrued and unpaid Earned Discount on each such Purchaser's Purchaser's Investment, (ii) unless retained pursuant to subsection (b), to Servicer in payment of the accrued and unpaid Servicer's Fee payable on such Settlement Date and (iii) in the case of any amounts set aside pursuant to Section 3.03(b) or (c), to the account specified by the applicable Related Administrator for each Conduit Purchaser or by the applicable Bank Purchaser funding the Undivided Interest in reduction of its related Purchaser's Investment, such Purchaser's Funded Percentage of such amounts. If there shall be insufficient funds on deposit for the Administrative Agent to distribute funds in payment in full of the aforementioned amounts, the Administrative Agent shall distribute funds, first, in payment of such Earned Discount, on a pro rata basis (calculated on the basis of the Earned Discount owed to each Purchaser as a percentage of the Earned Discount owed to all Purchasers), second, in payment of such Servicer's Fee and third, to such reduction of the Total Purchasers' Investment on a pro rata basis (calculated on the basis of the Purchasers' Investment of each Purchaser as a percentage of the Total Purchaser's Investment).

      SECTION 3.02. Run Off Settlement Procedures for Collections. (a) Daily Procedure. On each Run Off Day occurring in any Settlement Period, Servicer shall set aside and hold in trust for the Purchasers the Purchasers' Share of the Collections of Pool Receivables for such Run Off Day and shall, if requested by the Administrative Agent or the Required Purchasers or if a Termination Event has occurred and is continuing, deposit such Collections within one Business Day of Servicer's receipt thereof into the Administrative Agent's Account or to another bank account acceptable to the Required Purchasers in which no other funds shall be deposited.

      (b) Settlement Date Procedure. On each Settlement Date, if one or more Run Off Days occurred during such Settlement Period ending on such Settlement Date, Servicer shall deposit to the Administrative Agent's Account the amounts set aside pursuant to Section 3.02(a) during such Settlement Period, but not to exceed the sum of (i) the accrued and unpaid Earned Discount for each Purchaser,
(ii) the Total Purchasers' Investment, (iii) the aggregate of other amounts owed hereunder by Seller to any Purchaser or the Administrative Agent, and (iv) the accrued Servicer's Fee. If no Termination Event or Unmatured Termination Event shall have occurred and be continuing, any amounts set aside pursuant to clause
(a) of this Section 3.02 and not required to be deposited to the Administrative Agent's Account pursuant to the next preceding sentence shall be paid to Seller by Servicer.

      (c) Order of Application. Upon receipt of funds deposited to the Administrative Agent's Account pursuant to Section 3.02(b), the Administrative Agent shall promptly distribute them in the type of funds received (i) to the account specified by the applicable Related Administrator for each Conduit Purchaser, by the applicable Bank Purchaser or the Administrative Agent (as the case may be) (A) in payment of the accrued and unpaid Earned Discount for each Purchaser, (B) in reduction of the Total Purchasers' Investment and (C) in payment of any other amounts owed by Seller hereunder to any Purchaser or the Administrative Agent, in each case until reduced to zero, and (ii) to Servicer in payment of the accrued Servicer's Fee, also until reduced to zero. If there shall be insufficient funds on deposit for the Administrative Agent to distribute funds in payment in full of the aforementioned amounts, the Administrative Agent shall distribute funds on deposit, first, to the Purchasers in payment of the Earned

Discount, on a pro rata basis (calculated on the basis of the Earned Discount owed to each Purchaser as a percentage of the aggregate Earned Discount owed to all Purchasers), second, in payment of the Servicer's Fee payable on such Settlement Date, if any (if Servicer is not SCI or an Affiliate of SCI), third, to each Purchaser, its Funded Percentage of the remaining amounts, which shall be applied in reduction of such Purchaser's Purchaser's Investment, fourth, in payment of other amounts payable to any Purchaser or the Administrative Agent hereunder, and fifth, in payment of the Servicer's Fee payable on such Settlement Date (if Servicer is SCI or an Affiliate of SCI).

      SECTION 3.03. Special Settlement Procedures; Reduction of Purchaser's Investment, Etc. (a) Deemed Collections. If on any day

            (i) the Unpaid Balance of any Pool Receivable is

                  (A) reduced as a result of any defective, rejected or returned merchandise or services, any cash discount, any credit, pricing adjustment or other adjustment by Seller or any Affiliate of Seller (other than any adjustment permitted by Section 8.02(c)(i)),

                  (B) reduced or cancelled as a result of a setoff in respect of any claim by the Obligor thereof against Seller or any other Person (whether such claim arises out of the same or a related or an unrelated transaction), or as a result of any dispute, or

                  (C) reduced on account of the obligation of Seller or any
            other Person to pay to the related Obligor any rebate or refund, or to rework any product or service related to such Receivable; or

            (ii) any of the representations or warranties of Seller set forth in
      Section 6.01(i) or (m) is no longer true with respect to a Pool Receivable; or

            (iii) Seller receives a payment of a Deemed Collection pursuant to any Second Tier Sale Agreement;

then, on such day, Seller shall be deemed to have received a Collection of such Pool Receivable;

                  (I) in the case of clause (i) above, in the amount of such reduction or cancellation;

                  (II) in the case of clause (ii) above, in the amount of the
            Unpaid Balance of such Pool Receivable; and

                  (III) in the case of clause (iii) above, in the amount of such
            Deemed Collection.

      (b) Unreinvested Collections. Collections that may not be reinvested by means of Reinvestments in the Undivided Interest on account of the application of the Required Allocation Limit or the Purchase Limit pursuant to Section 2.01 shall be so reinvested as soon as it is possible to do so without violating such Required Allocation Limit or Purchase Limit, as the case may be. To the extent and so long as such Collections may not be so reinvested, subject to Section 1.01, Servicer shall hold such Collections in trust for the benefit of Purchasers (and, if requested by the Administrative Agent or the Required Purchasers or if a Termination Event has occurred and is continuing, shall deposit such Collections in a separate interest-bearing deposit account containing only such Collections and earnings thereon and no other funds; it being understood that any interest earned on such funds shall be for the account of Seller and shall be paid to Seller on the Settlement Date next succeeding the date on which such interest is credited to such account, so long as no Termination Event has occurred and is continuing), for payment to the Administrative Agent on the next following Settlement Date, and the Total Purchasers' Investment shall be deemed reduced in the amount to be paid to the Administrative Agent only when in fact finally so paid in accordance with
Section 3.05(a).

      (c) Seller's Reduction of Purchaser's Investment. If at any time Seller shall wish to cause the reduction of the Total Purchasers' Investment (but not to commence the liquidation, or reduction to zero, of the Undivided Interest), Seller may do so as follows:

            (i) Seller shall give all Purchasers at least five (5) Business Days' prior written notice thereof (including the amount of such proposed reduction and the proposed date on which such reduction will commence, which date shall be a Business Day),

            (ii) on the proposed date of commencement of such reduction and on each day thereafter, Servicer shall refrain from reinvesting Remaining Collections until the amount thereof not so reinvested shall equal the desired amount of reduction, and

            (iii) Servicer shall hold such Collections for the benefit of the Purchasers, for payment to the Administrative Agent on the next following Settlement Date, and the Total Purchasers' Investment shall be deemed reduced in the amount to be paid to the Administrative Agent only when in fact finally so paid in accordance with Section 3.05(a);

provided that,

            (A) the amount of any such reduction shall be not less than $1,000,000 and shall be an integral multiple of $100,000, and the Total Purchasers' Investment after giving effect to such reduction shall be not less than $5,000,000 (unless the Total Purchasers' Investment shall thereby be reduced to zero) and shall be in an integral multiple of $100,000,

            (B) if Seller shall commence any voluntary reduction in a Settlement Period containing all or a portion of any Run Off Period, Collections not so reinvested shall be treated as if collected on the next following Run Off Day,

            (C) Seller shall use reasonable efforts to attempt to choose a reduction amount, and the date of commencement thereof, so that such reduction shall commence and conclude in the same Settlement Period, and

            (D) any reduction of the Total Purchasers' Investment shall be applied pro rata to the Purchaser's Investment of each Purchaser on the basis of its Funded Percentage.

      (d) Allocations of Obligor's Payments. Except as otherwise required by law or the underlying Contract, all Collections received from an Obligor of any Pool Receivable shall be applied to Pool Receivables then outstanding of such Obligor in the order of the age of such Pool Receivables, starting with the oldest such Pool Receivable; provided, however, that, if payment is designated by such Obligor for application to specific Pool Receivables, it shall be applied to such specified Pool Receivables.

      SECTION 3.04. Reporting. (a) On June 19, 2000 and on or prior to the tenth
(10th) day of each month (or the next Business Day if such tenth (10th) day is not a Business Day) thereafter, Servicer shall prepare and forward to the Administrative Agent and each Bank Purchaser

            (i) a Periodic Report relating to the Undivided Interest as of the close of business of Servicer on the next preceding Month End Date,

            (ii) if requested by the Administrative Agent or any Bank Purchaser, an aggregate listing of aged Pool Receivables, and

            (iii) a listing of the Unpaid Balance of Eligible Receivables for each Obligor with Eligible Receivables equal to or greater than 7.0% of the aggregate Unpaid Balance of Eligible Receivables as of the next preceding Month End Date.

      If requested by the Administrative Agent or any Bank Purchaser, Servicer shall prepare and forward Periodic Reports more frequently than once a month (but in no event more frequently than once per week unless such calendar month contains a Run Off Day), using the most current information available to Servicer.

      (b) On or prior to the Settlement Date of any Settlement Period containing a Run Off Day, Servicer shall prepare and forward to the Administrative Agent and each Bank Purchaser a Periodic Report as of the close of business of Servicer on the next preceding Month End Date.

      (c) Seller will advise the Administrative Agent, each Bank Purchaser and Servicer of each Run Off Day immediately upon the occurrence thereof.

      SECTION 3.05. Payments and Computations, Etc. (a) All amounts to be paid or deposited by Seller or Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 2:00 p.m. (New York time) on the day when due in lawful money of the United States of America in same day funds to the Administrative Agent at Bankers Trust Company, New York, NY, ABA #021001033 Account of BTCO as Depository for Bank of America, Account #00-384-710, reference: SCI Funding Inc.; Attention: Boris Treyger (the "Administrative Agent's Account").

      (b) Seller or Servicer, as applicable, shall, to the extent permitted by law, pay to the Administrative Agent interest on all amounts not paid or deposited when due hereunder at 2% per annum above the Alternate Reference Rate, payable on demand, provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. Such interest shall be retained by the Administrative Agent except to the extent that such failure to make a timely payment or deposit has continued beyond the date for distribution by the Administrative Agent of such overdue amount to a Purchaser or any other Person having an interest in such overdue amount, in which case such interest accruing after such date shall be for the account of, and distributed by the Administrative Agent, to such Persons ratably in accordance with their respective interests in such overdue amount.

      (c) All computations of interest, Earned Discount, Negative Spread Fee and any other fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed.

      SECTION 3.06. Treatment of Collections and Deemed Collections. Seller shall pay to Servicer all Collections deemed received by Seller pursuant to
Section 3.03(a), and Servicer shall hold or distribute such Collections to the same extent as if such Collections had actually been received on the date of such delivery to Servicer. If Collections are then being paid to the Administrative Agent, or lock boxes or accounts directly or indirectly owned or controlled by the Administrative Agent, Servicer shall forthwith cause such deemed Collections to be paid to the Administrative Agent or to such lock boxes or accounts, as applicable. So long as Seller shall hold any Collections or deemed Collections required to be paid to Servicer or the Administrative Agent, it shall hold such Collections in trust and separate and apart from its own funds.

                                   ARTICLE IV

                            FEES AND YIELD PROTECTION

      SECTION 4.01. Fees. Seller shall pay to the Administrative Agent and Purchasers certain fees on such dates and in such amounts as set forth in the letter agreement dated as of June 14, 2000 among Seller, the Administrative Agent and the Bank Purchasers (as amended from time to time, the "Fee Letter").

      SECTION 4.02. Yield Protection. (a) If (i) Regulation D or (ii) any Regulatory Change occurring after the date hereof

            (A) shall subject an Affected Party to any tax, duty or other charge with respect to any Undivided Interest owned by or funded by it, or any obligations or right to make Purchases or Reinvestments or to provide funding therefor, or shall change the basis of taxation of payments to the Affected Party of any Purchaser's Investments or Earned Discount owned by, owed to or funded by it or any other amounts due under this Agreement in respect of any Undivided Interest owned by or funded by it or its obligations or rights, if any, to make Purchases or Reinvestments or to provide funding therefor (except for changes in the rate of tax on or based upon the overall net income of such Affected Party imposed by the United States of America and any state, local or foreign jurisdiction in which such Affected Party is subject to income taxation); or

            (B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Federal Reserve Board, but excluding any reserve included in the determination of Earned Discount), special deposit or similar requirement against assets of any Affected Party, deposits or obligations with or for the account of any Affected Party or with or for the account of any Affiliate (or entity deemed by the Federal Reserve Board to be an Affiliate) of any Affected Party, or credit extended by any Affected Party; or

            (C) shall change the amount of capital maintained or required or requested or directed to be maintained by any Affected Party; or

            (D) shall impose any other condition affecting any portion of the Undivided Interest owned or funded by any Affected Party, or its obligations or rights, if any, to make Purchases or Reinvestments or to provide funding therefor;

and the result of any of the foregoing is or would be

            (x) to increase the cost or to impose a cost on (I) an Affected Party funding or making or maintaining any Purchases or Reinvestments, any purchases, reinvestments, or loans or other extensions of credit under any Program Support Agreement, or any Funding, or any commitment of such Affected Party with respect to any of the foregoing, or (II) the Administrative Agent for continuing its, or Seller's, relationship with any Purchaser,

            (y) to reduce the amount of any sum received or receivable by an Affected Party under this Agreement, or under any Program Support Agreement with respect thereto, or

            (z) in the sole determination of such Affected Party, to materially reduce the rate of return on the capital of an Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which such Affected Party could otherwise have achieved, then within thirty (30) days after written demand by such Affected Party (which demand shall be accompanied by a statement setting forth in reasonable detail the basis of such demand), Seller shall pay (and if the Seller does not pay such amounts when due, the Guarantor shall pay) directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost or such reduction.

      (b) Each Affected Party will promptly notify Seller and the Administrative Agent of any event of which it has actual knowledge which will entitle such Affected Party to compensation pursuant to this Section 4.02; provided, however, no failure to give or delay in giving such notification shall adversely affect the rights of any Affected Party to such compensation.

      (c) In determining any amount provided for or referred to in this Section 4.02, an Affected Party will use reasonable averaging and attribution methods. Any Affected Party when making a claim under this Section 4.02 shall submit to Seller a certificate setting forth such increased cost or reduced return in reasonable detail, which certificate shall, in the absence of manifest error, be presumed correct as to the amount thereof.

      (d) Notwithstanding anything to the contrary contained in this Section 4.02, unless an Affected Party gives notice to Seller that Seller is obligated to pay any amount under Section 4.02 within 180 days after the later of (x) the date such Affected Party incurs the increased costs, reduction in the amounts received or receivable hereunder or reduction in return on capital, or other liability described in this Section 4.02, as applicable or (y) the date such Affected Party has actual knowledge of its incurrence of any of the foregoing, such Affected Party shall only be entitled to be compensated for any such amount by the Seller to the extent any such amounts are incurred or suffered on or after the date which occurs 180 days prior to such Affected Party giving notice to Seller as set forth above; provided that if the circumstance giving rise to such claim by its terms has a retroactive effect to an earlier date, such 180-day period shall be extended to include the period of such retroactive effect.

                                    ARTICLE V

                    CONDITIONS TO EFFECTIVENESS OF PURCHASES

      SECTION 5.01. Conditions Precedent to Initial Purchase. The effectiveness of this Second Amended and Restated Receivables Purchase Agreement and the initial Purchase hereunder are subject to the condition precedent that the Administrative Agent shall have received, on or before the date of such Purchase, the following, each (unless otherwise indicated) dated such date and in form and substance satisfactory to the Administrative Agent and each Bank
Purchaser:

            (a) A copy of the resolutions of the Board of Directors of each SCI Party approving the Agreement Documents to be delivered by such SCI Party and the transactions contemplated thereby, certified on behalf of such SCI Party by such SCI Party's Secretary or Assistant Secretary;

            (b) A good standing certificate for Seller issued by the Secretary of State of Delaware and a foreign qualification certificate issued by the Secretary of State of California; good standing or foreign qualification certificates for SCI issued by the Secretaries of State of Alabama, California, Colorado, New Hampshire, North Carolina, Maine and South Dakota; good standing or foreign qualification certificates for Guarantor issued by the Secretaries of State of Delaware and California; and good standing certificates for each Originator issued by the Secretary of State or other governmental authority of the states or jurisdictions of such Originator's incorporation and principal place of business;

            (c) A certificate of the Secretary or Assistant Secretary of each SCI Party certifying on behalf of such Person the names and true signatures of the officers authorized on its behalf to sign the Agreement Documents to be delivered by it in connection herewith (on which certificate the Administrative Agent and each Purchaser may conclusively rely until such time as the Administrative Agent shall receive a revised certificate meeting the requirements of this subsection (c));

            (d) The Articles or Certificate of Incorporation of each SCI Party, duly certified by the Secretary of State or similar office of the State under the laws of which such SCI Party was organized, as of a recent date, together with a copy of the By-laws of each SCI Party, duly certified on behalf of such Person by the Secretary or an Assistant Secretary of such SCI Party;

            (e) Acknowledgment copies (or other evidence of filing reasonably satisfactory to the Administrative Agent) of amendments to the Financing Statements, filed in connection with the Original Receivables Agreement, and acknowledgment copies of Financing Statements or other filings with respect to all of the Originators, or other, similar instruments or documents, as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable under the UCC or any comparable law of all appropriate jurisdictions to perfect Seller's interests in the Pool Receivables and the Administrative Agent's interests in the Pool assigned to it or otherwise created or arising hereunder;

            (f) A search report provided in writing to the Administrative Agent listing all effective Financing Statements filed in the jurisdictions in which filings were made pursuant to subsection (e) above and in such other jurisdictions that Administrative Agent shall reasonably request, together with copies of such financing statements (none of which shall cover the Pool or any part thereof, except for those in favor of the Administrative Agent);

            (g) Opinions of Powell, Goldstein, Frazer & Murphy LLP, counsel for Seller, SCI and Guarantor, a favorable opinion of Michael M. Sullivan, Esq., in-house counsel for Seller, SCI and Guarantor, and a favorable opinion of counsel for each Originator, in each case, satisfactory in form and substance to the Administrative Agent and each Bank Purchaser;

            (h) Evidence of the payment by Seller to the Administrative Agent of the structuring fee set forth in the separate engagement letter between the Administrative Agent and the Seller; and

            (i) Such other documents, amendments or certificates as the Administrative Agent or any Purchaser shall reasonably request.

            SECTION 5.02. Conditions Precedent to All Purchases and Reinvestments. Each Purchase (including the initial Purchase) and each Reinvestment hereunder shall be subject to the further conditions precedent ("Conditions Precedent") that on the date of such Purchase or Reinvestment the following statements shall be true (and Seller by accepting the amount of such Purchase or by receiving the proceeds of such Reinvestment shall be deemed to have certified that):

            (a) The representations and warranties contained in Article VI are correct on and as of such day as though made on and as of such day and shall be deemed to have been made on such day unless they specifically relate solely to an earlier period,

            (b) No event has occurred and is continuing, or would result from such Purchase or Reinvestment, that constitutes a Termination Event or Unmatured Termination Event,

            (c) After giving effect to each proposed Purchase or Reinvestment, the Total Purchasers' Investments will not exceed the Purchase Limit and the Required Allocation will not exceed the Required Allocation Limit, and

            (d) The Purchase Termination Date shall not have occurred;

provided, however, the absence of the occurrence and continuance of an Unmatured Termination Event shall not be a Condition Precedent to any Reinvestment on any day which does not cause the Total Purchasers' Investments, after giving effect to such Reinvestment to exceed the Total Purchasers' Investments as of the opening of business on such day.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

      SECTION 6.01. Representations and Warranties - Seller. Seller represents and warrants as follows:

            (a) Organization, Good Standing and Qualification. It is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to do business, and is in good standing, and has obtained all necessary licenses and approvals, in every jurisdiction where the ownership of property or the nature of its business requires it to be so qualified or have such licenses and approvals except where the failure to so qualify or have such licenses and approvals would not have a Seller Material Adverse Effect.

            (b) Power and Authority; Due Authorization. The execution, delivery and performance by it of this Agreement and any other Agreement Documents to be delivered by it hereunder and thereunder, and the assignment of the Undivided Interest and the other transactions contemplated hereby and thereby, are within its corporate powers, have been duly authorized by all necessary corporate action, do not (i) contravene (1) its charter or by-laws, or (2) any law, rule or regulation or any contractual restriction to which Seller or its property is subject and, in the case of this clause
      (2), which contravention would have a Seller Material Adverse Effect; (ii) result in or require the creation of any Lien upon or with respect to any of its properties other than as specifically contemplated by this Agreement; or (iii) violate any law or any order, rule, or regulation applicable to Seller of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over Seller or any of its properties, which violation would have a Seller Material Adverse Effect.

            (c) Valid Sale; Binding Obligations. This Agreement constitutes a valid sale, transfer, and assignment of the Undivided Interest to the Administrative Agent, for the benefit of the Purchasers, enforceable against creditors of, and purchasers from, Seller and each Originator. This Agreement and each other Agreement Document to which Seller is a party constitute Seller's legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (d) No Proceedings. Except as listed on Schedule 6.01(d), there are no proceedings or investigations pending or, to the best of its knowledge, threatened, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement or any other Agreement Document to which Seller is a party, (ii) seeking to prevent the sale and assignment of any Receivable, the Undivided Interest or the consummation of any of the other transactions contemplated by this Agreement or any other Agreement Document to which Seller is a party, (iii) seeking any determination or ruling that could reasonably be expected to have a Seller Material Adverse Effect or (iv) seeking to adversely affect the federal income tax attributes of the Purchases hereunder.

            (e) Government Approvals. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by it of this Agreement or any other document or instrument to be delivered hereunder except for the filing of the amendments to the Financing Statements referred to in Article V, all of which, at the time required in Article V, shall have been duly made and shall be in full force and effect.

            (f) Financial Condition. The balance sheet of Seller as at May 21, 2000, certified on behalf of Seller by Seller's chief financial or accounting officer, copies of which have been furnished to the Administrative Agent and each Bank Purchaser, fairly present the financial condition of Seller as at such date, all in accordance with GAAP consistently applied and since the date of Seller's formation, there has been no material adverse change in Seller's financial condition, business, assets, prospects or operations.

            (g) Litigation. No injunction, decree or other decision has been issued or made by any court, governmental agency or instrumentality thereof in a proceeding to which Seller is a party that prevents, and, to its knowledge, no threat by any Person has been made in writing to attempt to obtain any such decision that would prevent, Seller from conducting a material part of its business operations.

            (h) Margin Regulations. No proceeds of any Purchase will be used to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934, as amended; and the use of all funds obtained by Seller under this Agreement will not conflict with or contravene any of Regulations T, U and X promulgated by the Board of Governors of the Federal Reserve System from time to time.

            (i) Quality of Title. Each Pool Receivable, together with the related Contract and all purchase orders and other agreements related to such Pool Receivable, is owned by Seller free and clear of any Adverse Claim (other than any Adverse Claim arising solely as the result of any action taken by a Purchaser or by the Administrative Agent) except as provided herein; each Pool Receivable was purchased by Seller from an Originator pursuant to a Second Tier Sale Agreement in a "true sale" transaction, which sale is enforceable against all creditors of, and purchasers from, such Originator, and Seller took all steps necessary to perfect its ownership interest in such Pool Receivable against such Originator; when the Administrative Agent, on behalf of the Purchasers, makes a Purchase, it shall have acquired and shall continue to have maintained a valid and perfected undivided percentage ownership interest to the extent of the Undivided Interest in each Pool Receivable and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim (other than any Adverse Claim arising solely as the result of any action taken by a Purchaser or by the Administrative Agent); and no effective financing statement or other instrument similar in effect covering the Pool or any part thereof is on file in any recording office except such as may be filed (i) in favor of an Originator in accordance with the Contracts, or in accordance with this Agreement with respect to Pool Receivables purchased by SCI from any Originator, or (ii) in favor of a Purchaser or the Administrative Agent in accordance with this Agreement or in connection with any Adverse Claim arising solely as the result of any action taken by a Purchaser or by the Administrative Agent.

            (j) Accurate Reports. Each Periodic Report (if prepared by Seller, or to the extent that information contained therein is supplied by Seller), information, exhibit, financial statement, document, book, record or report furnished at any time by Seller to the Administrative Agent, any Purchaser or any Owner in connection with this Agreement is accurate in all material respects as of its date or as of the date so furnished, and no such document contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not materially misleading in light of the circumstances when made.

            (k) Offices. The chief place of business and chief executive office of Seller, SCI and each Originator are located at the address of Seller, SCI or the applicable Originator referred to in Section 15.02, and the offices where Seller keeps all its books, records and documents evidencing Pool Receivables, the related Contracts and all purchase orders and other agreements related to such Pool Receivables are located at the addresses specified in Schedule 6.01(k) (or, in each case, at such other locations, notified to the Administrative Agent and each Bank Purchaser in accordance with Section 7.01(f), in jurisdictions where all action required by
      Section 8.05 has been taken and completed).

            (l) Lock-Box Accounts. The names and addresses of all the Lock-Box Banks, together with the account numbers of the lock-box accounts of Seller at such Lock-Box Banks, are specified in Schedule 6.01(l) (or have been notified to the Administrative Agent and each Bank Purchaser in accordance with Section 7.03(d)).

            (m) Eligible Receivables. Each Receivable included in the Net Pool Balance as an Eligible Receivable on the date of any Purchase or Reinvestment shall be an Eligible Receivable on such date.

            (n) Compliance With Certain Statutes. Each Purchase from Seller hereunder, and each Reinvestment of Collections in Pool Receivables made hereunder, will constitute (a) a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended, and (b) a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended.

            (o) No Defaults. Seller is not in default under or with respect to any contractual obligation or any law or court order in any respect which could reasonably be expected to have a Seller Material Adverse Effect.

      SECTION 6.02. Representations and Warranties - SCI. SCI represents and warrants as follows:

            (a) Organization, Good Standing and Qualification. It is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to do business, and is in good standing, and has obtained all necessary licenses and approvals in every jurisdiction where the nature of its business requires it to be so qualified or have such licenses and approvals except where the failure to so qualify or have such licenses and approvals would not have a Material Adverse Effect.

            (b) Power and Authority; Due Authorization. The execution, delivery and performance by it of this Agreement and any other Agreement Documents to be delivered by it hereunder and thereunder, are within its corporate powers, have been duly authorized by all necessary corporate action, do not (i) contravene (1) its charter or by-laws, or (2) any law, rule or regulation or any contractual restriction to which SCI or its property is subject and, in the case of this clause (2), which contravention would have a Material Adverse Effect, (ii) do not result in or require the creation of any Lien upon or with respect to any of its properties other than as specifically contemplated by this Agreement; or (iii) violate any law or any order, rule, or regulation applicable to SCI of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over SCI or any of its properties, which violation would have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

            (c) Binding Obligations. This Agreement and each other Agreement Document to which SCI is a party constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (d) No Proceedings. Except as listed on Schedule 6.01(d), there are no proceedings or investigations pending or, to the best of its knowledge, threatened, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement or any other Agreement Document to which SCI is a party, (ii) seeking to prevent the consummation of any of the other transactions contemplated by this Agreement, or any other Agreement Document to which SCI is a party, or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

            (e) Government Approvals. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by it of this Agreement or any other document or instrument to be delivered hereunder.

            (f) Financial Condition. The balance sheet of SCI as at June 30, 1999, and the related statements of earnings, stockholders' equity and statement of cash flows of SCI for the fiscal year then ended certified by SCI's chief financial or accounting officer or treasurer, and the balance sheet of SCI as at March 31, 2000, and the related statements of earnings, stockholders' equity and statement of cash flows of SCI for the nine fiscal months then ended, certified on behalf of SCI by SCI's chief financial or accounting officer, copies of which have been furnished to the Administrative Agent and each Bank Purchaser, fairly present the financial condition of SCI as at such dates and the results of the operations of SCI for the periods ended on such dates, all in accordance with GAAP consistently applied and since June 30, 1999, there has been no material adverse change in the financial condition, business, assets, prospects or operations of SCI.

            (g) Litigation. No injunction, decree or other decision has been issued or made by any court, governmental agency or instrumentality thereof in a proceeding to which SCI is a party that prevents, and, to its knowledge, no threat by any Person has been made in writing to attempt to obtain any such decision that would prevent, SCI from conducting a material part of its business operations.

            (h) Accurate Reports. All information, exhibits, financial statements, documents, books, records or reports furnished at any time by SCI to the Administrative Agent, any Purchaser or any Owner in connection with this Agreement is accurate in all material respects as of its date or as of the date so furnished, and no such document contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not materially misleading in light of the circumstances when made.

            (i) No Defaults. SCI is not in default under or with respect to any contractual obligation or any law or court order in any respect which could reasonably be expected to have a Material Adverse Effect.

      SECTION 6.03. Representations and Warranties - Guarantor. Guarantor represents and warrants as follows:

            (a) Organization, Good Standing and Qualification. It is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to do business, and is in good standing, and has obtained all necessary licenses and approvals in every jurisdiction where the nature of its business requires it to be so qualified or have such licenses and approvals except where the failure to so qualify or have such licenses and approvals would not have a Material Adverse Effect.

            (b) Power and Authority; Due Authorization. The execution, delivery and performance by it of this Agreement and any other Agreement Documents to be delivered by it hereunder and thereunder, are within its corporate powers, have been duly authorized by all necessary corporate action, do not (i) contravene (1) its charter or by-laws, or (2) any law, rule or regulation or any contractual restriction to which Guarantor or its property is subject and, in the case of this clause (2), which contravention would have a Material Adverse Effect, (ii) do not result in or require the creation of any Lien upon or with respect to any of its properties other than as specifically contemplated by this Agreement; or
      (iii) violate any law or any order, rule, or regulation applicable to Guarantor of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over Guarantor or any of its properties, which violation would have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

            (c) Binding Obligations. This Agreement and each other Agreement Document to which Guarantor is a party constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (d) No Proceedings. Except as listed on Schedule 6.01(d), there are no proceedings or investigations pending or, to the best of its knowledge, threatened, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement or any other Agreement Document to which Guarantor is a party, (ii) seeking to prevent the consummation of any of the other transactions contemplated by this Agreement or any other Agreement Document to which Guarantor is a party, or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

            (e) Government Approvals. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by it of this Agreement or any other document or instrument to be delivered hereunder.

            (f) Financial Condition. The consolidated balance sheet of Guarantor and its consolidated Subsidiaries as at June 30, 1999, and the related statements of earnings, stockholders' equity and statement of cash flows of Guarantor and its consolidated Subsidiaries for the fiscal year then ended certified by Ernst & Young, independent public accountants, and the consolidated balance sheet of Guarantor and its consolidated Subsidiaries as at March 31, 2000, and the related statements of earnings, stockholders' equity and statement of cash flows of Guarantor and its consolidated Subsidiaries for the nine fiscal months then ended, certified on behalf of Guarantor by Guarantor's chief financial or accounting officer or treasurer, copies of which have been furnished to the Administrative Agent and each Bank Purchaser, fairly present the consolidated financial condition of Guarantor and its consolidated Subsidiaries as at such dates and the consolidated results of the operations of Guarantor and its consolidated Subsidiaries for the periods ended on such dates, all in accordance with GAAP consistently applied and since June 30, 1999, there has been no material adverse change in the financial condition, business, assets, prospects or operations of Guarantor and its consolidated Subsidiaries, taken as a whole.

            (g) Litigation. No injunction, decree or other decision has been issued or made by any court, governmental agency or instrumentality thereof in a proceeding to which Guarantor is a party that prevents, and, to its knowledge, no threat by any Person has been made in writing to attempt to obtain any such decision that would prevent, Guarantor from conducting a material part of its business operations.

            (h) Accurate Reports. All information, exhibits, financial statements, documents, books, records or reports furnished at any time by Guarantor to the Administrative Agent, any Purchaser or any Owner in connection with this Agreement is accurate in all material respects as of its date or as of the date so furnished, and no such document contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not materially misleading in light of the circumstances when made.

            (i) No Defaults. Guarantor is not in default under or with respect to any contractual obligation or any law or court order in any respect which could reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE VII

                                GENERAL COVENANTS

      SECTION 7.01. Affirmative Covenants. From the date hereof until the End Date, unless the Required Purchasers shall otherwise consent in writing:

            (a) Compliance with Laws, Etc. Each of SCI and Seller will, and Guarantor will, and will cause SCI to, comply in all respects with all applicable laws, rules, regulations, orders and contractual obligations with respect to it, its business and properties and all Pool Receivables and related Contracts, the noncompliance with which would, either singly or in the aggregate, have a Material Adverse Effect or a Seller Material Adverse Effect.

            (b) Conduct of Business and Preservation of Corporate Existence. Each of SCI and Seller will, and Guarantor will, and will cause SCI to, continue to engage in business of substantially the same general type as now conducted by it, and preserve, renew and keep in full force and effect its corporate existence and take all action to maintain all rights, privileges and franchises material to the conduct of its business, and comply with all its contractual obligations and all Requirements of Law, except with respect to each of the foregoing where such failure would not, singly or in the aggregate, have a Material Adverse Effect or a Seller Material Adverse Effect.

            (c) Audits. Subject to contractual, statutory, regulatory or other similar limitations regarding confidential or proprietary information, each of SCI and Seller will, and Guarantor will, and will cause SCI to, at any time and from time to time during regular business hours upon at least three (3) Business Days' prior written notice (unless a Termination Event has occurred and is continuing, in which case, no such notice shall be required), permit the Administrative Agent or any Bank Purchaser, or its agents or representatives, (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in its possession or under its control relating to Pool Receivables, including, without limitation, the related Contracts, purchase orders and other agreements, and (ii) to visit the offices and properties of Seller, SCI and Guarantor for the purpose of examining such materials described in clause (i) next above, and to discuss matters relating to Pool Receivables or Seller's, SCI's or Guarantor's performance hereunder with any of the officers or employees of Seller, SCI or Guarantor having knowledge of such matters. Seller, SCI and Guarantor expressly reserve the right to restrict access to any of their facilities in accordance with reasonably adopted procedures relating to safety and security. Article XIII notwithstanding, the reasonable costs and expenses incurred by the Administrative Agent, any Bank Purchaser or its agents or representatives in connection with any such examinations, copies, abstracts, visits or discussions occurring or made (i) more than twice during any calendar year, (ii) prior to the occurrence of a Termination Event and (iii) other than in connection with a change by SCI of its information systems, shall be for the account of the Bank Purchasers. Each Owner of an interest in the Undivided Interest, by acceptance of the benefits of such ownership, and the Administrative Agent agree to use their reasonable efforts to ensure that any information concerning Guarantor and its Subsidiaries obtained by the Administrative Agent or any Bank Purchaser pursuant to this Section 7.01(c) which is not contained in a report or other document filed by Guarantor with the SEC or otherwise available to the public generally or to the Administrative Agent or any Bank Purchaser from a source other than Seller, SCI or Guarantor will, to the extent permitted by law and except as may be required by subpoena, by any agency or other governmental entity which regulates the Administrative Agent's or any such Owner's business under federal, state or local law (the "Regulators") or in the normal course of the business operations of the Administrative Agent or such Owner, be treated confidentially by the Administrative Agent and each such Owner and, so long as no Termination Event has occurred and is then continuing hereunder, will not be distributed or otherwise made available to any Person, other than the Regulators, any Program Support Provider or potential Program Support Provider, any rating agency then rating the Commercial Paper Notes and the employees, authorized agents, Affiliates or representatives of the Administrative Agent or such Owner, and except as may otherwise be required by law, unless the Administrative Agent or such Owner, as applicable, shall have given Guarantor, SCI and Seller ten (10) days' prior written notice of such distribution or other disclosure. In the event that the Administrative Agent or any such Owner is required by law to disclose any information concerning Guarantor and its Subsidiaries (or any of them), the Administrative Agent or such Owner shall provide prompt written notice thereof (to the extent practicable, prior to disclosure; otherwise promptly after such disclosure) to Guarantor, SCI and Seller so that Guarantor, SCI and Seller (or any of them) may seek a protective order or other appropriate remedy.

            (d) Keeping of Records and Books of Account. Each of SCI and Seller will, and Guarantor will cause SCI to, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of each new Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

            (e) Performance and Compliance with Receivables and Contracts. Each of SCI and Seller will, and Guarantor will cause SCI to, at SCI's expense timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, all purchase orders and other agreements related to such Pool Receivables subject, however, to the right of SCI to dispute or contest its obligations so to perform or comply with any such provision, covenant or other promise where it reasonably believes that such performance or compliance is not required or is not in the best interest of SCI, and such failure to perform or comply would not have a material adverse effect on the collectibility or enforceability of the related Pool Receivable or Receivables.

            (f) Location of Records. Each of SCI and Seller will, and Guarantor will cause SCI to, keep its chief place of business and chief executive office, and the offices where it keeps its records concerning the Pool Receivables, all related Contracts and all purchase orders and other agreements related to such Pool Receivables (and all original documents relating thereto), at the address(es) of Seller referred to in Section
      15.02 or, upon thirty (30) days' prior written notice to the Administrative Agent and each Bank Purchaser, at such other locations in jurisdictions where all action required by Section 8.05 shall have been taken and completed.

            (g) Credit and Collection Policies. Each of SCI and Seller will, and Guarantor will cause SCI to, comply in all material respects with its Credit and Collection Procedure and all other policies and practices of SCI referred to in, or discussed in connection with, the due diligence report prepared by PriceWaterhouseCoopers (as successor to Coopers & Lybrand) on or prior to the date hereof in regard to each Pool Receivable and the related Contract and otherwise comply with past business practices in regard to Pool Receivables.

            (h) Collections. Each of SCI and Seller will, and Guarantor will cause SCI to, instruct all Obligors to cause all Collections of Pool Receivables to be deposited directly with a Lock-Box Bank. If a Trigger Event has occurred and is continuing, each of SCI and Seller will, and Guarantor will cause SCI to, segregate all payments that do not constitute Collections from the lock-box accounts into which any Collections are deposited.

            (i) Marking of Records. To the extent reasonably practicable, at its expense, each of SCI and Seller will, and Guarantor will cause SCI to, mark its master data processing records evidencing Pool Receivables and mark the related Contracts with a legend evidencing that an interest in such Pool Receivables and related Contracts have been sold to the Administrative Agent, for the benefit of the Purchasers, in accordance with this Agreement.

      SECTION 7.02. Reporting Requirements. From the date hereof until the End Date, unless the Required Purchasers shall otherwise consent in writing:

            (a) Quarterly Financial Statements. Guarantor will, furnish to the Administrative Agent and each Bank Purchaser as soon as available and in any event within sixty (60) days after the end of each of the first three quarters of each fiscal year of Guarantor copies of such consolidated and consolidating (showing each of the Originators and Seller) financial statements as Guarantor may prepare for its own use for the fiscal quarter then ended, which consolidated financial statements shall be prepared in conformity with GAAP applied on a Consistent Basis and certified by the chief financial officer, chief executive officer, treasurer or chief accounting officer of Guarantor; together with a certificate from such officer containing a computation of, and showing compliance with, the financial restrictions contained in Section 7.04.

            (b) Annual Financial Statements. Guarantor will furnish to the Administrative Agent and each Bank Purchaser as soon as available and in any event within ninety (90) days after the end of each fiscal year of Guarantor, copies of both the consolidated and consolidating (showing each of the Originators and Seller) balance sheets as at the end of such fiscal year, and the related statements of income and retained earnings, and, with respect to the consolidated statements, related statements of cash flows and changes in financial position for the fiscal year then ended, or statements providing substantially similar information, in each case prepared in reasonable detail (except for consolidating statements) and in accordance with GAAP applied on a Consistent Basis and, with respect to the consolidated statements, certified by nationally recognized public accountants; together with a certificate from such accountants containing, as applicable, a computation of the financial restrictions contained in
      Section 7.04 and a statement that to the best knowledge of such accountants the restrictions in Section 7.04 have not been violated.

            (c) Reports to Holders and Exchanges. Each of SCI and Seller will, and Guarantor will, and will cause SCI to, furnish to the Administrative Agent and each Bank Purchaser, in addition to the reports required by subsections (a) and (b) next above, promptly upon the Administrative Agent's or any Bank Purchaser's request, copies of any reports specified in such request which it sends its public stockholders generally, and any reports or registration statements that it files with the SEC or any national securities exchange other than registration statements relating to employee benefit plans and to registrations of securities for selling security holders.

            (d) ERISA. Each of SCI and Seller will, and Guarantor will, and will cause SCI to, furnish to the Administrative Agent and each Bank Purchaser, promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event defined in Article IV of ERISA which it or any of its Affiliates files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which it or any of its Affiliates receives from the Pension Benefit Guaranty Corporation.

            (e) Termination Events. Each of SCI and Seller will, and Guarantor will, and will cause SCI to, furnish to the Administrative Agent and each Bank Purchaser, as soon as possible and in any event within three (3) Business Days after any Executive Officer of Guarantor, SCI or Seller has notice or actual knowledge of the occurrence of each Termination Event and each Unmatured Termination Event, a written statement of an Executive Officer of Seller, SCI or

      Guarantor, as the case may be, setting forth details of such event and the action that Seller, SCI or Guarantor, as the case may be, proposes to take with respect thereto.

            (f) Litigation. Each of SCI and Seller will, and Guarantor will, and will cause SCI to, furnish to the Administrative Agent and each Bank Purchaser as soon as possible and in any event within five Business Days of Seller's SCI's or Guarantor's knowledge thereof, notice of (i) the commencement of or any development in any litigation, investigation or proceeding which may exist at any time which could reasonably be expected to have a Material Adverse Effect or Seller Material Adverse Effect and
      (ii) any material adverse development in previously disclosed litigation.

            (g) Credit and Collection Procedure. SCI will, and Guarantor will cause SCI to, deliver to the Administrative Agent and each Bank Purchaser any proposed material changes in the Credit and Collection Procedure at least thirty (30) days prior to the implementation of such changes.

            (h) Bank Credit Agreement. Guarantor will use its reasonable efforts to deliver to the Administrative Agent and each Bank Purchaser which is not a party to the Bank Credit Agreement copies of all drafts of all consents, waivers and amendments to the Bank Credit Agreement that are distributed to the bank group, and all final executed copies thereof, in each case promptly after they are available (it being understood that neither the Administrative Agent, in such capacity, nor any Bank Purchaser, in such capacity, has any right to approve such consents, waivers and amendments).

            (i) Other. Each of SCI and Seller will, and Guarantor will, and will cause SCI to, promptly, from time to time, furnish to the Administrative Agent and each Bank Purchaser such other information, documents, records or reports respecting the Receivables or the condition or operations, financial or otherwise, of Seller, SCI or Guarantor as the Administrative Agent or any Bank Purchaser may from time to time reasonably request in order to protect the interests of the Administrative Agent or the Purchasers under or as contemplated by this Agreement.

      SECTION 7.03. Negative Covenants. From the date hereof until the End Date, without the prior written consent of the Required Purchasers:

            (a) Sales, Liens, Etc. Seller will not, except as otherwise provided herein, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to, any Pool Receivable or related Contract or Related Security, or any interest therein, or any lock-box account to which any Collections of any Pool Receivable are sent, or any right to receive income from or in respect of any of the foregoing.

            (b) Extension or Amendment of Receivables. Neither SCI nor Seller will, and Guarantor will not permit SCI to, except as otherwise permitted in Section 8.02(c), extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any material term or condition of any Contract related thereto, or any term or condition of any such Contract that relates to collectibility of the related Receivable.

            (c) Change in Business or Credit and Collection Procedure. SCI will not, and Guarantor will not permit SCI to, cease to engage in business of substantially the same general type now conducted by it, or make any material change in the Credit and Collection Procedure.

            (d) Change in Payment Instructions to Obligors. Neither SCI nor Seller will, and Guarantor will not permit SCI to, add or terminate any bank as a Lock-Box Bank from those listed in Schedule 6.01(l) or make any change in its instructions to Obligors regarding payments to be made to Seller or Servicer or payments to be made to any Lock-Box Bank, unless the Administrative Agent and each Bank Purchaser shall have received notice of (and the Administrative Agent, upon direction of the Required Purchasers, consented to) such addition, termination or change and duly executed copies of Lock-Box Agreements with each new Lock-Box Bank.

            (e) Deposits to Special Accounts. Neither SCI nor Seller will, and Guarantor will not permit SCI to, deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Pool Receivables.

            (f) Purchase and Sale Agreement. SCI will not, and Guarantor will not permit SCI to, amend, waive or terminate any Purchase and Sale Agreement or any material provision thereof.

            (g) Sale Agreements. Neither SCI nor Seller shall amend, waive, terminate or modify any Second Tier Sale Agreement or Initial Purchaser Note. Seller shall not amend Article III, IV(b), VI, VII or VIII of its articles of incorporation.

            (h) Incurrence of Indebtedness. Seller will not incur or suffer to exist any Indebtedness other than its obligations to Servicer, the Purchasers and the Administrative Agent hereunder and its obligations to SCI under the Initial Purchaser Note.

            (i) Restricted Payments. Seller shall not (i) declare or pay any dividends, (ii) lend or advance any funds or (iii) repay any loans or advances to, for or from any Originator or any other Affiliated Party (including making any payment pursuant to the Initial Purchaser Notes) (all of the foregoing, "Restricted Payments"), provided that Seller may make payments on any Initial Purchaser Note in accordance with its terms and pay dividends and make Originator Loans, in each case, from Collections paid or released to Seller pursuant to Section 3.01 or 3.02, so long as no Termination Event or Unmatured Termination Event has occurred and is continuing or would result therefrom, and after giving effect thereto, Seller's Tangible Net Worth is not less than $20,000,000.

      Section 7.04. Separate Corporate Existence. Guarantor, Seller and SCI hereby acknowledge that each Purchaser and the Administrative Agent are entering into the transactions contemplated by this Agreement in reliance upon the Seller's identity as a legal entity separate from the other Affiliated Parties. Therefore, Guarantor, Seller and SCI shall take the steps described in this
Section 7.04 and any other steps that the Administrative Agent or any Purchaser reasonably requests to continue Seller's identity as such a separate legal entity and to make it apparent to third Persons that Seller is an entity with assets and liabilities distinct from those of the other Affiliated Parties and those of any other Person, and not a division of the other Affiliated Parties or any other Person:

            (a) Seller will be a limited purpose corporation whose primary activities are restricted in its articles of incorporation to purchasing Receivables from the Originators pursuant to the Second Tier Sale Agreements, entering into agreements for the servicing of such Receivables, selling undivided interests in the Receivables to the Administrative Agent for the benefit of the Purchasers, and conducting such other activities as it reasonably deems necessary or appropriate to carry out its primary activities;

            (b) At least two members of Seller's Board of Directors shall be individuals who are not direct, indirect or beneficial stockholders, officers, directors, employees, affiliates, associates, customers or suppliers of any other Affiliated Party;

            (c) No director or officer of Seller shall at any time serve as a trustee in bankruptcy for any other Affiliated Party;

            (d) Any employee, consultant or agent of Seller will be paid by the Manager for services provided to Seller, which payment shall be charged to Seller's account, except as provided in this Agreement in respect of the Servicing Fee. Seller will engage no agents other than a Servicer for the Receivables, which Servicer (if an Affiliated Party) will be fully compensated for its services to Seller by payment of the Servicing Fee, and the Manager pursuant to the Management Agreement, which Manager's fees shall not exceed $10,000 in any calendar year;

            (e) Seller will not incur any liabilities other than its liabilities hereunder and under the other Agreement Documents, liabilities to the independent directors not exceeding $10,000 at any time outstanding (although annual compensation may exceed $10,000 per year), plus $1,000 for each meeting in excess of three per year, plus out-of-pocket expenses approved by the Manager and other liabilities incurred in the ordinary course of business that do not exceed $3,000 due and owing at any one time;

            (f) Seller's operating expenses will not be paid by any other Affiliated Party;

            (g) Seller will have its own separate mailing address, stationery and, if used, bank checks and, if it uses premises leased, owned or occupied by any other Affiliated Party, its portion of such premises will be defined and separately identified;

            (h) Seller's books and records will be maintained separately from those of every other Affiliated Party;

            (i) Any financial statements of any other Affiliated Party which are consolidated to include Seller will contain detailed notes clearly stating that (A) all of Seller's assets are owned by the Seller, and (B) Seller is a separate corporate entity with its own separate creditors which will be entitled to be satisfied out of Seller's assets prior to any value in the Seller becoming available to Seller's equity holders;

            (j) The assets of Seller will be maintained in a manner that facilitates their identification and segregation from those of any other Affiliated Party;

            (k) Seller will strictly observe corporate formalities in its dealings with each other Affiliated Party, and funds or other assets of Seller will not be commingled or pooled with those of any other Affiliated Party;

            (l) Seller shall not maintain joint bank accounts with any other Affiliated Party or other depository accounts to which any other Affiliated Party (other than SCI or any Originator in its capacity as Servicer or Subservicer) has independent access;

            (m) Seller shall not, directly or indirectly, be named and shall not enter into any agreement to be named as a direct or contingent beneficiary or loss payee on any insurance policy covering the property of any other Affiliated Party;

            (n) Seller will maintain arm's length relationships with each other Affiliated Party. Any other Affiliated Party which renders or otherwise furnishes services or merchandise to Seller will be compensated by Seller at market rates for such services or merchandise; and

            (o) Neither Seller, on the one hand, nor any other Affiliated Party, on the other hand, will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other.

      SECTION 7.05. Financial Covenants. From the date hereof until the End Date, the Guarantor will:

            (a) not permit its Total Debt to Capitalization Ratio (as defined in and calculated in accordance with the terms of the Credit Agreement) to exceed 0.60 to 1.00.

            (b) not permit its Interest Coverage Ratio (as defined and calculated in accordance with the Credit Agreement) to be less than 2.00 to 1.00.

            (c) not permit at any time its Consolidated Net Worth (as defined and calculated in accordance with the Credit Agreement) to be less than the sum of (i) $958,278,000 and (ii) an amount equal to 50% of the net income (if positive) of the Guarantor and its Consolidated Subsidiaries (as defined in the Credit Agreement) (determined on a consolidated basis without duplication in accordance with GAAP) for each quarter of Guarantor commencing with and including the fiscal quarter ending March 26, 2000.

      The covenants contained in this Section 7.05 shall be calculated in the same manner as the corresponding covenants contained in the Bank Credit Agreement are calculated. If the financial covenants set forth in the Bank Credit Agreement which correspond to the financial covenants set forth in this
Section 7.05 are amended or deleted, the Guarantor will promptly provide notice of such event and a copy of such amendments or deletions to the Administrative Agent and each Bank Purchaser. If requested by all Bank Purchasers, this Agreement shall be amended to reflect such changes, and the Guarantor and the Seller hereby agree to promptly execute and deliver such amendments hereto as the Purchasers shall reasonably request to effect the foregoing.

                                  ARTICLE VIII

                          ADMINISTRATION AND COLLECTION

      SECTION 8.01. Designation of Servicer. (a) SCI as Initial Servicer. The servicing, administering and collection of the Pool Receivables shall be conducted by the Person designated as

Servicer hereunder ("Servicer") from time to time in accordance with this
Section 8.01. Until the Administrative Agent (acting at the direction of all Bank Purchasers) gives to SCI a Successor Notice (as defined in Section 8.01(b)), SCI is hereby designated as, and hereby agrees to perform the duties and obligations of, Servicer pursuant to the terms hereof.

      (b) Successor Notice; Servicer Transfer Events. Upon SCI's receipt of a notice from the Administrative Agent (given at the direction of all Bank Purchasers) of the designation of a new Servicer, which new Servicer shall have been approved by all Bank Purchasers (a "Successor Notice"), SCI agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrative Agent believes will facilitate the transition of the performance of such activities to the new Servicer, and the Administrative Agent (or its designee) shall assume each and all of SCI's said obligations to service and administer such Receivables, on the terms and subject to the conditions herein set forth, and SCI shall use its reasonable efforts to assist the Administrative Agent (or its designee) in assuming such obligations. From and after the acceptance by a new Servicer of its appointment as Servicer hereunder, the prior Servicer shall be released from its obligations as Servicer under this Agreement, other than its obligations set forth in the previous sentence. The Administrative Agent agrees not to give SCI a Successor Notice until after the occurrence and during the continuance of any Termination Event (any such Termination Event or other event being herein called a "Servicer Transfer Event"), in which case such Successor Notice may be given at any time at the direction of all Bank Purchasers. If SCI disputes the occurrence of a Servicer Transfer Event, SCI may take appropriate action to resolve such dispute; provided that SCI must terminate its activities hereunder as Servicer and allow the newly designated Servicer to perform such activities on the date provided by the Administrative Agent as described above, notwithstanding the commencement or continuation of any proceeding to resolve the aforementioned dispute.

      (c) Subcontracts. Servicer may, with the prior consent of the Required Purchasers, subcontract with any other Person for servicing, administering or collecting the Pool Receivables; provided that such Person agrees to conduct such duties in accordance with the terms of this Agreement; and provided, further, however, that Servicer shall remain liable for the performance of the duties and obligations of Servicer pursuant to the terms hereof; and, provided, further, that the Administrative Agent shall have the right to terminate or to continue any such subcontract upon the designation of a new Servicer approved by all Bank Purchasers.

      SECTION 8.02. Duties of Servicer. (a) Appointment; Duties in General. Each of Seller, each Purchaser and the Administrative Agent hereby appoints as its agent Servicer, as from time to time designated pursuant to Section 8.01, to enforce its rights and interests in and under the Pool Receivables, the Related Security and the Contracts. Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Procedure.

      (b) Allocation of Collections; Segregation. Servicer shall set aside for the account of Seller and the Purchasers their respective allocable shares of the Collections of Pool Receivables in accordance with Sections 3.01 and 3.02 but shall not be required (unless otherwise requested by the Administrative Agent or the Required Purchasers) to segregate the funds constituting such portions of such Collections, or to segregate the respective allocable shares of any Purchaser and any Program Support Party, if applicable, prior to the remittance thereof in accordance with such Sections. If instructed by the Administrative Agent or the Required Purchasers at any time, Servicer shall segregate and deposit with a bank (which may be a Bank Purchaser) designated by the Administrative Agent such allocable shares of Collections of Pool Receivables, set aside for any Purchaser, any Program Support Party and any other assignee from any Purchaser, on the first Business Day following receipt by Servicer of such Collections in immediately available funds.

      (c) Modification of Receivables. So long as no Termination Event or Unmatured Termination Event shall have occurred and be continuing, SCI, while it is Servicer, may, in accordance with the Credit and Collection Procedure, (i) extend the maturity or adjust the Unpaid Balance of any Defaulted Receivable as Servicer may reasonably determine to be appropriate to maximize Collections thereof; provided that, no such extension shall be for more than a total of thirty (30) days or cause any Defaulted Receivable to be an Eligible Receivable and, after giving effect to such extension of maturity, the Required Allocation will not exceed the Required Allocation Limit, and (ii) adjust the Unpaid Balance of any Receivable to reflect the reductions or cancellations described in Section 3.03(a)(i).

      (d) Documents and Records. Seller shall deliver to Servicer, and Servicer shall hold in trust for Seller and the Purchasers in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) that evidence or relate to Pool Receivables, except for Excluded Data.

      (e) Certain Duties to Seller. Servicer shall, as soon as practicable following receipt, turn over to Seller (i) that portion of Collections of Pool Receivables representing its undivided interest therein, less, in the event SCI or an Affiliate of SCI is not the Servicer, all reasonable and appropriate out-of-pocket costs and expenses (excluding overhead and any subservicing costs) of Servicer of servicing, collecting and administering the Pool Receivables to the extent not covered by the Servicer's Fee received by it, and (ii) the Collections of any Receivable that is not a Pool Receivable. Servicer, if other than SCI or an Affiliate of the SCI, shall, as soon as practicable upon demand, deliver to Seller all documents, instruments and records in its possession that evidence or relate to Receivables of Seller other than Pool Receivables, and copies of documents, instruments and records in its possession that evidence or relate to Pool Receivables.

      (f) Termination. Servicer's authorization under this Agreement shall terminate on the End Date.

      SECTION 8.03. Rights of the Administrative Agent. (a) Notice to Obligors. At any time following the occurrence and during the continuance of a Termination Event, the Administrative Agent may (and, upon direction of the Required Purchasers, shall) notify the Obligors of Pool Receivables, or any of them, of the ownership of the Undivided Interest by the Administrative Agent, on behalf of the Purchasers.

      (b) Notice to Lock-Box Banks. At any time following the earliest to occur of (i) the occurrence of a Termination Event, (ii) any of the Conditions Precedent shall not be satisfied and the Administrative Agent or the Required Purchasers, by written notice to Seller and Servicer, shall have requested implementation of the settlement procedures set forth in Section 3.02, and (iii) the warranty in Section 6.01(i) shall no longer be true with respect to a material portion of the Pool Receivables, the Administrative Agent is hereby authorized to give notice to the Lock-Box Banks (and shall give such notice if directed by the Required Purchasers), as provided in the Lock-Box Agreements, of the transfer to the Administrative Agent of dominion and control over the lock-box accounts to which the Obligors of Pool Receivables make payments. Seller hereby transfers to the Administrative Agent, effective when the Administrative Agent shall give notice to the Lock-Box Banks as provided in the Lock-Box Agreements, the exclusive dominion and control over such lock-box accounts, and shall take any further action that the Administrative Agent may reasonably request to effect such transfer. SCI shall promptly (but in any event within two (2) Business Days) identify any amounts deposited into any lock-box account that do not constitute Collections.

      (c) Rights on Servicer Transfer Event. At any time following the designation of a Servicer other than SCI pursuant to Section 8.01:

            (i) the Administrative Agent may (and, upon the direction of the Required Purchasers, shall) direct the Obligors of Pool Receivables, or any of them, to pay all amounts payable under any Pool Receivable directly to the Administrative Agent or its designee.

            (ii) Seller shall, at the Administrative Agent's or the Required Purchasers' request and at Seller's expense, give notice of the Administrative Agent's ownership to each said Obligor and direct that payments be made directly to the Administrative Agent or its designee.

            (iii) Seller shall, at the Administrative Agent's or the Required Purchasers' request, (A) assemble all of the documents, instruments and other records (including, without limitation, computer programs, tapes and disks), other than the Excluded Data, which evidence the Pool Receivables, and the related Contracts and Related Security, or which are otherwise necessary or desirable to collect such Pool Receivables, and shall make the same available to the Administrative Agent at a place selected by the Administrative Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Pool Receivables in a manner acceptable to the Administrative Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrative Agent or its designee.

            (iv) Each of Seller and each Purchaser hereby authorizes the Administrative Agent to take any and all steps, at any time after the Administrative Agent or the Required Purchasers have given notice to any Lock-Box Bank pursuant to Section 8.03(b), in Seller's name and on behalf of Seller and each Purchaser which are necessary or desirable, in the reasonable determination of the Administrative Agent, to collect all amounts due under any and all Pool Receivables, including, without limitation, endorsing Seller's name on checks and other instruments representing Collections and enforcing such Pool Receivables and the related Contracts.

            (v) Actions taken by the Administrative Agent pursuant to this Article shall be subject to the confidentiality provisions of Section 7.01(c).

      SECTION 8.04. Responsibilities of Seller. Anything herein to the contrary notwithstanding:

            (a) Seller shall perform all of its obligations under the Contracts related to the Pool Receivables and under the related purchase orders and other agreements to the same extent as if the Undivided Interest had not been sold hereunder and the exercise by the Administrative Agent of its rights hereunder shall not relieve Seller from such obligations.

            (b) Neither the Administrative Agent nor any Purchaser shall have any obligation or liability with respect to any Pool Receivables, Contracts related thereto or any other related purchase orders or other agreements, nor shall any of them be obligated to perform any of the obligations of Seller thereunder.

            (c) Seller hereby grants to Servicer an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of Seller all steps which are necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by Seller or transmitted or received by any Purchaser (whether or not from Seller) in connection with any Pool Receivable.

      SECTION 8.05. Further Action Evidencing Purchases. (a) Seller agrees that from time to time, at Seller's expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Administrative Agent or any Bank Purchaser may reasonably request in order to perfect, protect or more fully evidence the Purchases hereunder and the resulting Undivided Interest, or to enable any Purchaser or the Administrative Agent to exercise or enforce any of their respective rights hereunder. Without limiting the generality of the foregoing, Seller will:

            (i) upon the request of the Administrative Agent or the Required Purchasers, execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate, to evidence that the Undivided Interest has been sold in accordance with this Agreement;

            (ii) upon the request of the Administrative Agent or the Required Purchasers, to the extent reasonably practicable, mark conspicuously each Contract evidencing each Pool Receivable with a legend, acceptable to the Administrative Agent and the Required Purchasers, evidencing that the Undivided Interest has been sold in accordance with this Agreement; and

            (iii) on or before the date of the initial Purchase, to the extent reasonably practicable, mark its master data processing records evidencing such Pool Receivables and related Contracts with a legend, acceptable to the Administrative Agent and the Required Purchasers, evidencing that the Undivided Interest has been sold in accordance with this Agreement.

      (b) Seller hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Pool now existing or hereafter arising in the name of Seller.

      (c) Without limiting the generality of subsection (a), Seller will, not earlier than six (6) months and not later than two (2) months prior to the fifth anniversary of the date of filing of each of the financing statement referred to in Section 5.01(f) or any other financing statement filed pursuant to this Agreement or in connection with any Purchase hereunder, unless the End Date shall have occurred:

            (i) deliver to the Administrative Agent for execution and, upon receipt from the Administrative Agent of such executed statements, file or cause to be filed appropriate continuation statements with respect to such financing statements; and

            (ii) deliver or cause to be delivered to the Administrative Agent and each Bank Purchaser an opinion of the counsel for Seller referred to in Section 5.01(g) (or other counsel for Seller reasonably satisfactory to the Required Purchasers), in form and substance reasonably satisfactory to the Required Purchasers, confirming and updating the opinion delivered pursuant to Section 5.01 with respect to (and only with respect to) perfection issues, subject to customary qualifications, assumptions and exclusions typically included in such opinions.

      SECTION 8.06. Application of Collections. Any payment by an Obligor in respect of any indebtedness owed by it to Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless the Administrative Agent (with the consent of the Required Purchasers) instructs otherwise, be applied as a Collection of any Pool Receivable or Receivables of such

Obligor to the extent of any amounts then due and payable thereunder before such payment is applied to any other indebtedness of such Obligor.

                                   ARTICLE IX

                                SECURITY INTEREST

      SECTION 9.01. Grant of Security Interest. To secure all obligations of Seller arising in connection with this Agreement and each other Agreement Document to which it is a party, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, including, without limitation, all Indemnified Amounts, payments on account of Collections received or deemed to be received, fees and Earned Discount, in each case pro rata according to the respective amounts thereof, Seller hereby assigns and grants to the Administrative Agent, for the benefit of the Purchasers, a security interest in all of Seller's right, title and interest (including specifically any undivided interest retained by Seller hereunder) now or hereafter existing in, to and under all the Pool Receivables, the Related Security and all Collections with regard thereto, and all proceeds of the foregoing.

      SECTION 9.02. Further Assurances. The provisions of Section 8.05 shall apply to the security interest granted under Section 9.01 as well as to the Purchases and the Undivided Interest hereunder.

      SECTION 9.03. Remedies. Upon the occurrence and during the continuance of a Termination Event, the Administrative Agent, for the benefit of the Purchasers, shall have, with respect to the collateral granted pursuant to
Section 9.01, and in addition to all other rights and remedies available to any Purchaser or the Administrative Agent under this Agreement or other applicable law, all the rights and remedies of a secured party upon default under the UCC.

                                    ARTICLE X

                               TERMINATION EVENTS

      SECTION 10.01. Termination Events. If any of the following events ("Termination Events") shall occur:

            (a) (i) Servicer (if SCI or an Affiliate of SCI) shall fail to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (ii) next following) and such failure shall remain unremedied for two (2) Business Days after notice (which may be by telephone) to Servicer if such failure is the failure to deliver a Periodic Report when due or ten (10) Business

      Days after notice (which may be by telephone) to SCI in all other cases or
      (ii) Servicer (if SCI or an Affiliate of Seller) or Seller shall fail to make any payment or deposit to be made by it hereunder when due; or

            (b) Seller, SCI or Guarantor shall fail to perform or observe any term, obligation, covenant or agreement contained in Section 7.03, 7.04 or
      7.05 or to furnish to the Administrative Agent and each Bank Purchaser, pursuant to Section 7.02(e), a certificate required as a result of knowledge by an Executive Officer of Seller, SCI or Guarantor (as applicable) of the occurrence of a Termination Event or an Unmatured Termination Event; or

            (c) (i) If Seller or SCI shall fail to perform or observe any other term, obligation, covenant or agreement contained herein or any other Agreement Document on its part to be performed or observed (other than as set forth in Section 10.01(a) above or in Section 7.03, 7.04 or 7.05) and any such failure remains unremedied, until the first to occur of the date forty-five (45) days after an Executive Officer of Seller, SCI or Guarantor first obtains knowledge, or should have, in the exercise of reasonable diligence, obtained knowledge, thereof or the date thirty (30) days after written notice thereof shall have been given to Seller or SCI, as applicable, by the Administrative Agent or any Bank Purchaser, (ii) if any representation or warranty made by Seller, SCI or Guarantor in this Agreement (other than in Section 6.01(b), 6.01(c), 6.01(e), 6.01(h), 6.02(b), 6.02(c), 6.02(e), 6.03(b), 6.03(c) or 6.03(e)), or in any other
      Agreement Document to which it is a party, shall prove to have been incorrect, incomplete or misleading when made or deemed made in any material respect, and any such representation or warranty continues to be incorrect, incomplete or misleading in any material respect until the first to occur of the date forty-five (45) days after an Executive Officer of Seller, SCI or Guarantor first obtains knowledge, or should have, in the exercise of reasonable diligence, obtained knowledge, thereof or the date thirty (30) days after written notice thereof shall have been given to Seller by the Administrative Agent or any Bank Purchaser or (iii) any representation or warranty made by Seller, SCI or Guarantor in Section 6.01(b), 6.01(c), 6.01(e), 6.01(h), 6.02(b), 6.02(c), 6.02(e), 6.03(b),
      6.03(c) or 6.03(e) shall prove to have been incorrect, incomplete or misleading when made or deemed made in any material respect; or

            (d) (i) An "Event of Default" shall have occurred and be continuing under the Bank Credit Agreement; or (ii) with respect to any Indebtedness for money borrowed (other than the notes issued under the Bank Credit Agreement) or for the deferred purchase price of property created, issued, guaranteed, incurred or assumed by Seller, SCI, Guarantor or any Affiliate thereof which Indebtedness is in an aggregate principal amount equal to or greater than $10,000,000, Seller, SCI, Guarantor or any Affiliate thereof shall (A) default in the payment of principal of or interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created, or (B) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition described in either clause (i) or (ii) of this paragraph is a failure to pay such Indebtedness at maturity or is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due prior to its stated maturity; provided, however, that in the event any such default or other condition described in either clause (i) or (ii) of this paragraph shall have been cured or waived or any such acceleration rescinded in accordance with the terms thereof prior to the time that the Administrative Agent has declared the Facility Termination Date to have occurred, this Termination Event shall automatically cease to exist; or

            (e) A Change of Control shall occur; or

            (f) An Event of Bankruptcy shall have occurred and remained continuing with respect to any SCI Party; or

            (g) (i) Any litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings not disclosed in writing by Seller or SCI to the Administrative Agent and each Purchaser prior to the date of execution and delivery of this Agreement is pending against Seller, SCI or Guarantor, or (ii) any material development not so disclosed has occurred in any litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings so disclosed, which, in the case of clause (i) or (ii), in the reasonable opinion of the Required Purchasers is likely to have a Material Adverse Effect; or

            (h) At any time, the Required Allocation shall exceed the Required Allocation Limit; or

            (i) The Sales-Based Default Ratio exceeds 3% or the Delinquency Ratio exceeds 8%; or

            (j) The Losses to Liquidations Ratio exceeds 1.5%; or

            (k) The average of the Sales-Based Dilution Ratios for the preceding six consecutive months exceeds 3%; or

            (l) There shall have occurred any event which has a Material Adverse Effect or a Seller Material Adverse Effect; or

            (m) The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Internal Revenue Code with regard to any of the assets of Seller or Guarantor and such lien shall not have been released within five (5) days, or the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 4068 of the Employee Retirement Income Security Act of 1974 with regard to any of the assets of Seller or Guarantor and such lien shall not have been released within five (5) days; or

            (n) A Purchase and Sale Termination Event shall occur under any Second Tier Sale Agreement.

      SECTION 10.02. Remedies. (a) Optional Termination. Upon the occurrence of a Termination Event (other than a Termination Event described in subsection (f) of Section 10.01), the Administrative Agent shall, at the request, or may with the consent, of the Required Purchasers, by written notice to Seller declare the Facility Termination Date to have occurred, which Facility Termination Date shall be the date of such notice.

      (b) Automatic Termination. Upon the occurrence of a Termination Event described in subsection (f) of Section 10.01, the Facility Termination Date shall be deemed to have occurred automatically upon the occurrence of such event.

      (c) Additional Remedies. Upon any termination of the facility pursuant to this Section 10.02, the Administrative Agent and each Purchaser shall have, in addition to all other rights and remedies under this Agreement and any other Agreement Document or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative. Without limiting the foregoing or the general applicability of Article XII hereof, (i) the occurrence of a Termination Event shall not deny to any Purchaser any remedy in addition to termination of the Facility to which such Purchaser may be otherwise appropriately entitled, whether at law or in equity, and (ii) following the occurrence of any Termination Event each Purchaser may elect to assign to any Person any portion of the Undivided Interest owned by or on behalf of such Purchaser.

                                   ARTICLE XI

                            THE ADMINISTRATIVE AGENT

      SECTION 11.01. Authorization and Action. Each Purchaser hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

      SECTION 11.02. Administrative Agent's Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or the Administrative Agent under or in connection with this Agreement (including, without limitation, the servicing, administering or collecting Pool Receivables as Servicer pursuant to Section 8.01), except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Administrative Agent: (a) may consult with legal counsel (including counsel for Seller), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Purchaser or any other holder of any interest in Pool Receivables and shall not be responsible to any Purchaser or any such other holder for any statements, warranties or representations made in or in connection with this Agreement or any other Agreement Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of any SCI Party or to inspect the property (including the books and records) of any SCI Party; (d) shall not be responsible to any Purchaser or any other holder of any interest in Pool Receivables for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Agreement Document; and (e) shall incur no liability under or in respect of this Agreement or any other Agreement Document by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile or telex) believed by it to be genuine and signed or sent by the proper party or parties.

      SECTION 11.03. Administrative Agent and Affiliates. BofA and its Affiliates may generally engage in any kind of business with Seller, Guarantor, SCI, any Originator or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of Seller, Guarantor, SCI, any Originator or any Obligor or any of their respective Affiliates, all as if BofA were not the Administrative Agent and without any duty to account therefor to any Purchaser or any other holder of an interest in Pool Receivables.

      SECTION 11.04. Seller's Failure to Perform. If Seller or SCI fails to perform any of its agreements or obligations under this Agreement within any applicable time or grace period, the Administrative Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by Seller or SCI, as the case may be, as provided in
Section 13.01, provided, however, that the Administrative Agent shall not perform Seller's obligations under any Contract, other than those necessary to service and collect the related Pool Receivables.

                                   ARTICLE XII

                       ASSIGNMENT OF PURCHASER'S INTEREST

      SECTION 12.01. Restrictions on Assignments. (a) None of SCI, Seller or Guarantor may assign its rights hereunder or any interest herein without the prior written consent of each Bank Purchaser, and no Purchaser may assign its rights or obligations hereunder or its Purchaser's Interest (or portion thereof) to any Person without the prior written consent of Seller, which consent shall not be unreasonably withheld; provided, however, that without any such consent

            (i) Any Purchaser may assign, or grant a security interest in, its Purchaser's Interest (or portion thereof) to any of its Related Bank Purchasers (or any successor of any thereof by merger, consolidation or otherwise), any other commercial paper conduit administered by its Related Administrator or any Affiliate thereof, or any of its Program Support Providers (which may then assign the Purchaser's Interest (or portion thereof) so assigned or any interest therein to such party or parties as it may choose); and

            (ii) Any Conduit Purchaser may assign and grant a security interest in any interest in, to and under its Purchaser's Interest, this Agreement and the other Agreement Documents to any collateral trustee for its commercial paper program, and any successor in such capacity, to secure Purchaser's obligations under or in connection with its Commercial Paper Notes, any of its Program Support Agreement, and certain other obligations of such Purchaser incurred in connection with the funding of the Purchases and Reinvestments by it hereunder, which assignment and grant of a security interest shall not be considered an "assignment" for purposes of
      Section 12.01(b), Section 12.03 or 12.04 or, prior to the enforcement of such security interest, for purposes of any other provision of this Agreement.

      (b) Seller agrees to advise the requesting Purchaser within five (5) Business Days after receipt by Seller of written notice of any proposed assignment by such Purchaser of its Purchaser's Interest (or portion thereof), not otherwise permitted under subsection (a), of Seller's consent or non-consent to such assignment. If Seller does not consent to such assignment, such Purchaser may immediately assign its Purchaser's Interest (or portion thereof) to any of its Related Bank Purchasers or Program Support Providers or any Affiliate thereof. All of the aforementioned assignments shall be upon such terms and conditions as the related Purchaser and the assignee may mutually agree.

      SECTION 12.02. Rights of Assignee. Upon an assignment by a Purchaser in accordance with this Article XII, (a) the assignee receiving such assignment shall have all of the rights, and shall be deemed to have assumed all of the obligations, of such Purchaser hereunder with respect to the portion of such Purchaser's rights and obligations so assigned and (b) all references to such Purchaser in Section 4.02 shall be deemed to apply to such assignee to the extent of its interest in the related Purchaser's Investment and the related Collections.

      SECTION 12.03. Notice of Assignment. Each Purchaser shall provide written notice to Seller and the Administrative Agent of any assignment of any interest in the Undivided Interest (or portion thereof) by such Purchaser to any assignee, other than an assignment to a Program Support Provider pursuant to an applicable Program Support Agreement or to a collateral trustee for such Purchaser's commercial paper program.

      SECTION 12.04. Evidence of Assignment. Any assignment of any interest in the Undivided Interest (or portion thereof) to any Person may be evidenced by an instrument of assignment in the form of Exhibit 12.04 or by such other instrument(s) or document(s) as may be satisfactory to the assigning Purchaser, the Administrative Agent and the assignee.

                                  ARTICLE XIII

                                 INDEMNIFICATION

      SECTION 13.01. Indemnities. (a) General Indemnity of Seller. Without limiting any other rights which any such Person may have hereunder or under applicable law, Seller hereby agrees to indemnify each of the Administrative Agent, each Purchaser, each Program Support Provider, BofA, each of BofA's Affiliates, their respective successors, transferees, participants and assigns and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each an "Indemnified Party"), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or relating to this Agreement, any other Agreement Document or the ownership or funding of the Undivided Interest or in respect of any Receivable or any Contract, excluding, however, (a) Indemnified Amounts with respect to an Indemnified Party to the extent determined by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Indemnified Party and (b) recourse (except as otherwise specifically provided in Article II of this Agreement in connection with the calculation of the Undivided Interest) for Defaulted Receivables. Without limiting the foregoing, Seller hereby agrees to indemnify each Indemnified Party for Indemnified Amounts arising out of or relating to:

            (i) the transfer by Seller of any interest in any Pool Receivable other than the transfer of the Undivided Interest to the Administrative Agent, for the benefit of the Purchasers, pursuant to this Agreement and the grant of a security interest to the Administrative Agent pursuant to
      Section 9.01;

            (ii) the breach of any representation or warranty made by Seller (or any of its officers) under or in connection with this Agreement, any other Agreement Document, any Periodic Report or any other information or report delivered by, or on behalf of, Seller pursuant hereto, which shall have been false or incorrect in any material respect when made or deemed made;

            (iii) the failure by Seller to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, or the nonconformity of any Pool Receivable or the related Contract with any such applicable law, rule or regulation;

            (iv) the failure to vest and maintain vested in the Administrative Agent, for the benefit of the Purchasers, an undivided percentage ownership interest, to the extent of the Undivided Interest, in the Receivables in, or purporting to be in, the Receivables Pool, free and clear of any Adverse Claim, other than an Adverse Claim arising solely as a result of an act of a Purchaser, any assignee from a Purchaser or the Administrative Agent, whether existing at the time of any Purchase or Reinvestment or at any time thereafter;

            (v) the failure to file, or any delay in filing, Financing Statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any receivables in, or purporting to be in, the Receivables Pool, whether at the time of any Purchase or Reinvestment or at any time thereafter;

            (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivable's or the related Contract's not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

            (vii) any failure of Seller to perform its duties or obligations in accordance with the provisions of this Agreement;

            (viii) any breach of warranty or products liability claim arising out of or in connection with merchandise or services that are the subject of any Pool Receivable; or

            (ix) any tax or governmental fee or charge (but not including taxes upon or measured by net income), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the purchase or ownership of the Undivided Interest, or any other interest in the Pool Receivables or in any goods which secure any such Pool Receivables.

      (b) Indemnities by Servicer. Without limiting any other rights which any such Person may have hereunder or under applicable law, Servicer hereby agrees to indemnify each of the Indemnified Parties, forthwith on demand, from and against any and all Indemnified Amounts awarded against or incurred by any of them arising out or related to:

            (i) the fact that any representation or warranty made by such Servicer (or any of its officers) under or in connection with this Agreement, any Periodic Report or any other information or report delivered by such Servicer pursuant hereto shall have been false or incorrect in any material respect when made or deemed made;

            (ii) the failure by such Servicer to comply with any applicable law, rule or regulation with respect to the servicing or collection of any Pool Receivable or the related Contract;

            (iii) the failure of such Servicer or any subservicer to perform its duties or obligations in accordance with the provisions of this Agreement; or

            (iv) any dispute, claim, offset or defense of the Obligor to the payment of any Pool Receivable by reason of the action or inaction of such Servicer or any subservicer of such Servicer.

      (c) Contest of Tax Claim; After-Tax Basis. If any Indemnified Party shall have notice of any attempt to impose or collect any tax or governmental fee or charge for which indemnification will be sought from Seller under Section 13.01(a)(ix), such Indemnified Party shall give prompt notice of such attempt to Seller and Seller shall have the right, at its expense, to participate in any proceedings resisting or objecting to the imposition or collection of any such tax, governmental fee or charge. Indemnification hereunder shall be in an amount necessary to make the Indemnified Party whole after taking into account any tax consequences to the Indemnified Party of the payment of any of the aforesaid taxes and the receipt of the indemnity provided hereunder or of any refund of any such tax previously indemnified hereunder, including the effect of such tax or refund on the amount of tax measured by net income or profits which is or was payable by the Indemnified Party.

      (d) Contribution. If for any reason the indemnification provided above in this Section 13.01 is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then Seller or SCI, as the case may be, agrees to contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and Seller or SCI, as the case may be, on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

                                   ARTICLE XIV

                                    GUARANTEE

      SECTION 14.01. Guarantee. (a) Guarantor hereby unconditionally and irrevocably covenants and agrees that it will cause SCI and each Originator duly and punctually to perform and observe all of the terms, conditions, covenants, agreements (including, without limitation, agreements to turn over Collections or deemed Collections) and indemnities of SCI and each Originator, respectively, under this Agreement and the other Agreement Documents to which they are respectively a party strictly in accordance with the terms hereof and thereof and that if for any reason whatsoever SCI or any Originator shall fail to so perform and observe such terms, conditions, covenants, agreements and indemnities, Guarantor will duly and punctually perform and observe the same.

      (b) The liabilities and obligations of Guarantor under this Section 14.01 shall be absolute and unconditional under all circumstances and shall be performed by Guarantor regardless of (i) whether any Purchaser or the Administrative Agent shall have taken any steps to collect from SCI or any Originator any of the amounts payable by SCI or such Originator (as the case may be) to any Purchaser or the Administrative Agent under this Agreement or the other Agreement Documents or shall otherwise have exercised any of their rights or remedies under this Agreement or the other Agreement Documents against SCI or any Originator or against any Obligor under any of the Pool Receivables, (ii) the validity, legality or enforceability of this Agreement or of any other Agreement Documents against SCI or any Originator, or the disaffirmance of any thereof in any Event of Bankruptcy relating to SCI or any Originator, (iii) any law, regulation or decree now or hereafter in effect which might in any manner affect any of the terms or provisions of this Agreement or any other Agreement Document or any of the rights of any Purchaser or the Administrative Agent as against SCI or any Originator or as against any Obligor under any of such Pool Receivables or which might cause or permit to be invoked any alteration in time, amount, manner of payment or performance of any amount payable by SCI or any Originator to any Purchaser or the Administrative Agent under this Agreement or the other Agreement Documents, (iv) the merger or consolidation of SCI or any Originator into or with any corporation or any sale or transfer by SCI or any Originator or all or any part of its property, (v) the existence or assertion of any Adverse Claim with respect to any Pool Receivable, or (vi) any other circumstance whatsoever (with or without notice to or knowledge of Guarantor) which may or might in any manner or to any extent vary the risk of Guarantor, or might otherwise constitute a legal or equitable discharge of a surety or guarantor, it being the purpose and intent of Guarantor that the liabilities and obligations of Guarantor under this Section 14.01 shall be absolute and unconditional under any and all circumstances, and shall not be discharged except by payment and performance as in this Agreement provided. The guaranty set forth in this Section 14.01 is a guaranty of payment and performance and not just of collection.

      (c) Without in any way affecting or impairing the liabilities and obligations of Guarantor under this Section 14.01, any Purchaser or the Administrative Agent may at any time and from time to time in its discretion, without the consent of, or notice to, Guarantor, and without releasing or affecting Guarantor's liability hereunder (i) extend or change the time, manner, place or terms of this Agreement or any other Agreement Document, (ii) settle or compromise any of the amounts payable by SCI or any Originator to any Purchaser under this Agreement or the other Agreement Documents or subordinate the same to the claims of others, (iii) retain or obtain a lien upon or security interest in any property to secure any of the obligations hereunder, (iv) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to Guarantor, with respect to any of the obligations due hereunder, or (v) release or fail to perfect any lien upon or security interest in, or impair, surrender, release or permit any substitution in exchange for, all or any part of any property securing any of the obligations under this Agreement, it being understood that nothing contained in this Section 14.01(c) shall give any Purchaser or the Administrative Agent the right to take any of the foregoing actions if not permitted by the other provisions of this Agreement, by law, by written consent or otherwise.

      (d) The provisions of this Section 14.01 shall continue to be effective or be reinstated, as the case may be, if any time payment of any of the amounts payable by SCI or any Originator to any Purchaser or the Administrative Agent under this Agreement or the other Agreement Documents is rescinded or must otherwise be restored or returned by any Purchaser or the Administrative Agent, as the case may be, upon any Event of Bankruptcy involving SCI or any Originator, or otherwise, all as though such payment had not been made. Guarantor hereby waives (i) notices of the occurrence of any default hereunder (other than notices expressly required under this Agreement), (ii) any requirement of diligence or promptness on the part of any Purchaser or the Administrative Agent in making demand, commencing suit or exercising any other right or remedy under this Agreement or the other Agreement Documents, or otherwise, and (iii) any right to require any Purchaser or the Administrative Agent to exercise any right or remedy against SCI or any Originator or the Pool Receivables prior to enforcing any of their rights against Guarantor under this
Section 14.01. Guarantor agrees that, in the event of an Event of Bankruptcy with respect to SCI, any Originator or Guarantor, or any combination thereof, and if such event shall occur at a time when all of the Indemnified Amounts and other amounts due under this Agreement may not then be due and payable, Guarantor will pay to the Administrative Agent, for the benefit of the Purchasers, forthwith the full amount which would be payable hereunder by Guarantor if all such Indemnified Amounts and other obligations were then due and payable.

      SECTION 14.02. Maintenance of Ownership. Guarantor covenants and agrees that until the End Date, Guarantor, or one of its Wholly Owned Subsidiaries, will (a) maintain, directly or indirectly, ownership of 100% of all of the issued and outstanding shares of each class of voting capital stock of each of SCI, each Originator and Seller, free and clear of all liens and encumbrances and (b) maintain control of the election of the Board of Directors of each of SCI, each Originator and Seller.

      SECTION 14.03. Representation and Warranty. Guarantor represents and warrants that it now has, and will continue to have, independent means of obtaining information concerning each of SCI's and each Originator's affairs, financial condition and business. Neither any Purchaser nor the Administrative Agent shall have any duty or responsibility to provide Guarantor with any credit or other information concerning SCI's or any Originator's affairs, financial condition or business which may come into such Purchaser's or the Administrative Agent's possession.

      SECTION 14.04. Subrogation. Guarantor hereby agrees that no payment made by it or for its account pursuant to this Agreement shall entitle Guarantor by subrogation, indemnification, contribution, reimbursement or otherwise to any payment by SCI or from or out of any property of SCI or any Originator, until after the End Date and Guarantor shall not exercise any rights or remedies it has or may in the future have with respect to any of the foregoing until after the End Date.

                                   ARTICLE XV

                                  MISCELLANEOUS

      SECTION 15.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by Seller, SCI or Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by (a) Seller, SCI, Guarantor, the Administrative Agent and the Required Purchasers (with respect to an amendment) or (b) the Administrative Agent and the Required Purchasers (with respect to a waiver or consent by any of them) or Seller, SCI or Guarantor (with respect to a waiver or consent by Seller, SCI or Guarantor), as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided, however that no amendment shall (i) reduce the amount of Earned Discount, Purchaser's Investment or other amount payable to any Purchaser hereunder, or extend the time for the payment thereof, (ii) increase the amount of any Purchaser's Commitment, (iii) extend the Purchase Termination Date or the Scheduled Facility Termination Date with respect to any Purchaser,
(iv) change the calculation of Required Allocation or any of its components or
(v) change the definition of "Concentration Limit" or "Required Purchaser", in each case without the prior written consent of all Purchasers affected thereby.

      SECTION 15.02. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise expressly stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth under its name on Schedule
15.02 or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered, when received,
(b) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid, (c) if sent by overnight courier, one Business Day after having been given to such courier, and (d) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means, except that notices and communications pursuant to Article I, Section 2.04(c), Section 8.01(b) and the definition of "Designated Obligor" shall not be effective until received.

      SECTION 15.03. No Waiver; Remedies. No failure on the part of the Administrative Agent, any Affected Party, any Indemnified Party, any Purchaser or any other holder of any interest in the Undivided Interest to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      SECTION 15.04. Binding Effect; Survival. This Agreement shall be binding upon and inure to the benefit of Seller, SCI and Guarantor, the Administrative Agent, the Purchasers and their respective successors and assigns, and the provisions of Section 4.02 and Article XIII shall inure to the benefit of the Affected Parties and the Indemnified Parties, respectively, and their respective successors and assigns; provided, however, nothing in the foregoing shall be deemed to authorize any assignment not permitted by Section 12.01. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the End Date. The rights and remedies with respect to any breach of any representation and warranty made by Seller, SCI and Guarantor pursuant to
Article VI, the indemnification and payment provisions of Article XIII and Sections 4.02, 14.05, 14.06 and 14.07, and the provisions of Sections 15.06 and
15.18 shall be continuing and shall survive any termination of this Agreement. After the End Date, the Administrative Agent shall, at the request and expense of the Seller, execute and deliver to the Seller such documents as the Seller shall reasonably request to evidence the termination of the Undivided Interest, including, without limitation, UCC termination statements.

      SECTION 15.05. Costs, Expenses and Taxes. In addition to its obligations under Article XIII, Seller, SCI and Guarantor, jointly and severally, agree to pay on demand:

            (a) all reasonable costs and expenses incurred by the Administrative Agent, each Purchaser, BofA, each Program Support Provider and their respective Affiliates in connection with the negotiation, preparation, execution and delivery, the administration (including periodic auditing) or the enforcement of, or any actual or claimed breach of, this Agreement and the other Agreement Documents, including, without limitation (i) the reasonable fees and out-of-pocket expenses of counsel to any of such Persons incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under any of the Agreement Documents, provided, that Seller, SCI and Guarantor shall only be responsible for the fees and expenses of one counsel for each Related Group, unless a conflict of interest or potential conflict of interest exists among such Persons, and (ii) all reasonable out-of-pocket expenses (including reasonable fees and expenses of independent accountants) incurred in connection with any review of Seller's, SCI's or Guarantor's books and records either prior to the execution and delivery hereof or pursuant to the terms hereof; and

            (b) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Agreement Documents, and agrees to indemnify each Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

      SECTION 15.06. No Proceedings. Seller, SCI, Guarantor, each Bank Purchaser, each other Conduit Purchaser and BofA, individually and as Administrative Agent, each hereby agrees that it will not institute against any Conduit Purchaser, or join any other Person in instituting against any Conduit Purchaser, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy) so long as any Commercial Paper Notes issued by such Conduit Purchaser shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Commercial Paper Notes shall have been outstanding. The foregoing shall not limit Seller's right to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any Person other than Seller, SCI or Guarantor.

      SECTION 15.07. Confidentiality of Information. (a) Each SCI Party acknowledges that each Purchaser regards the structure of the transactions contemplated by this Agreement, the other Agreement Documents, and by any Program Support Agreement and the other Program Documents referred to therein, to be proprietary, and each such SCI Party severally agrees that:

            (i) unless such Purchaser shall otherwise agree in writing, and except as provided in subsection (b), such party will not disclose to any other person or entity:

                  (A) any information furnished to such party by any Information
            Provider regarding the asset securitization transaction contemplated hereby,

                  (B) copies of this Agreement,

                  (C) any information furnished to such party by any Information
            Provider regarding, or copies of, any Program Support Agreement, any of the other Program Documents referred to therein, or any transaction contemplated thereby,

                  (D) any information furnished to such party by any Information
            Provider regarding the organization or business of such Purchaser generally, or

                  (E) any information which is furnished to such party by any
            Information Provider and is designated by such Information Provider to such party in writing or otherwise as confidential or not otherwise available to the general public

(the information referred to in clauses (A), (B), (C), (D) and (E) above, whether furnished by a Purchaser, BofA (including any branch or agency thereof), any Program Support Provider, any assignee of or participant in any rights or obligations of any Purchaser or any Program Support Provider identified to Seller and Guarantor by written notice from the assignor or seller of such participation interest, as the case may be, or any attorney for any of the foregoing (each an "Information Provider"), is collectively referred to as the "Information"; provided, however, "Information" shall not include any information which is or becomes generally available to the general public or to such party on a nonconfidential basis from a source other than any other Information Provider, or which was known to such party on a nonconfidential basis prior to its disclosure by any Information Provider);

            (ii) such party will make the Information available to only such of its officers, directors, employees and agents, and to officers, directors, employees and agents of any of its Affiliates, who (A) in the good faith belief of such party, have a need to know such Information, and (B) are informed by such party of the confidential nature of the Information and the terms of this Section 15.07; and

            (iii) such party will not use the Information as the basis of a similar financing with any other party.

      (b) Notwithstanding clause (i) of subsection (a), each SCI Party may disclose any Information:

            (i) to its independent attorneys, consultants and auditors who (A) in the good faith belief of such party, have a need to know such Information and (B) are informed by such party of the confidential nature of the Information and the terms of this Section 15.07;

            (ii) to any other party to this Agreement;

            (iii) as may be required in such party's reasonable judgment, by any municipal, state, federal or other regulatory body, whether domestic or foreign, (including, without limitation, the SEC) having or claiming to have jurisdiction over such party, in order to comply with any law, order, regulation, regulatory request or ruling applicable to such party (it being understood that in no event will the Fee Letter be publicly filed (except as required pursuant to subsection (c)(iv) below) without each Bank Purchaser's prior written consent); or

            (iv) subject to subsection (c), in the event such party is legally compelled (by interrogatories, requests for information or copies, subpoena, civil investigative demand or similar process) to disclose such Information.

      (c) In the event that any SCI Party or anyone to whom such party or its representatives transmits the Information is requested or becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Information other than pursuant to subsections (b)(i) or (ii), such party will (or will cause its representatives to)

            (i) provide with prompt written notice so that (A) an Information Provider, at its sole cost and expense, may seek a protective order or other appropriate remedy, or (B) such Purchaser may, if it so chooses, agree that such party (or its representatives) may disclose such Information pursuant to such request or legal compulsion;

            (ii) unless the related Purchaser agrees that such Information may be disclosed, make (at its sole cost and expense) a timely objection to the request or compulsion to provide such Information on the basis that such Information is confidential and subject to the agreements contained in this Section 15.07;

            (iii) take any action (at the related Purchaser's sole cost and expense) as any related Information Provider may reasonably request to seek a protective order or other appropriate remedy, provided that, in connection therewith, such party shall have first received such assurances as it may reasonably request that such Information Provider shall reimburse such party's or its representatives' reasonable costs and expenses or provide such other assistance as such party or its representatives may reasonably require; and

            (iv) in the event that such protective order or other remedy is not obtained, or the related Purchaser agrees that such Information may be disclosed, use its best efforts to furnish only that portion of the Information which such party reasonably believes is legally required to be furnished, and, provided such party (or its representative) is reimbursed or assisted as referred to in clause (iii) above, exercise best efforts to obtain reliable assurance that confidential treatment will be accorded the Information.

      (d) This Section 15.07 shall survive termination of this Agreement.

      SECTION 15.08. Captions and Cross References. The various captions (including, without limitation, the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Appendix, Schedule or Exhibit are to such Section of or Appendix, Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

      SECTION 15.09. Integration. This Agreement and the other Agreement Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

      SECTION 15.10. Governing Law. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW

YORK, EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE INTERESTS OF THE ADMINISTRATIVE AGENT OR ANY PURCHASER IN THE RECEIVABLES IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

      SECTION 15.11. Waiver Of Jury Trial. SELLER, SCI AND GUARANTOR HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER AGREEMENT DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY BE IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING OR OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, OR ANY OTHER AGREEMENT DOCUMENT AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT A JURY TRIAL.

      SECTION 15.12. Consent To Jurisdiction; Waiver Of Immunities. EACH OF SELLER, EACH PURCHASER, SCI AND GUARANTOR HEREBY ACKNOWLEDGES AND AGREES THAT:

            (a) IT IRREVOCABLY (i) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION, FIRST, OF ANY UNITED STATES FEDERAL COURT, AND SECOND, IF FEDERAL JURISDICTION IS NOT AVAILABLE, OF ANY STATE COURT, IN EITHER CASE SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND (ii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

            (b) TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS AGREEMENT.

      SECTION 15.13. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

      SECTION 15.14. Originators. Until such time, if ever, that a Second Tier Sale Agreement or a Purchase and Sale Agreement with an Originator is executed, delivered and approved by the Administrative Agent and all Bank Purchasers, all references to such Originator other than SCI, or a purchase from such Originator other than SCI, shall be inoperative.

      SECTION 15.15. Confidentiality of SCI Information. Pursuant to the negotiation, preparation and implementation of this Agreement and the Agreement Documents, the Guarantor and its Affiliates may from time to time furnish to the Administrative Agent or a Purchaser written information which is identified to such Person in writing when delivered as confidential (the "SCI Confidential Information"). Each such Person shall use reasonable efforts to apply to any SCI Confidential Information such procedures regarding confidentiality as it applies generally to information of that nature; provided, however, that any such Person may disclose any SCI Confidential Information or other documents delivered to such Person, and disclose any other information disclosed to such Person, by or on behalf of the Guarantor or its Affiliates in connection with or pursuant to this Agreement to (i) such Person's directors, officers, employees, agents and professional consultants, (ii) the Administrative Agent, (iii) the Purchasers,
(iv) any Person to which such Person offers to sell, assign or grant a security interest in all or any portion of its Purchaser's Interests or other rights or interests under this Agreement pursuant to Article XII hereof, which prospective purchaser, assignee or grantee agrees in writing prior to the receipt of SCI Confidential Information to comply with this Section 15.15, (v) any federal or state regulatory authority having jurisdiction over such Person, (vi) any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to such Person,
(b) in response to any subpoena or other legal process, (c) in connection with any litigation to which such Person is a party or (d) in order to protect such Person's rights under this Agreement, (vii) any rating agency rating, or placement agent placing, a Conduit Purchaser's Commercial Paper Notes and (viii) any Program Support Provider. In connection with disclosures by any Person pursuant to clause (vi)(b) or (c) above, such Person shall use its reasonable efforts to notify the Guarantor prior to any such disclosure unless such notification to the Guarantor is prohibited by court order. Notwithstanding the foregoing, any Person that discloses SCI Confidential Information pursuant to this Section 15.15 shall not be liable to the Guarantor for failure to notify the Guarantor of such disclosure.

      SECTION 15.16. Funding. Any Bank Purchaser may fund or maintain its Purchaser's Interest hereunder through any branch or agency of such Bank Purchaser.

      SECTION 15.17. Sharing of Payments, Etc. If any Purchaser (for purposes of this Section, a "Recipient") shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of the portion of the Undivided Interest owned by it (other than as a result of the different methods for calculating Earned Discount) in excess of its ratable share of payments on account of the Undivided Interest obtained by the Purchasers entitled thereto, such Recipient shall forthwith purchase from the Purchasers entitled to a share of such amount participations in the portions of the Undivided Interest owned by such Persons as shall be necessary to cause such Recipient to share the excess payment ratably with each such other Person entitled thereto; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Recipient, such purchase from each such other Person shall be rescinded and each such other Person shall repay to the Recipient the purchase price paid by such Recipient for such participation to the extent of such recovery, together with an amount equal to such other Person's ratable share (according to the proportion of (a) the amount of such other Person's required payment to (b) the total amount so recovered from the Recipient) of any interest or other amount paid or payable by the Recipient in respect of the total amount so recovered.

      SECTION 15.18. Excess Funds. No Conduit Purchaser shall be required to make payment of any amounts required to be paid by it pursuant hereto unless such Conduit Purchaser has Excess Funds (as defined below); provided that no Conduit Purchaser shall be required at any time to make Purchases or permit Reinvestments hereunder, each of which are and shall remain in its sole and absolute discretion. If a Conduit Purchaser does not have Excess Funds, the excess of the amount due hereunder over the amount paid shall not constitute a "claim" (as defined in Section 101(5) of the Federal Bankruptcy Code) against such Conduit Purchaser until such time as such Conduit Purchaser has Excess Funds. If a Conduit Purchaser does not have sufficient Excess Funds to make any payment due hereunder, then such Conduit Purchaser may pay a lesser amount and make additional payments that in the aggregate equal the amount of deficiency as soon as possible thereafter. The term "Excess Funds" means the excess of (a) the aggregate projected value of a Conduit Purchaser's assets and other property (including cash and cash equivalents), over (b) the sum of (i) the sum of all scheduled payments of principal, interest and other amounts payable on publicly or privately placed indebtedness of such Conduit Purchaser for borrowed money, plus (ii) the sum of all other liabilities, indebtedness and other obligations of such Conduit Purchaser for borrowed money or owed to any credit or liquidity provider, together with all unpaid interest then accrued thereon, plus (iii) all taxes payable by such Conduit Purchaser to the Internal Revenue Service, plus
(iv) all other indebtedness, liabilities and obligations of such Conduit Purchaser then due and payable, but the amount of any liability, indebtedness or obligation of such Conduit Purchaser shall not exceed the projected value of the assets to which recourse for such liability, indebtedness or obligation is limited. Excess Funds with respect to Amsterdam shall be calculated once each Business Day.

                               [SIGNATURES FOLLOW]

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                       QUINCY CAPITAL CORPORATION,
                                       as a Conduit Purchaser


                                       By
                                          --------------------------------------
                                        Title
                                              ----------------------------------


                                       AMSTERDAM FUNDING CORPORATION,
                                       as a Conduit Purchaser


                                       By
                                          --------------------------------------
                                        Title
                                              ----------------------------------


                                       RECEIVABLES CAPITAL CORPORATION,
                                       as an Exiting Purchaser


                                       By
                                          --------------------------------------
                                        Title
                                              ----------------------------------


                                                     SECOND AMENDED AND RESTATED
                                       S-1        RECEIVABLES PURCHASE AGREEMENT

                                       BANK OF AMERICA, NATIONAL ASSOCIATION,
                                       as the Administrative Agent


                                       By
                                          --------------------------------------
                                        Title
                                              ----------------------------------


                                       BANK OF AMERICA, NATIONAL ASSOCIATION,
                                       as a Bank Purchaser


                                       By
                                          --------------------------------------
                                        Title
                                              ----------------------------------


                                       ABN AMRO BANK N.V.,
                                       as a Bank Purchaser


                                       By
                                          --------------------------------------
                                        Title
                                              ----------------------------------


                                       By
                                          --------------------------------------


                                                     SECOND AMENDED AND RESTATED
                                       S-2        RECEIVABLES PURCHASE AGREEMENT

                                        Title
                                              ----------------------------------


                                                     SECOND AMENDED AND RESTATED
                                       S-3        RECEIVABLES PURCHASE AGREEMENT

                                       SCI FUNDING, INC.,
                                       as Seller


                                       By
                                          --------------------------------------
                                        Title
                                              ----------------------------------


                                       SCI TECHNOLOGY, INC.,
                                       as initial Servicer


                                       By
                                          --------------------------------------
                                        Title
                                              ----------------------------------


                                       SCI SYSTEMS, INC.


                                       By
                                          --------------------------------------
                                        Title
                                              ----------------------------------


                                                     SECOND AMENDED AND RESTATED
                                       S-4        RECEIVABLES PURCHASE AGREEMENT

                                   APPENDIX A

                                   DEFINITIONS

      This is Appendix A to the Second Amended and Restated Receivables Purchase Agreement, dated as of June 14, 2000, among SCI Funding, Inc., as Seller, SCI Technology, Inc., as initial Servicer, SCI Systems, Inc., as Guarantor, Receivables Capital Corporation, as an Exiting Purchaser, Quincy Capital Corporation and Amsterdam Funding Corporation as Conduit Purchasers, Bank of America, National Association, and ABN AMRO Bank N.V., as Bank Purchasers, and Bank of America, National Association, as Administrative Agent (as further amended, supplemented or otherwise modified from time to time, and including the Original Receivables Agreement for as long as it was in effect, this "Agreement"). Each reference in this Appendix A to any Section, Appendix or Exhibit refers to such Section of or Appendix or Exhibit to this Agreement.

                                      INDEX

                                                                        Page No.
                                                                        --------

A. Defined Terms  A-1

B.    Other Terms A-24

C.    Computations of Time Periods ...................................  A-24


      A. Defined Terms. As used in this Agreement, unless the context requires a different meaning, the following terms have the meanings indicated hereinbelow:

      "ABN" has the meaning set forth in the preamble.

      "Accounts Payable Amount" means at any time the aggregate amount, vouchered and unvouchered, owed by Seller or any Originator to any Obligor at such time for materials used in the manufacture or production of goods by an Originator.

      "Account Payable Obligor" means any Obligor with an Accounts Payable
Amount.

      "Accounts Receivable" means all rights of any Person to payment for goods sold or leased or for services rendered, whether or not such rights to payment have been earned by performance, including, without limitation, all accounts, contract rights, chattel paper, instruments and documents of any Person arising from the sale of goods or services by such Person, whether secured or unsecured, and whether now existing or hereafter created or arising and including, further, without limitation, federal and state tax refunds due and owing to such Person relating to taxes previously paid by such Person less all doubtful accounts receivable owing to such Person, as determined in accordance with GAAP.

      "Adjusted Average Maturity" has the meaning set forth in Appendix B.

      "Administrative Agent" has the meaning set forth in the preamble.

      "Administrative Agent's Account" has the meaning set forth in Section 3.05(a).

      "Adverse Claim" means a Lien or other right or claim of any Person other than (a) a potential claim or right (that has not yet been asserted) of a trustee appointed for an Obligor in connection with any Event of Bankruptcy or
(b) an unfiled lien for taxes accrued but not yet payable.

      "Affected Party" means each of each Purchaser, each Program Support Provider, any permitted assignee of a Purchaser, or a Program Support Provider, any assignee of any of a Purchaser's obligations to a Program Support Provider in respect of any Funding, or any holder of a participation interest in the rights and obligations of any Program Support Provider under any Program Support Agreement and in respect of any Funding, the Administrative Agent and any holding company of BofA or any Bank Purchaser.

      "Affiliate" when used with respect to a Person means any other Person controlling, controlled by, or under common control with, such Person.

      "Affiliated Party" means each of Guarantor, SCI and their Affiliates.

      "Aggregate Purchasers' Investment" means the sum of the Purchaser's Investments for all Purchasers.

      "Agreement Documents" means this Agreement, the Lock-Box Agreements, the Fee Letters, each Second Tier Sale Agreement, each Purchase and Sale Agreement and the other documents to be executed and delivered in connection herewith.

      "Alternate Reference Rate" has the meaning set forth in Appendix B.

      "Amsterdam" has the meaning set forth in the preamble.

      "Assignment Amount" means, with respect to any Bank Purchaser in the Quincy Related Group at the time of an assignment pursuant to Section 1.10, an amount equal to the least of (a) such Bank Purchaser's pro rata share of the Purchaser's Investment requested by Quincy to be assigned at such time; (b) such Bank Purchaser's Maximum Assignment Amount (minus any unrecovered principal amount of such Bank Purchaser's investments pursuant to Quincy's related Program Support Agreement) and (c) in the case of an assignment on or after the Conduit Investment Termination Date, the sum of such Bank Purchaser's Conduit Related Percentage of the aggregate principal balance of the Purchaser's Investment being transferred by Quincy plus any Earned Discount accrued and to accrue thereon minus (after the occurrence of a "Trigger Event" (as defined in the Program Support Agreement)) the excess, if any, of "DR" over "FLP" (each, as defined and calculated in the Program Support Agreement).

      "Average Maturity" has the meaning set forth in Appendix B .

      "Bank Credit Agreement" means that certain Amended and Restated Credit Agreement dated as of August 4, 1995, by and among Guarantor, as borrower thereunder, Citibank, N.A., as agent, ABN AMRO Bank N.V., as co-agent, and the other lenders signatory thereto, as the same has been and may be amended, supplemented, extended, renewed, restated, refinanced or replaced from time to time.

      "Bank Purchaser" has the meaning set forth in the preamble.

      "Bank Rate" has the meaning set forth in Appendix B.

      "BofA" has the meaning set forth in the preamble.

      "Business Day" means a day on which commercial banks in Chicago, Illinois, Charlotte, North Carolina, New York City and Huntsville, Alabama are not authorized or required to be closed for business.

      "Change of Control" means (i) that Seller ceases to be a Wholly Owned Subsidiary of SCI, (ii) that SCI or any other Originator ceases to be a Wholly Owned Subsidiary of Guarantor or (iii) in relation to Guarantor, the acquisition by any Person or group of Persons (within the meaning of Section 13 or 14 of the Exchange Act), of beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) of issued and outstanding shares of the capital stock of Guarantor entitled (without regard to the occurrence of any contingency) to vote for the election of members of the board of directors of Guarantor and having a then present right to exercise 50% or more of the voting power for the election of members of the board of directors of Guarantor attached to all such outstanding shares of capital stock of Guarantor.

      "Collections" means, with respect to any Receivable, all funds which either (a) are received by Seller, any Originator or Servicer from or on behalf of the related Obligors in payment of any amounts owed (including, without limitation, purchase prices, finance charges, interest and all other charges) in respect of such Receivable, or applied to such amounts owed by such Obligors (including, without limitation, insurance payments that Seller, any Originator or Servicer applies in the ordinary course of its business to amounts owed in respect of such Receivable and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Obligor or any other party directly or indirectly liable for payment of such Receivable and available to be applied thereon), or (b) are deemed to have been received, by Seller or any other Person as a Collection pursuant to Section 3.03.

      "Commercial Paper Notes" means short-term promissory notes issued or to be issued by a Conduit Purchaser to fund its investments in accounts receivable or other financial assets.

      "Commercial Paper Rate" has the meaning set forth in Appendix B.

      "Commitment" with respect to any Purchaser means the amount listed as such Purchaser's Commitment on Schedule I. Notwithstanding the use of the term "Commitment" in this Agreement with respect to any Conduit Purchaser, no Conduit Purchaser shall have any obligation hereunder to fund any Purchase or Reinvestment, all of such fundings being at such Conduit Purchaser's sole discretion.

      "Concentration Limit" has the meaning set forth in Section 2.04(b).

      "Conditions Precedent" has the meaning set forth in Section 5.02.

      "Conduit Purchaser" has the meaning set forth in the preamble.

      "Conduit Related Percentage" means with respect to any Bank Purchaser and any Related Group the ratio, expressed as a percentage, of (i) such Bank Purchaser's Commitment divided by (ii) the aggregate of the Commitments of each of the Bank Purchasers in such Related Group.

      "Consistent Basis" means, in reference to the application of GAAP, that the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preceding period, except to the extent required to reflect a change in GAAP or any other changes consented to by the Required Purchasers.

      "Contingent Obligation" as to any Person means any obligation of such Person guaranteeing or in effect guaranteeing any indebtedness, leases, dividends or other contractual obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not state or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

      "Contract" means a contract between an Originator and any Person, or an invoice from an Originator to any Person or a purchase order from any Person to an Originator, in each case pursuant to or under which such Person shall be obligated to make payments to an Originator.

      "Credit Agreement" means that certain Amended and Restated 364-Day Credit Agreement dated as of June 29, 2001 among SCI Systems, Inc., the Banks party thereto, Citicorp USA, Inc., as Administrative Agent and the other parties thereto, as in effect on August 10, 2001.

      "Credit and Collection Procedure" means those credit and collection policies and practices relating to Contracts and Receivables described in the PriceWaterhouseCoopers report attached as Schedule 6.01(m)-2, as modified without violating Section 7.03(c).

      "Credit Reserve" at any time means an amount equal to the greater of (1) $5,000,000 and (2) the product of (i) the Total Purchasers' Investment at such time, times (ii) the greatest of (A) 28%, (B) the sum of (I) the Dilution Reserve, plus (II) the product of (1) two times (2) the highest Sales-Based Default Ratio to have occurred for the most recent twelve Month End Dates times the quotient of (x) the cumulative billings over the most recent four months (provided that billings for the most recent five months shall be used if required by any Purchaser at any time) divided by (y) the aggregate Unpaid Balance of Eligible Receivables as of the most recent Month End Date and (C) the sum of (I) the Dilution Reserve, plus (II) the product of (1) 2.5 times (2) the highest Delinquency Ratio to have occurred for the most recent twelve Month End Dates.

      "Deemed Collection" has the meaning assigned thereto in the applicable Second Tier Sale Agreement.

      "Defaulted Receivable" means a Receivable:

            (a) as to which any payment, or part thereof, remains unpaid for 120 days (or 150 days if the Obligor thereof is a Governmental Authority) from the invoice date, other than amounts deemed uncollectible, in Servicer's reasonable judgment, due to contract cancellations and adjustments, which, in each case, are not related to and do not result from credit problems,

            (b) is due from an Obligor with respect to which an Event of Bankruptcy has occurred and remains continuing,

            (c) as to which payments have been extended, or the terms of payment thereof rewritten, without the Required Purchasers' consent, other than as permitted in Section 8.02(c), or

            (d) which has been or, consistent with the Credit and Collection Procedure, should be, written off Seller's books as uncollectible.

      "Delinquency Ratio" means the ratio (expressed as a percentage) computed as of each Month End Date by dividing (x) the aggregate Unpaid Balance of all Pool Receivables that were Delinquent Receivables on each of such Month End Date and the five (5) immediately preceding Month End Dates by (y) the aggregate Unpaid Balance of all Pool Receivables on such Month End Dates.

      "Delinquent Receivable" means a Receivable as to which any payment, or part thereof, remains unpaid for 90 days from the invoice date, other than amounts deemed uncollectible, in Servicer's reasonable judgment, due to billing disputes, contract cancellations for other than credit reasons and adjustments.

      "Designated Obligor" means, at any time, all Obligors except Excluded Obligors and any such Obligor as to which any Bank Purchaser has, at least three
(3) Business Days prior to the date of determination, given written notice to Seller and the Administrative Agent that such Obligor shall not be considered a Designated Obligor.

      "Dilution Factors" means any event or condition described in clause (i) of
Section 3.03(a) that would cause any Pool Receivable or portion thereof to be deemed a Collection.

      "Dilution Horizon Ratio" means as of any Month End Date (i) the aggregate billings for the three months preceding such Month End Date, divided by (ii) the aggregate Unpaid Balance of all Eligible Receivables at such Month End Date.

      "Dilution Reserve" at any time means an amount equal to (i) (a) two times the Expected Dilution Ratio, plus (b) the Spike Factor, times (ii) the Dilution Horizon Ratio.

      "Dilution Spike" means the highest Sales-Based Dilution Ratio to have occurred during the twelve month period preceding such Month End Date.

      "Discount Factor" has the meaning set forth in Appendix B.

      "Dollars" means dollars in lawful money of the United States of America.

      "Earned Discount" has the meaning set forth in Appendix B.

      "Eligible Contract" means a Contract similar to one of the forms set forth in Schedule 6.01(m)-1 or in another form approved by SCI in the exercise of its reasonable business judgment.

      "Eligible Receivable" means, at any time, a Receivable:

      (a) the Obligor of which (i) is not an Affiliate of Seller, and (ii) is a Designated Obligor at the time of the creation of an interest in such Receivable hereunder;

      (b) the Obligor of which is located in the United States (or is fully guaranteed by an Affiliate of the Obligor that is located in the United States pursuant to a guaranty in substantially the form attached hereto as Exhibit I-1 or such other form satisfactory in form to the Required Purchasers) or Canada, provided that the Administrative Agent and the Required Purchasers have determined, to their reasonable satisfaction, that such Receivables are not subject to any offset or withholding of any kind and has received an opinion of counsel, in form and substance satisfactory to the Required Purchasers, as to the true sale of such Receivables to Seller, the perfection of the Administrator's interest therein and such other matters as the Administrative Agent or any Bank Purchaser shall reasonably request;

      (c) which is not a Defaulted Receivable;

      (d) (i) which arose in the ordinary course of an Originator's business from the sale of such Originator's merchandise, insurance or services; provided that, if such Receivable was not originated by

SCI, the Unpaid Balance of such Receivable, when added to the aggregate Unpaid Balance of all other Pool Receivables not originated by SCI, does not exceed 5% of the aggregate Unpaid Balance of all Eligible Receivables and (ii) which, according to the Contract related thereto, is required to be paid in full within thirty (30) days of the original billing date or statement date therefor;

      (e) which is an account receivable representing all or part of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended;

      (f) which is denominated and payable only in United States dollars;

      (g) which arises under an Eligible Contract which has been duly authorized and which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable enforceable against such Obligor, as to all material terms thereof, in accordance with its terms;

      (h) the Obligor of which is not the Obligor of Defaulted Receivables that represent more than 10% of the aggregate Unpaid Balance of all Receivables of such Obligor;

      (i) which is not subject to any existing dispute, offset, counter-claim or defense whatsoever, except for Accounts Payable Amounts;

      (j) which, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) in any material respect and with respect to which no party to the Contract related thereto is in violation of any such law, rule or regulation in any material respect;

      (k) as to which, at or prior to the time of the initial creation of an interest in such Receivable through a Purchase, the Administrative Agent has not notified the Seller that any Bank Purchaser (exercising its reasonable credit judgment) has determined that such Receivable (or the class of Receivables into which such Receivable falls) is not acceptable for purchase hereunder;

      (l) no portion of which includes any amounts payable in respect of sales taxes;

      (m) which is not a progress billing;

      (n) which constitutes an account as defined in the UCC (or applicable Canadian law) as in effect in the jurisdiction governing the perfection of the Administrative Agent's ownership interest;

      (o) with regard to which the warranty of Seller in Section 6.01(i) is true and correct;

      (p) which arises out of a current transaction, or the proceeds of which have been or are to be used for current transactions, within the meaning of
Section 3(a)(3) of the Securities Act of 1933, as amended;

      (q) which (i) satisfies all applicable requirements of the related Credit and Collection Procedure and (ii) complies with such other criteria and requirements as any Bank Purchaser (exercising its reasonable credit judgment) may from time to time specify to the Seller and the Administrative Agent;

      (r) if such Receivable was originated by an Originator other than SCI, which was sold in a true sale to SCI pursuant to a Purchase and Sale Agreement that has been approved by the Required Purchasers and with respect to which all conditions precedent have been met to the satisfaction of the Required Purchasers (including, without limitation, the delivery of opinions of counsel), and, in each case, was sold to Seller pursuant to a Second Tier Sale Agreement; and

      (s) if the Obligor of such Receivable is an Account Payable Obligor, the Contract related to such Receivable between such Obligor and the related Originator that is the master contract for such Obligor has a "take or pay" clause and has been approved by the Required Purchasers.

      "End Date" means the date after the Facility Termination Date on which the Undivided Interest has been reduced to zero and all other amounts payable to any Purchaser or the Administrative Agent hereunder have been paid in full.

      "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

      "Eurodollar Rate (Reserve Adjusted)" has the meaning set forth in Appendix B.

      "Event of Bankruptcy" shall be deemed to have occurred with respect to a Person if either:

            (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

            (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Excluded Data" means any information or data pertaining to an Obligor, the disclosure of which information and data by Seller, Guarantor or any Affiliate of either of them (collectively, the "Disclosing Parties") to the Administrative Agent or a Purchaser could violate, in the good faith belief of counsel, any applicable "fair credit" law, privacy law or any similar statute, rule or regulation, or any contractual provision binding on any such Disclosing Party.

      "Excluded Obligors" means (i) each Governmental Authority (provided that Governmental Authorities shall only constitute "Excluded Obligors" from and after the date any Purchaser provides notice of such designation to the Seller and the Servicer) and (ii) any other Obligor approved as an "Excluded Obligor" by all Bank Purchasers in a written consent accompanied by a certificate from the Seller and the Servicer that such designation will not cause a Termination Event or Unmatured Termination Event to occur (provided, that each Bank Purchaser hereby consents to the future designation of NEC as an "Excluded Obligor" upon delivery of the certificate described above).

      "Executive Officer" means any of those officers of Guarantor, SCI or Seller, as the case may be, who are deemed to be "Executive Officers" thereof pursuant to Rule 405 of Regulation C of the Exchange Act or any officer of Guarantor or Seller, as the case may be, who is a senior vice president thereof, or any individual performing a similar role as any individual who is a senior vice president of Guarantor or Seller on the date of this Agreement.

      "Exiting Purchaser" has the meaning set forth in the preamble.

      "Expected Dilution Ratio" for any Month End Date means the average of the Sales-Based Dilution Ratios for the twelve months preceding such Month End Date.

      "Facility" means the purchase and reinvestment facility provided by the Purchasers pursuant to this Agreement.

      "Facility Termination Date" has the meaning set forth in Section 1.05.

      "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto or to the functions thereof.

      "Fee Letter" has the meaning set forth in Section 4.01.

      "Financing Lease(s)" shall mean (a) any lease of property, real or personal, the then present value of the minimum rental commitment of which should, in accordance with GAAP, be capitalized on a balance sheet of the lessee, and (b) any other such lease the obligations under which are capitalized on a consolidated balance sheet of SCI or Guarantor and its Subsidiaries.

      "Financing Statement" means any financing statement that lists the Seller (under any current name, any previous name or any trade name) as debtor and that is filed in any jurisdiction in which filings would be appropriate under the UCC or any comparable law to perfect a security interest in any Receivable, any Collections with respect thereto, any Related Security or any Contract.


      "Funded Percentage" with respect to any Purchaser at any time means the ratio, expressed as a percentage, of (i) such Purchaser's Purchaser's Investment divided by (ii) the Total Purchasers' Investment, in each case, at such time.

      "Funding" means a drawing under a letter of credit, surety bond or other instrument issued pursuant to a Program Support Agreement, a drawing on a cash collateral account funded pursuant to a Program Support Agreement, a purchase, loan or other extension of credit made by a Program Support Provider to a Conduit Purchaser under a Program Support Agreement, or any other advance or disbursement of funds from or to a Conduit Purchaser or for such Conduit Purchaser's account or for which such Conduit Purchaser is obligated to reimburse a Program Support Provider pursuant to a Program Support Agreement.

      "GAAP" means United States generally accepted accounting principles.

      "Governmental Authority" means any nation or government (including, without limitation, the United States government), any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative function of or pertaining to government.

      "Group Percentage" means, with respect to any Related Group, the ratio, expressed as a percentage, of (i) the aggregate of the Commitments of each of the Bank Purchasers in such Related Group divided by (ii) the aggregate of the Commitments of all Bank Purchasers.

      "Guarantor" has the meaning set forth in the preamble.

      "Indebtedness" of a Person, at a particular date, means any of the following at such date, without duplication, (a) indebtedness of such Person for borrowed money or evidenced by notes, bonds, debentures or like instruments, (b) indebtedness of such Person for the deferred purchase price of property or services, except current accounts payable and accrued expenses arising in the ordinary course of business, (c) obligations of such Person under any Financing Lease, (d) indebtedness of such Person arising under acceptance facilities, (e) unreimbursed draws on letters of credit and (f) Contingent Obligations.

      "Indemnified Amounts" has the meaning set forth in Section 13.01.

      "Indemnified Party" has the meaning set forth in Section 13.01.

      "Information" has the meaning set forth in Section 15.07.

      "Information Provider" has the meaning set forth in Section 15.07.

      "Initial Purchaser Note" has the meaning set forth in the applicable Second Tier Sale Agreement.

      "Inventory" means, with respect to any Person, all goods, merchandise and other personal property held for sale, and all raw materials, components, work or goods in process, finished goods, goods in transit and packing and shipping materials, accretions and accessions thereto, trust receipts and similar documents covering the same products, all whether now owned or hereafter acquired by such Person, all as determined in accordance with GAAP.

      "Lien" means a lien, security interest, charge or encumbrance.

      "Liquidations" means all funds described in clause (a) of the definition of Collections.

      "Liquidity Agreement" means, with respect to each Conduit Purchaser, any liquidity agreement entered into from time to time by such Conduit Purchaser related to this Agreement.

      "Liquidity Banks" means the purchasers or lenders from time to time parties to a Liquidity Agreement.

      "Lock-Box Account" means any bank account in which Collections (other than Collections of Receivables with respect to which the Obligors are Excluded Obligors) are received or deposited.

      "Lock-Box Agreement" means a letter agreement, in substantially the form of Exhibit 5.01(i), between Seller and any Lock-Box Bank.

      "Lock-Box Bank" means any of the banks party to a Lock-Box Agreement holding one or more Lock-Box Accounts for receiving Collections from Pool Receivables.

      "Losses to Liquidations Ratio" means the percentage that (x) the write-offs (net of recoveries) recognized during the six month period ending on the most recent Month End Date on all Receivables owned by Seller was of (y) Collections of such Receivables during such period.

      "Manager" means SCI Systems (Alabama), Inc., an Alabama corporation and the immediate parent company of SCI.

      "Management Agreement" means the Management Agreement, dated as of September 27, 1996, between Manager and Seller, as amended, supplemented or otherwise modified from time to time.

      "Material Adverse Effect" means a material adverse effect on:

            (i) the financial condition, business, assets, prospects or operations of Guarantor and its Subsidiaries, taken as a whole;

            (ii) the ability of Servicer or Guarantor to perform its obligations under this Agreement or the other Agreement Documents to which it is a party;

            (iii) the validity, enforceability, status, perfection or priority of any Purchaser's or the Administrative Agent's interest in the Pool; or

            (iv) the collectibility or enforceability of a significant portion of the Pool Receivables.

      "Maximum Assignment Amount" equals, for any Bank Purchaser in the Quincy Related Group, an amount equal to (A) 1.02 multiplied by its aggregate Commitment (used and unused) minus (B) the aggregate Purchaser's Investment of such Bank Purchaser.

      "Month End Date" means the last day of each fiscal month.

      "Moody's" means Moody's Investors Service, Inc., and any successor thereto.

      "Negative Spread Fee" has the meaning set forth in Appendix B.

      "Net Income" means, as applied to any Person for any fiscal period, the aggregate amount of net income (or net loss) of such Person, after taxes, for such period as determined in accordance with GAAP.

      "Net Pool Balance" has the meaning set forth in Section 2.04(a).

      "Obligor" means a Person obligated to make payments with respect to a Receivable.

      "Original Receivables Agreement" has the meaning set forth in the Background.

      "Originator Loan" is defined in the applicable Second Tier Sale Agreement.

      "Originator Note" is defined in the applicable Second Tier Sale Agreement.

      "Originators" means SCI, SCI Systems (Canada), Inc., a Canadian corporation formed under the laws of the Province of Quebec, SCI Brockville Corp., a Nova Scotia Company and their respective successors and permitted assigns.

      "Owner" means, for each Purchase, the Purchasers funding such Purchase; provided, however, that, upon any assignment of any interest in the Undivided Interest (or portion thereof) made in accordance with Article XII, the assignee thereof shall be the Owner of such interest in the Undivided Interest (or portion thereof).

      "Percentage" with respect to any Purchaser means the percentage set forth opposite such Purchaser's name on Schedule I hereto.

      "Periodic Report" means a report in substantially the form of Exhibit 3.04(a) or such other form acceptable to the Purchasers.

      "Permitted Subordinated Debentures" means debentures contemplated to be issued from time to time by Guarantor after the date of the Original Agreement that (i) are subordinated in writing to all obligations of Guarantor, SCI and Seller hereunder, such subordination provisions to be on terms and conditions reasonably satisfactory in all respects to the Required Purchasers (approval under the Bank Credit Agreement constitutes approval hereunder) and (ii) do not exceed $800,000,000 in the aggregate at any time.

      "Person" means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

      "Pool" has the meaning set forth in Section 2.01.

      "Pool Receivable" means a Receivable in the Receivables Pool.

      "Program Fee Rate" has the meaning set forth in the Fee Letter.

      "Program Support Agreement" with respect to any Conduit Purchaser means and includes the Liquidity Agreement to which such Conduit Purchaser is a party and any other agreement entered into by any Program Support Provider providing for the issuance of one or more letters of credit for the account of such Conduit Purchaser, the issuance of one or more surety bonds for which such Conduit Purchaser is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, the sale by such Conduit Purchaser to any Program Support Provider of interests in the Undivided Interest (or portions thereof) and/or the making of loans and/or other extensions of credit to such Conduit Purchaser in connection with such Conduit Purchaser's securitization program, together with any letter of credit, surety bond or other instrument issued thereunder.

      "Program Support Provider" with respect to any Conduit Purchaser means and includes the Liquidity Banks party to the Liquidity Agreement with such Conduit Purchaser and any other or additional Person (other than any customer of such Conduit Purchaser) now or hereafter extending credit or having a commitment to extend credit to or for the account of such Conduit Purchaser or issuing a letter of credit, surety bond or other instrument to support any obligations arising under or in connection with such Conduit Purchaser's securitization program.

      "Purchase" has the meaning set forth in Section 1.01(a).

      "Purchase and Sale Agreement" means a Purchase and Sale Agreement between SCI and an Originator, as it may be amended, supplemented or otherwise modified from time to time.

      "Purchase and Sale Termination Date" means the earlier of the End Date and the termination of the Commitments under Section 10.02.

      "Purchase Limit" has the meaning set forth in Section 1.02(a).

      "Purchase Termination Date" has the meaning set forth in Section 1.06.

      "Purchaser" means any of the Conduit Purchasers or the Bank Purchasers, and "Purchasers" means all of the Conduit Purchasers and the Bank Purchasers.

      "Purchaser Rate" has the meaning set forth in Appendix B.

      "Purchaser's Interest" means, with respect to any Purchaser, all of such Purchaser's right, title and interest in the Pool and the Agreement Documents.

      "Purchaser's Investment" has the meaning set forth in Section 2.03.

      "Purchasers' Share" has the meaning set forth in Section 2.05.

      "Quincy" has the meaning set forth in the preamble.

      "Rate Variance Factor" has the meaning set forth in Appendix B.

      "RCC" has the meaning set forth in the preamble.

      "Receivable" means any right to payment from a Person, whether constituting an account, chattel paper, instrument or general intangible, arising from the sale by any Originator of merchandise or services rendered by such Originator, as the case may be, and includes the right to payment of any interest or finance charges and other obligations of such Person with respect thereto.

      "Receivables Pool" means at any time all then outstanding Receivables as to which the Obligors thereunder are Designated Obligors. If a Receivable is a Pool Receivable on the day immediately preceding the Facility Termination Date, such Receivable shall continue to be considered a Pool Receivable at all times thereafter.

      "Regulation D" means Regulation D of the Federal Reserve Board, or any other regulation of the Federal Reserve Board that prescribes reserve requirements applicable to nonpersonal time deposits or "Eurocurrency Liabilities" as currently defined in Regulation D, as in effect from time to time.

      "Regulatory Change" means, relative to any Affected Party

            (a) any change in (or the adoption, implementation, phase-in or commencement of effectiveness of) any

                  (i) United States federal or state law or foreign law
            applicable to such Affected Party;

                  (ii) regulation, interpretation, directive, requirement or request (whether or not having the force of law) applicable to such Affected Party of (A) any court, government authority charged with the interpretation or administration of any law referred to in clause (a)(i) or of (B) any fiscal, monetary or other authority having jurisdiction over such Affected Party; or

                  (iii) generally accepted accounting principles or regulatory accounting principles applicable to such Affected Party and affecting the application to such Affected Party of any law, regulation, interpretation, directive, requirement or request referred to in clause (a)(i) or (a)(ii) above; or

            (b) any change in the application to such Affected Party of any existing law, regulation, interpretation, directive, requirement, request or accounting principles referred to in clause (a)(i), (a)(ii) or (a)(iii) above.

      "Reinvestment" has the meaning set forth in Section 1.01(b).

      "Related Administrator" with respect to (i) Quincy means BofA and (ii) Amsterdam means ABN.

      "Related Bank Purchaser" with respect to any Conduit Purchaser means each Bank Purchaser designated as a "Related Bank Purchaser" for such Conduit Purchaser on Schedule I hereto.

      "Related Group" means each of (i) Quincy and its Related Bank Purchasers and Related Administrator, and (ii) Amsterdam and its Related Bank Purchasers and Related Administrator.

      "Related Security" means, with respect to any Pool Receivable: (a) all of Seller's and the related Originator's right, title and interest in, under and to all security agreements or other agreements that relate to such Pool Receivable;
(b) all of Seller's and the related Originator's interest in the merchandise (including returned merchandise), if any, relating to the sale which gave rise to such Pool Receivable; (c) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Pool Receivable, whether pursuant to the Contract related to such Pool Receivable or otherwise; (d) all UCC financing statements or similar filings covering any collateral securing payment of such Pool Receivable; (e) all guarantees and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Pool Receivable whether pursuant to the Contract related to such Pool Receivable or otherwise; and (f) all of Seller's rights and claims under the Purchase and Sale Agreement and the Second Tier Sale Agreements.

      "Remaining Collections" has the meaning set forth in Section 3.01(a)(ii).

      "Required Allocation" at any time means the sum of the Total Purchasers' Investment, Discount Factor, Servicer's Fee Reserve and Credit Reserve at such time as calculated pursuant to Section 2.02.

      "Required Allocation Limit" has the meaning set forth in Section 1.02(b).

      "Required Purchasers" means the Bank Purchasers having aggregate Percentages of 60% or more (but not less than two Bank Purchasers).

      "Requirement of Law" for any Person shall mean the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

      "Run Off Day" means any of (a) each day which occurs on or after the date designated by the Administrative Agent or the Required Purchasers to Seller to be the "Run Off Commencement Date" during a time when any of the conditions precedent set forth in Section 5.02 are not satisfied, (b) each day which occurs on or after the Termination Date or (c) each day which occurs on or after the Seller shall have given written notice to the Administrative Agent and each Bank Purchaser that it no longer wishes to sell the Undivided Interest in the Receivables Pool pursuant to this Agreement.

      "Run Off Discount" has the meaning set forth in Appendix B.

      "Run Off Period" means one or more successive Run Off Days.

      "Run Off Servicer's Fee" has the meaning set forth in Appendix B.

      "Sales-Based Default Ratio" means, as of any Month End Date, the ratio, expressed as a percentage, of (i) the aggregate Unpaid Balance of all Pool Receivables that were more than 91, but less than 120, days past due for the three successive months occurring immediately prior to the month ending on such Month End Date, plus the aggregate write-offs for the month ending on such Month End Date and for the immediately preceding two months, divided by (ii) the aggregate billings for the fifth, sixth and seventh preceding months. For example, as of April 30, the numerator of the Sales-Based Default Ratio would be the aggregate Unpaid Balance of all Pool Receivables that were more than 91, but less than 120, days past due as of January 31, February 28 and March 31, plus the aggregate write-offs for the months of February, March and April; the denominator of the Sales-Based Default Ratio would be the aggregate billings for the months of October, November and December. For purposes of calculating the Sales-Based Default Ratio (i) for the months of October, November and December of 1999, Receivables owed by Monorail shall be excluded , (ii) for the month of January of 2000, Receivables owed by Compaq shall be excluded and (iii) for the month of February of 2001, Receivables owed by Echostar shall be excluded.

      "Sales-Based Dilution Ratio" as of any Month End Date means (a) the aggregate reduction in the Unpaid Balance of Pool Receivables attributable to Dilution Factors which Dilution Factors were granted during the month ending on such Month End Date, divided by (b) billings for the third month preceding such Month End Date.

      "Second Tier Sale Agreements" means, collectively, each Second Tier Sale Agreement between an Originator and Seller, as it may be amended, supplemented or otherwise modified from time to time.

      "Second Tier Sale Termination Event" has the meaning set forth in the applicable Second Tier Sale Agreement.

      "S&P" means Standard and Poor's Ratings Group, a division of McGraw Hill, Inc., and any successor thereto.

      "Scheduled Facility Termination Date" has the meaning set forth in Section 1.05(a).

      "SCI" has the meaning set forth in the preamble.

      "SCI Party" means each of SCI, Seller, Guarantor and each Originator.

      "SEC" means the Securities and Exchange Commission.

      "Seller" has the meaning set forth in the preamble.

      "Seller Material Adverse Effect" means a material adverse effect on:

            (i) the financial condition, business, assets, prospects or operations of Seller;

            (ii) the ability of Seller to perform its obligations under this Agreement or the other Agreement Documents to which it is a party;

            (iii) the validity, enforceability, status, perfection or priority of any Purchaser's or the Administrative Agent's interest in the Pool; or

            (iv) the collectibility or enforceability of a significant portion of the Pool Receivables.

      "Servicer" has the meaning set forth in Section 8.01(a).

      "Servicer Transfer Event" has the meaning set forth in Section 8.01(b).

      "Servicer's Fee" has the meaning set forth in Appendix B.

      "Servicer's Fee Reserve" has the meaning set forth in Appendix B.

      "Settlement Date" means the 15th day of each month or if such day is not a Business Day, the next succeeding Business Day, commencing July 17, 2000; provided, that the initial Settlement Date with respect to amounts accrued prior to the date hereof shall be June 20, 2000.

      "Settlement Period" means each period from and including a Settlement Date to but excluding the next succeeding Settlement Date; provided, however that with respect to the first Settlement Period occurring after the date hereof, the period from the date hereof through July 17, 2000.

      "Special Concentration Limit" has the meaning set forth in Section
2.04(c).

      "Spike Factor" means (i) the Dilution Spike minus the Expected Dilution Ratio at such time, times (ii) the Dilution Spike divided by the Expected Dilution at such time.

      "Subordinated Debt" means (i) the Permitted Subordinated Debentures and
(ii) any other Indebtedness of Guarantor or any Subsidiary of Guarantor which is subordinated in writing to all obligations of Guarantor or such Subsidiary on terms and conditions satisfactory in all respects to the Required Purchasers and approved in writing by the Required Purchasers (which approval shall not be unreasonably withheld or delayed) including, without limitation, with respect to interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies and subordination provisions.

      "Subsidiary" of any Person shall mean a corporation or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, including through other Subsidiaries, by such Person.

      "Successor Notice" has the meaning set forth in Section 8.01(b).

      "Support Termination Date" for any Bank Purchaser means the date set forth opposite such Bank Purchaser's name on Schedule I, as such date may be extended from time to time with the written consent of such Bank Purchaser.

      "Termination Date" means the Facility Termination Date.

      "Termination Event" has the meaning set forth in Section 10.01.

      "Total Capital" means, as to any Person at a particular date, the sum of
(i) all items which would, in accordance with GAAP, be properly classified on the balance sheet of such Person as (A) total shareholders' equity plus (B) long-term deferred income taxes, plus (ii) Total Debt.

      "Total Debt" means, as to any Person at a particular date, the sum of all items which would, in accordance with GAAP, be properly classified on such Person's balance sheet as (i) short-term debt for money borrowed, plus (ii) current maturities of long-term debt, plus (iii) long-term debt, including, without limitation, with respect to Guarantor, the Subordinated Debt and to the extent issued, the Permitted Subordinated Debentures.

      "Total Purchasers' Investment" at any time means the sum of the Purchaser's Investment for all Purchasers hereunder.

      "Trigger Event" shall be deemed to have occurred and be continuing if (i) the Guarantor does not maintain at least one investment grade long-term senior debt rating by S&P, Moody's or Fitch, Inc. and (ii) any Purchaser has provided notice to the Seller and the Servicer that Accounts Payable Amounts are to be deducted from the Net Pool Balance.

      "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

      "Undivided Interest" has the meaning set forth in Section 2.01.

      "Unmatured Termination Event" means any event which, with the giving of notice or lapse of time, or both, would become a Termination Event.

      "Unpaid Balance" of any Receivable means at any time the sum of (x) the unpaid principal amount thereof, minus (y) any amounts representing any sales or other similar tax.

      "Wholly Owned Subsidiary" means a Subsidiary all of whose issued and outstanding capital stock (other than directors' qualifying shares) is owned by Guarantor or another Wholly Owned Subsidiary.

      B. Other Terms. All accounting terms not specifically defined herein shall be construed in of New York, and not specifically defined herein, are used herein as defined in such Article 9.

      C. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

                                   APPENDIX B

                       CALCULATION OF DISCOUNT AND RESERVE

      This is Appendix B to the Second Amended and Restated Receivables Purchase Agreement dated as of June 14, 2000 among SCI Funding, Inc., as Seller, SCI Technology, Inc., as initial Servicer, SCI Systems, Inc., as Guarantor, Receivables Capital Corporation, as Exiting Purchaser, Quincy Capital Corporation and Amsterdam Funding Corporation, as Conduit Purchasers, Bank of America, National Association, and ABN AMRO Bank N.V., as Bank Purchasers, and Bank of America, National Association, as Administrative Agent (as amended, supplemented or otherwise modified from time to time, and including the Original Agreement for as long as it was in effect, the "Agreement"). Capitalized terms used in this Appendix B without definition have the meanings assigned to such terms in Appendix A to the Agreement. Each reference in this Appendix B to any Section refers to such Section of the Agreement. Each reference in this Appendix B to any Part refers to the part of this Appendix B so designated.

                                      INDEX

                                     PART I
                                 DISCOUNT FACTOR

Sub-
Part      Term                                                          Page No.
----      ----                                                          --------

   A.       Discount Factor.................................................B-2
   B.       Earned Discount.................................................B-3
   C.       Negative Spread Fee.............................................B-3
   D.       Run Off Discount................................................B-4
   E.       Rate Definitions ...............................................B-4
             Alternate Reference Rate.......................................B-4
             Bank Rate......................................................B-5
             Bank Rate Spread...............................................B-5
             Commercial Paper Rate..........................................B-5
             Eurodollar Rate (Reserve Adjusted).............................B-7
             Pricing Grid Margin............................................B-8
             Purchaser Rate.................................................B-8
   F.       Rate Variance Factor............................................B-9

                                     PART II

                                 CREDIT RESERVE

Sub-
Part      Term                                                          Page No.
----      ----                                                          --------

   A.       Credit Reserve..................................................B-9

                                    PART III

                                DILUTION RESERVE

   A.       Dilution Reserve................................................B-9

                                     PART IV

                             SERVICER'S FEE RESERVE

  A.        Servicer's Fee Reserve......................................... B-9
  B.        Servicer's Fee..................................................B-10
  C.        Run Off Servicer's Fee. . . . . . . . . . . ....................B-10

                                     PART V

                            ADJUSTED AVERAGE MATURITY

   A.       Adjusted Average Maturity.......................................B-10
   B.       Average Maturity................................................B-11

                                    --------

                                     PART I
                                 DISCOUNT FACTOR

      A. Discount Factor. The "Discount Factor" at any time in a Settlement Period means an amount determined as follows:

      DF = ED + ROD

      where:

      DF = the Discount Factor at such time;

      ED = Earned Discount for all Purchasers accrued and unpaid at such time, as determined pursuant to Part I.B;

      ROD = Run Off Discount at such time, as determined pursuant to Part I.D.

      B. Earned Discount. The "Earned Discount" with respect to any Purchaser for each day in a related Settlement Period means an amount determined as follows:

      ED = PI x PR x 1/360 + NSF (if any);

provided, however, that if, pursuant to the definition of "Purchaser Rate" in
Part I.E., different Purchaser Rates would apply to different portions of such Purchaser's Purchaser's Investment, then Earned Discount shall be calculated separately with respect to each such portion, and the Earned Discount for such Purchaser shall be the sum of the Earned Discount so calculated for such portions;

      where:

      ED = Earned Discount accrued on such day;

      PI = the Purchaser's Investment of such Purchaser on such day, as determined pursuant to Section 2.03; and

      PR = the Purchaser Rate of such Purchaser on such day, as defined in
           Part I.E.

      NSF = the Negative Spread Fee on such day, as defined in Part C.

No provision of the Agreement shall require the payment or permit the collection of Earned Discount in excess of the maximum permitted by applicable law. Earned Discount shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

      C. Negative Spread Fee. The "Negative Spread Fee" means with respect to any Purchaser for each day in any Settlement Period during which any Run Off Day or Termination Date occurs, the amount, if any, by which;

            (i) the additional Earned Discount (calculated without taking into account any Negative Spread Fee) which would have accrued on the reductions of the related Purchaser's Investment during such Settlement Period (as so computed) if such reductions had remained as Purchaser's Investment, exceeds

            (ii) the income, if any, received by such Purchaser from such Purchaser's investing the proceeds of such reductions of its Purchaser's Investment.

      D. Run Off Discount. The "Run Off Discount" at any time means an amount determined as follows:

            ROD = (PI x (PR + RVF) x AAM) / 360

            where:

            ROD = the Run Off Discount at such time;

            PI =  the Total Purchasers' Investment at such time;

            PR =  the Alternate Reference Rate at such time;

            AAM = the Adjusted Average Maturity of the Receivables Pool, as
                  determined pursuant to Part V; and

            RVF = the Rate Variance Factor deemed to be in effect at such time, as determined pursuant to Part I.F.

      E. Rate Definitions. The "Alternate Reference Rate" means, on any date, a fluctuating rate of interest per annum equal to the higher of

            (a) the rate of interest most recently announced by BofA at its principal office in Charlotte, North Carolina as its reference rate; and

            (b) the Federal Funds Rate (as defined below) most recently determined by BofA plus 1.0% per annum.

For purposes of this definition, "Federal Funds Rate" means, for any day, the average of (i) the rates per annum as determined by the applicable Bank Purchaser at which overnight Federal funds are offered to such Bank Purchaser for such day by major banks in the interbank market, and (ii) if the applicable Bank Purchaser is borrowing overnight funds from a Federal Reserve Bank that day, the rates per annum at which such overnight borrowings are made on that day. Each determination of the Federal Funds Rate by the applicable Bank Purchaser shall be conclusive and binding on the Seller except in the case of manifest error.

The Alternate Reference Rate is not necessarily intended to be the lowest rate of interest determined by the Administrative Agent or the Bank Purchasers in connection with extensions of credit.

      "Bank Rate" for any Settlement Period means an interest rate per annum equal to the sum of (a) the Bank Rate Spread, plus (b) the Eurodollar Rate (Reserve Adjusted) for such Settlement Period; provided, however, that if (i) it shall become unlawful for the Administrative Agent or any Bank Purchaser or Program Support Provider to obtain funds in the offshore dollar interbank market in order to fund any Purchase or to maintain any interest in the Undivided Interest, or if such funds shall not be reasonably available to the Administrative Agent or any Bank Purchaser or Program Support Provider, or (ii) there shall not be time prior to the commencement of an applicable Settlement Period to determine a Eurodollar Rate in accordance with its terms, then the "Bank Rate" for any Settlement Period shall be equal to the Alternate Reference Rate in effect from time to time during such Settlement Period.

      "Bank Rate Spread" means 0.25% plus the all-in drawn margin over the Eurodollar Rate (or comparable rate) then applicable in the Bank Credit Agreement (or if the Bank Credit Agreement has been terminated or is no longer in effect, in the replacement revolving credit agreement or, if there is no such replacement, such margin as would have been in effect if the Bank Credit Agreement were effective at such time).

      "Commercial Paper Rate" means, for any Conduit Purchaser for any Settlement Period for any portion of its Purchaser's Investment funded by issuing Commercial Paper Notes, a rate per annum equal to the sum of (i) the rate or, if more than one rate, the weighted average of the rates per annum at which such Conduit Purchaser's Commercial Paper Notes having a term selected by its Related Administrator and issued (or allocated by its Related Administrator from time to time during such period, but which may also be allocated to the funding of other assets of such Conduit Purchaser) to fund such portion of the Purchaser's Investment was or may be sold by any placement agent or commercial paper dealer selected by its Related Administrator, as agreed between each such agent or dealer and its Related Administrator, plus (ii) 0.05% per annum, representing the commissions and other charges charged by such placement agent or commercial paper dealer with respect to such Commercial Paper Notes expressed as a percentage of the face amount of such Commercial Paper Notes and converted to an interest-bearing equivalent rate per annum, plus (iii) certain documentation and transaction costs directly associated with the issuance of such Commercial Paper Notes, as are customarily charged by such Conduit Purchaser to its customers in similar transactions (including incremental carrying costs incurred with respect to Commercial Paper Notes maturing on dates other than those on which corresponding funds are received by the Conduit Purchaser), plus
(iv) costs of other related borrowings by such Conduit Purchaser, including borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market, expressed as a percentage of the face amount of such Commercial Paper Notes and converted to an interest-bearing equivalent rate per annum; provided, however that if any component of such rate is a discount rate, in calculating the "Commercial Paper Rate", such Conduit Purchaser shall for such component use the rate resulting from converting such discount rate to an interest-bearing equivalent rate per annum.

      "Eurodollar Rate (Reserve Adjusted)" means, with respect to any Settlement Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

            Eurodollar Rate   =  Eurodollar Rate
           (Reserve Adjusted)      1-Eurodollar
                                Reserve Percentage

where:

      "Eurodollar Rate" means, with respect to any Settlement Period, the rate per annum at which Dollar deposits in immediately available funds are offered to the Eurodollar Office of the related Bank Purchaser two Eurodollar Business Days prior to the beginning of such period by prime banks in the offshore dollar interbank market at or about the relevant local time of such Eurodollar Office, for delivery on the first day of such Settlement Period, for the number of days comprised therein and in an amount equal or comparable to the amount of the related Purchaser's Investment.

      "Relevant local time" as to any Eurodollar Office shall mean 11:00 a.m., London time when such Eurodollar Office is located in Europe or the Middle East, or 11:00 a.m., New York time, when such Eurodollar Office is located in North America or the Caribbean.

      "Eurodollar Business Day" means a day of the year on which dealings are carried on in the offshore dollar interbank market of the related Bank Purchaser's Eurodollar Office and banks are open for business in the location of the related Bank Purchaser's Eurodollar Office and are not required or authorized to close in New York City.

      "Eurodollar Office" shall mean the office of the related Bank Purchaser located in the Cayman Islands, Grand Cayman B.W.I. or such other office or offices through which such Bank Purchaser determines the Eurodollar Rate. A Eurodollar Office of the related Bank Purchaser may be, at the option of such Bank Purchaser, either a domestic or foreign office.

      "Eurodollar Reserve Percentage" means, with respect to any Yield Period, the reserve percentage (expressed as a decimal and rounded upward to the nearest 1/100th of 1%) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the Federal Reserve Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the Federal Reserve Board, of the related Bank Purchaser having a term approximately equal or comparable to such Settlement Period.

      "Purchaser Rate" for any Purchaser for any Settlement Period means:

            (a) in all cases other than one referred to in clause (b) or (c) of this definition, the sum of (i) the Commercial Paper Rate of such Purchaser for such Settlement Period plus (ii) the Program Fee Rate;

            (b) in the case of the portion of such Purchaser's Purchaser's Investment (i) owned by any Program Support Provider or any other assignee (other than a Conduit Purchaser), or funded pursuant to a Program Support Agreement, (ii) funded by a Funding, or (iii) funded by a Bank Purchaser and at a time when clause (c) of this definition is not applicable, the Bank Rate for such Undivided Interest (or such portion) for such Settlement Period; and

            (c) when a Termination Event has occurred and is continuing, a rate per annum equal for each day during such Settlement Period to the Alternate Reference Rate in effect on such day plus 2% per annum.

      F. Rate Variance Factor. The "Rate Variance Factor" means such percentage per annum not exceeding 2% as the Administrative Agent (upon direction of the Required Purchasers) may designate from time to time.

                                     PART II

                                 CREDIT RESERVE

      A. Credit Reserve. The "Credit Reserve" on any day means an amount determined in accordance with the definition of Credit Reserve in Appendix A.

                                    PART III

                                DILUTION RESERVE

      A. Dilution Reserve. The "Dilution Reserve" on any day means an amount determined in accordance with the definition of Dilution Reserve in Appendix A.

                                     PART IV

                             SERVICER'S FEE RESERVE

      A. Servicer's Fee Reserve. The "Servicer's Fee Reserve" at any time means an amount determined as follows:

            SFR = SF + ROSF

      where:

            SFR   = the Servicer's Fee Reserve at any time;

            SF    = the unpaid Servicer's Fee accrued to such time and unpaid as determined pursuant to Part IV.B; and

            ROSF  = the Run Off Servicer's Fee at such time, as determined pursuant to Part IV.C.

      B. Servicer's Fee. The "Servicer's Fee" relating to any Undivided Interest accrued for any day means

            (i) an amount equal to (x) 0.50% per annum, times (y) the amount of the Total Purchasers' Investment at the close of business on such day, times (z) 1/360; or

            (ii) on and after Servicer's reasonable request made at any time when Seller or any of its Affiliates shall no longer be Servicer, an alternative amount specified by Servicer not exceeding (x) 110% of Servicer's cost and expenses of performing its obligations under the Agreement during the Settlement Period when such day occurs, divided by
      (y) the number of days in such Settlement Period.

      C. Run Off Servicer's Fee. The "Run Off Servicer's Fee" at any time means an amount equal to

            (x) Total Purchasers' Investment at such time, times

            (y) (A) the percentage per annum set forth in clause (i)(x) of the definition of "Servicer's Fee", or (B) if Servicer's Fee is calculated pursuant to clause (ii) of such definition, the percentage per annum determined for each day by dividing the amount of the Servicer's Fee accrued for such day by the Total Purchasers' Investment at the close of business on such day, multiplying the quotient by 360 and expressing the product as a percentage, times

            (z) a fraction, the numerator of which is the number of days equal to the then Adjusted Average Maturity, and the denominator of which is 360 days.

                                     PART V

                            ADJUSTED AVERAGE MATURITY

      "Adjusted Average Maturity" means, on any day, the product of (i) three
(3) times (ii) the Average Maturity for such day.

      "Average Maturity" means, on any day, that time period (expressed in days) equal to the weighted average maturity of the Pool Receivables as shall be calculated by Servicer, as set forth in the most recent Periodic Report in accordance with the provisions thereof. If the Administrative Agent shall disagree with any such calculation, the Administrative Agent may recalculate the Average Maturity for such day, which calculation shall, absent manifest error, be binding upon Servicer, Seller and the Purchasers.

                                   SCHEDULE I
                            PURCHASERS - COMMITMENTS


                     Related                                  Conduit       Support
   Name of Bank      Conduit                                  Related     Termination
    Purchaser       Purchaser     Commitment    Percentage   Percentage      Date
--------------------------------------------------------------------------------------------
Bank of America,   Quincy
National           Capital
Association        Corporation   $120,000,000   57.1429%     100.0000%     November 10, 2001
--------------------------------------------------------------------------------------------
                   Amsterdam
ABN AMRO           Funding
Bank, N.V.         Corporation   $90,000,000    42.8571%     100.0000%     November 10, 2001
--------------------------------------------------------------------------------------------

                                SCHEDULE 2.04(c)
                          SPECIAL CONCENTRATION LIMITS

Obligor Name            Commercial Paper/            Special
                           Short-Term          Concentration
                          Debt Rating*                 Limit

Hewlett-Packard      A-1+/P-1                            40%
   Company           A-1/P-1 or better                   30%
                     A-2/P-2                             10%
                     below A-2/P-2                        5%

Nortel               A-1/P-1                             30%
                     A-2/P-2 or better                   10%
                     below A-2/P-2                        5%

* The ratings from each of Standard and Poor's and Moody's must be maintained; if the two ratings are different, the Special Concentration Limit shall be determined by reference to the lower rating.

                   COMPARISON OF FOOTNOTES

-FOOTNOTE 1-
/Conformed as amended by the Second Amendment dated as of August 10, 2001.

                   COMPARISON OF HEADERS

-HEADER 1-
EXHIBIT A

                   COMPARISON OF FOOTERS

-FOOTER 1-
8834883 94169752

-FOOTER 2-
Footer Discontinued

-FOOTER 3-
SECOND AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

-FOOTER 4-
B-1

This redlined draft, generated by CompareRite (TM) - The Instant Redliner, shows the differences between -

original document : C:\WINDOWS\TEMP\CHDB03_8834883_6
and revised document: C:\WINDOWS\TEMP\CHDB03_8834883_9

CompareRite found 60 change(s) in the text
CompareRite found  2 change(s) in the notes

Deletions appear as Strikethrough text
Additions appear as Bold+Dbl Underline text

                               SECOND AMENDMENT TO
           SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

      This Second Amendment to Second Amended and Restated Receivables Purchase Agreement, dated as of August 10, 2001 (this "Amendment"), is among SCI FUNDING, INC. ("Seller"), SCI TECHNOLOGY, INC. ("SCI"), SCI SYSTEMS, INC. ("Guarantor"), the Purchasers party hereto (the "Purchasers"), and BANK OF AMERICA, N.A., a national banking association, as administrative agent for the Purchasers ("Administrative Agent").

                                   Background

      1. Seller, SCI, Guarantor, Purchasers and the Administrative Agent are parties to that certain Second Amended and Restated Receivables Purchase Agreement, dated as of June 14, 2000 (as amended prior to the date hereof, the "Receivables Purchase Agreement").

      2. The parties hereto desire to amend the Receivables Purchase Agreement in certain respects as set forth herein.

      NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows.

      SECTION 1. Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.

      SECTION 2. Amendments to the Receivables Purchase Agreement.

            2.1. Effective as of the date hereof, the Receivables Purchase Agreement is hereby amended to incorporate the changes shown on the marked pages of the Receivables Purchase Agreement (conformed as amended) attached hereto as Exhibit A.

      SECTION 3. Assignment on Date Hereof. On the date hereof, Four Winds Funding Corporation shall assign and transfer to (i) Quincy Capital Corporation all of its right, title and interest in and to that portion of its Purchaser's Investment and the related Undivided Interest under the Receivables Purchase Agreement equal to $29,340,000 upon receipt from Quincy Capital Corporation of $29,340,000 in immediately available funds by 11:00 a.m. New York City time, and
(ii) Amsterdam Funding Corporation all of its right, title and interest in and to that portion of its Purchaser's Investment and the related Undivided Interest under the Receivables Purchase Agreement equal to $22,005,000 upon receipt from Amsterdam Funding Corporation of $22,005,000 in immediately available funds by

11:00 a.m. New York City time. Each such assignment is made without recourse except that Four Winds Funding Corporation hereby represents and warrants that it has not created any Adverse Claim upon or with respect to its Purchaser's Investment or its interest in the Undivided Interest. From and after the date hereof and following payment of the amounts specified above and in the following sentence, Four Winds Funding Corporation and Commerzbank Aktiengesellschaft shall no longer be parties to the Receivables Purchase Agreement. The Earned Discount and other amounts due and payable to Four Winds Funding Corporation and Commerzbank Aktiengesellschaft through the date hereof shall be payable by the Seller on the date hereof in immediately available funds by 11:00 a.m. New York City time.

      SECTION 4. Upfront Fee. On the date hereof, the Seller shall pay to each Bank Purchaser an upfront fee equal to 0.03% multiplied by such Bank Purchaser's Commitment.

      SECTION 5. Representations and Warranties. Each of Seller, SCI and Guarantor hereby represent and warrant that (i) the representations and warranties set forth in Article VI of the Receivables Purchase Agreement are true and correct on and as of the date of this Amendment as though made on and as of such date and shall be deemed to have been made on such date (except to the extent they relate solely to an earlier date, in which event they were true and correct as of such earlier date) and (ii) after giving effect to this Amendment, no event has occurred and is continuing, or would result from this Amendment, that constitutes a Termination Event or Unmatured Termination Event.

      SECTION 6. Miscellaneous. The Receivables Purchase Agreement, as amended hereby, remains in full force and effect. Any reference to the Receivables Purchase Agreement from and after the date hereof shall be deemed to refer to the Receivables Purchase Agreement as amended hereby, unless otherwise expressly stated. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Illinois. This Amendment may be executed in any number of counterparts, and by the different parties hereto on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Seller, SCI and Guarantor, jointly and severally, agree to pay on demand all costs and expenses, including all reasonable attorneys' fees and disbursements, actually incurred by the Administrative Agent in connection with the negotiation, preparation, execution or delivery of this Amendment.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers as of the date first above written.

                                       QUINCY CAPITAL CORPORATION,
                                       as a Conduit Purchaser


                                       By
                                          --------------------------------------
                                        Title
                                              ----------------------------------


                                       FOUR WINDS FUNDING CORPORATION,
                                       as a Conduit Purchaser

                                       By: Commerzbank Aktiengesellschaft,
                                           New York Branch, Attorney-in-Fact

                                       By
                                          --------------------------------------
                                        Title
                                              ----------------------------------


                                       By
                                          --------------------------------------
                                        Title
                                              ----------------------------------

                                       AMSTERDAM FUNDING CORPORATION,
                                       as a Conduit Purchaser


                                       By
                                          --------------------------------------
                                        Title
                                              ----------------------------------


                                       BANK OF AMERICA, NATIONAL ASSOCIATION,
                                       as the Administrative Agent


                                       By
                                          --------------------------------------
                                        Title
                                              ----------------------------------


                                                       SECOND AMENDMENT TO
                                                   SECOND AMENDED AND RESTATED
                                       S-1        RECEIVABLES PURCHASE AGREEMENT

                                       BANK OF AMERICA, NATIONAL ASSOCIATION,
                                       as a Bank Purchaser


                                       By
                                          --------------------------------------
                                        Title
                                              ----------------------------------

                                       COMMERZBANK AKTIENGESELLSCHAFT,
                                       NEW YORK BRANCH,
                                       as a Bank Purchaser


                                       By
                                          --------------------------------------
                                        Title
                                              ----------------------------------


                                       By
                                          --------------------------------------
                                        Title
                                              ----------------------------------

                                       ABN AMRO BANK N.V.,
                                       as a Bank Purchaser

                                       By
                                          --------------------------------------
                                        Title
                                              ----------------------------------


                                       By
                                          --------------------------------------
                                        Title
                                              ----------------------------------


                                                       SECOND AMENDMENT TO
                                                   SECOND AMENDED AND RESTATED
                                       S-2        RECEIVABLES PURCHASE AGREEMENT

                                       SCI FUNDING, INC.


                                       By:
                                           -------------------------------------
                                       Name Printed:
                                                     ---------------------------
                                       Its
                                           -------------------------------------


                                       SCI TECHNOLOGY, INC.


                                       By:
                                           -------------------------------------
                                       Name Printed:
                                                     ---------------------------
                                       Its
                                           -------------------------------------


                                       SCI SYSTEMS, INC.


                                       By:
                                           -------------------------------------
                                       Name Printed:
                                                     ---------------------------
                                       Its
                                           -------------------------------------


                                                       SECOND AMENDMENT TO
                                                   SECOND AMENDED AND RESTATED
                                       S-3        RECEIVABLES PURCHASE AGREEMENT